Exhibit 10.39
EXECUTION COPY

SECURITIES PURCHASE AGREEMENT
$30,000,000 PRINCIPAL AMOUNT
OF
SECURED SECOND LIEN NOTES DUE 2014
AND
WARRANTS TO PURCHASE CLASS C UNITS
Dated as of June 27, 2007
among
THE FILM DEPARTMENT LLC,
as the Company
THE FILM DEPARTMENT HOLDINGS LLC,
as one of the Guarantors
THE PURCHASERS NAMED HEREIN
and
GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent
♦ ♦ ♦
GE CAPITAL MARKETS, INC.,
as Sole Placement Agent

i

SCHEDULES

Schedule I	—	Purchaser Information
Schedule II	—	Collection Account Payment Waterfall
Schedule III	—	Initial Operating Budget
Schedule 4.2	—	Consents
Schedule 4.3	—	Ownership of Holdings, the Company and Subsidiaries
Schedule 8.9	—	Transactions with Affiliates
Schedule 12.2	—	Risk Factors
EXHIBITS

Exhibit A	—	Form of Note
Exhibit B	—	Form of Warrant
Exhibit C		Form of Notation of Guaranty
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Guaranty and Security Agreement
Exhibit F	—	Form of Intercreditor Agreement
Exhibit G	—	Form of Notice of Assignment and Distributor’s Acceptance
Exhibit H	—	Form of Accredited Investor Letter

     This SECURITIES PURCHASE AGREEMENT, dated as of June 27, 2007, is entered into among THE FILM DEPARTMENT LLC, a Delaware limited liability company (the “Company”), THE FILM DEPARTMENT HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the Purchasers (as defined below)and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as collateral agent for the Secured Parties (as defined below) (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”).
     The parties hereto agree as follows:
ARTICLE I
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS
     Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:
     “Accredited Investor” has the meaning specified in Section 4.19.
     “Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Company. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Agreement” means this Securities Purchase Agreement.
     “Amended and Restated Holdings LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of The Film Department Holdings LLC to become effective as of the Closing Date, and as the same may be subsequently amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and as permitted by this Agreement.
     “Applicable Default Interest Rate” has the meaning set forth in the Notes.
     “Applicable Interest Rate” has the meaning set forth in the Notes.
     “Applicable Tax Rate” means, with respect to each Fiscal Year, the sum of the actual marginal tax rates applicable to the respective taxpayers under the United States federal income tax laws and applicable state and local income tax laws for such years, taking into account the deductibility of state and local taxes on the corresponding taxpayer’s federal tax return.
     “Approved Completion Guarantor” means any of the Fireman’s Fund Insurance Company, Film Finances, Inc., cineFinance (on behalf of Houston Casualty Company) or another completion guarantor acceptable to the Credit Agreement Administrative Agent (or if all obligations under the Credit Agreement have been paid in full and all commitments thereunder terminated, the Collateral Agent) in its sole discretion.

     “Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.
     “Borrower Liquidity Reserve Accounts” means, collectively, the Interest Reserve Account and the Overhead Reserve Account.
     “Borrower Settlement Statement” means a statement to be delivered by the Company to the Credit Agreement Administrative Agent in respect of the administration of the Collection Account.
     “Borrowing Availability” has the meaning specified in the Credit Agreement (as in effect on the date hereof).
     “Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.
     “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
     “Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.
     “Cash Collateral Account” means a deposit account or securities account in the name of the Company and under the sole control (as defined in the applicable UCC) of the Collateral Agent and the Credit Agreement Collateral Agent.
     “Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, ( c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any lender party to the Credit Agreement or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

     “CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).
     “Change of Control” means the occurrence of any of the following: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Investors, becomes (i) the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50.1%, or more, of the Voting Stock of Holdings having the right to vote for the election of members of the board of directors of Holdings or (ii) entitled to appoint three or more members of the board of directors of Holdings, (b) a Change of Management or (c) Holdings shall cease to own and control legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Voting Stock of all classes of Voting Stock of the Company.
     “Change of Management” means either of the Management Members fails to hold the office of Holdings and the Company that such Management Member holds on the Closing Date or any such Management Member shall fail to devote all of their professional time to the operations of Holdings and the Company and, in each case, a replacement for such Management Member reasonably acceptable to the Administrative Agent shall not have been retained for a period, and on terms, reasonably satisfactory to the Administrative Agent within 90 days of the occurrence of either such event (such period, the “Replacement Period”); provided, however, that a “Change of Management” shall occur immediately without giving effect to any Replacement Period if both Management Members (or the replacements thereof approved in accordance with the preceding clause) fail to hold the office of Holdings and the Company that such Management Members (or the approved replacements thereof) holds on the Closing Date and/or such Management Members (or the approved replacements thereof) shall fail to devote all of their professional time to the operations of Holdings and the Company.
     “Closing Date” has the meaning specified in Section 3.1(b).
     “Code” means the U.S. Internal Revenue Code of 1986.
     “Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Note Party in or upon which a Lien is granted or purported to be granted pursuant to any Note Document.
     “Collection Account” means a Cash Collateral Account maintained with a Collection Bank and designated as ‘The Film Department Collection Account’.
     “Collection Account Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among the Company, the Collateral Agent, the Credit Agreement Administrative Agent, the Credit Agreement Collateral Agent, the Collection Bank and the other parties thereto pursuant to which amounts on deposit in the Collection Account are administered and allocated to satisfy the payment obligations of the Company in accordance with the payment waterfall set forth on Schedule II hereto.
     “Collection Bank” means any depositary bank acceptable to the Credit Agreement Administrative Agent (or if all obligations under the Credit Agreement have been paid in full and all commitments thereunder terminated, the Collateral Agent) in its reasonable credit judgment.
     “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds and tax refunds).
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.

     “Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.
     “Consolidated Net Worth” means the value of the following calculated in conformity with GAAP: total assets (including all cash and Cash Equivalents and all amounts in the Borrower Liquidity Reserve Accounts) plus the funded principal amount of the Notes, less total liabilities (exclusive of the funded principal amount of the Notes) and all capitalized closing fees and expenses (if any) attributable to the initial closing contemplated hereby and the Related Transactions.
     “Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement, limited liability company agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.
     “Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Note Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.
     “Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the Credit Agreement Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Note Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.
     “Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Note Party.
     “Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Note Party.
     “Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
     “Corporate Chart” means a document in form reasonably acceptable to the Credit Agreement Administrative Agent (or, if all obligations under the Credit Agreement have been paid in full and all commitments thereunder terminated, the Collateral Agent) setting forth, as of a date set forth therein, for each Person that is a Note Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Note Party or any Subsidiary of any of them.
     “Credit Agreement” means the Credit Agreement dated as of June 27, 2007 among the Company, the lenders and letter of credit issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent thereunder, as the same may be amended, restated, supplemented, replaced, refunded or refinanced in whole or in part from time to time (and whether or not with the original agents and lenders or other agents and lenders).
     “Credit Agreement Administrative Agent” means the Person designated as the “administrative agent” for the lenders party to and other secured parties identified in the Credit Agreement, together with its successors and assigns. On the Closing Date, the “Credit Agreement Administrative Agent” is General Electric Capital Corporation.
     “Credit Agreement Collateral Agent” means the Person designated as the “collateral agent” for the lenders party to and other secured parties identified in the Credit Agreement, together with its successors and assigns. On the Closing Date, the “Credit Agreement Collateral Agent” is General Electric Capital Corporation.
     “Credit Agreement Documents” means, collectively, the Credit Agreement and any other document related to the foregoing.
     “Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.
     “Disclosure Documents” means, collectively, (a) all confidential information memoranda and related materials prepared in connection with the syndication of (i) the revolving credit facility established pursuant to the Credit Agreement and (ii) the Notes and Warrants and (b) all other documents filed by any Group Member with the United States Securities and Exchange Commission.
     “Dollars” and the sign “$ each mean the lawful money of the United States of America.
     “Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the Code.
     “Domestic Territory” means the United States of America or any political subdivision thereof.
     “E-Fax” means any system used to receive or transmit faxes electronically.
     “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
     “Eligible Purchasers” has the meaning specified in Section 4.19.
     “Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the

Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).
     “Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any-claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.
     “Equity Investment” means the cash equity contribution from certain investors disclosed to the Collateral Agent and the Purchasers to Holdings (and further contributed by Holdings to the Company) in Dollars in an aggregate amount of not less than $25,000,000.
     “Equity Investment Documents” means each document executed in connection with the Equity Investment.
     “ERISA” means the United States Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
     “ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001 (a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.
     “E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

     “E-System” means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Collateral Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
     “Event of Default” has the meaning specified in Section 9.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Executive Services Agreements” means each of (a) the Executive Services Agreement dated as of June 25, 2007, between Holdings and Mr. Neil Sacker and (b) the Executive Services Agreement dated as of June 25, 2007, between Holdings and Mr. Mark Gill.
     “Exempt Resales” has the meaning specified in Section 4.19.
     “Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.
     “Film” means a theatrical motion picture.
     “Film Budget” means an ordinary and customary film production budget that has been approved by an Approved Completion Guarantor and sets forth the actual direct costs of production including (a) Company producer fees not to exceed 2.5% of the budget, (b) third party producer fees not to exceed 2.5% of the budget; provided, that the budget may include third party producer fees in excess of such percentage thereof so long as any such excess fees are funded solely with the proceeds of the Notes and the Equity Investment, (c) an overhead allocation not to exceed 7.5% of the budget (which fees and overhead allocation are otherwise consistent with the then effective Operating Budget), (d) any contingency required by the Approved Completion Guarantor and (e) an amount not to exceed an estimated 16 months of interest expense in respect of Indebtedness the proceeds of which are utilized to fund the costs of production, together with costs associated with completion bonds and reduced by the amount of all subsidies and production related benefits expected to be received by the Company.
     “Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.
     “Fiscal Quarter” means each three fiscal month period ending on March 31, June 30, September 30 or December 31.
     “Fiscal Year” means the twelve month period ending on December 31.
     “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4.
     “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).
     “Group Members” means, collectively, the Company, its Subsidiaries and Holdings.
     “Group Members’ Accountants” means any nationally-recognized independent registered certified public accountants or any other independent certified public accounting firm otherwise acceptable to the Required Holders.
     “Guarantor” means Holdings, each Wholly Owned Subsidiary of the Company and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Note Party.
     “Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit E, among the Collateral Agent, the Company and other Guarantors from time to time party thereto.
     “Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guaranty in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.
     “Guild Subordination Agreement” means a subordination agreement, in form and substance satisfactory to the Collateral Agent, from each applicable guild in respect of any Liens granted to such guild on any Collateral.
     “Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.
     “Hedging Agreement” means any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.
     “Holder” means any Purchaser or any other Person in whose name a Note or Notes are registered on the register described in Section 11.2.
     “Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Scheduled Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.
     “Indemnified Matter” has the meaning specified in Section 11.4.
     “Indemnitee” has the meaning specified in Section 11.4.
     “Initial Operating Budget” means the five-year operating plan and budget of Holdings and the Company prepared in accordance with customary accounting practices in the film industry delivered to the Purchasers on or prior to the date hereof and attached hereto as Schedule III.
     “Initial Projections” means those financial projections, dated June 6,2007, covering the Fiscal Years ending in 2007 through 2012 and delivered to the Purchasers by the Company prior to the date hereof.
     “Intellectual Property” means all rights, title and interests in or relating to intellectual property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Trademarks, Internet Domain Names and IP Licenses.

     “Intellectual Property Security Agreement” means each copyright or trademark security agreement, in the form attached to the Guaranty and Security Agreement, executed by a Note Party for the benefit of the Secured Parties.
     “Intercreditor Agreement” means an intercreditor agreement, in substantially the form of Exhibit F, among the Collateral Agent, the Credit Agreement Collateral Agent, the Company and each Guarantor.
     “Interest Reserve Account” means a Cash Collateral Account designated as the ‘The Film Department Interest Reserve Account’ .
     “Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.
     “Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.
     “IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
     “IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
     “IRS” means the Internal Revenue Service of the United States and any successor thereto.
     “Key Man Insurance Policies” means current, valid and fully paid key man life insurance policies insuring the lives of Mr. Mark Gill and Mr. Neil Sacker, each in the amount of $10,000,000 that (i) each list the Company as the sole beneficiary thereunder, (ii) are in form and substance, and placed with an insurer, acceptable to the Collateral Agent; provided, that the Collateral Agent hereby agrees that Lloyd’s of London and MetLife shall be acceptable insurers for purposes of this clause (ii), (iii) cannot be altered, amended or modified in any respect and (iv) cannot be canceled without at least 30 days prior written notice to the Collateral Agent, which policies have been collaterally assigned to the Collateral Agent and the Credit Agreement Collateral Agent as their interests may appear.
     “Laboratories” has the meaning specified in the Guaranty and Security Agreement.
     “Laboratory Pledgeholder Agreement” has the meaning specified in the Guaranty and Security Agreement.
     “Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and any fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
     “Library Liquidity Event” has the meaning set forth in the Amended and Restated Holdings LLC Agreement.
     “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
     “Management Member” means either of Mr. Mark Gill or Mr. Neil Sacker.
     “Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of the Group Members, taken as a whole, (b) the ability of any Note Party to perform its obligations under any Note Document and (c) the validity or enforceability of any Note Document or the rights and remedies of the Collateral Agent, the Holders and the other Secured Parties under any Note Document.
     “Material Contract” means any Credit Agreement Document or any production agreement, completion guaranty agreement, distribution agreement or other material agreement entered into in connection with the development and production of a Film.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Note Party and granting a security interest over a fee interest in real property in favor of the Collateral Agent as security for the Obligations.
     “Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Collateral Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Collateral Agent), environmental assessments and reports and evidence regarding recording and payment of fees, insurance premium and taxes) that the Collateral Agent may reasonably request, to create, register; perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of real property in favor of the Collateral Agent for the benefit of the Secured Parties, subject only to such Liens as the Collateral Agent may approve.
     “Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
     “Net Closing Proceeds” means the gross proceeds received by Holdings (and contributed to the Company) and the Company from the Equity Investment and the issuance and sale of the Notes minus the sum of transaction costs paid on or before the Closing Date and amounts funded into the Overhead Reserve Account.
     “Non-U.S. Purchaser Party” means each of the Collateral Agent and each Holder, in each case that is not a Domestic Person.
     “Notation of Guaranty” has the meaning specified in Section 3.2 hereof.
     “Note” has the meaning specified in Section 2.1 hereof.
     “Note Documents” means, collectively, this Agreement, any Notes, any Notations of Guaranty, the Security Documents, the Intercreditor Agreement and, when executed, each document (other than any Warrant) executed by a Note Party and delivered to the Collateral Agent or any Holder in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.
     “Note Party” means the Company and each Guarantor.
     “Notice of Assignment” means a notice of assignment and distributor’s acceptance, in substantially the form of Exhibit G, or in such other form as shall be reasonably acceptable to the Credit Agreement Administrative Agent (or if all obligations under the Credit Agreement have been paid in full and all commitments thereunder terminated, the Collateral Agent).
     “Obligations” means, with respect to any Note Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Note Party to the Collateral Agent, any Holder or any other Indemnitee arising out of, under, or in connection with, any Note Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Note Party is the Company, all Indebtedness outstanding in respect of the Notes, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and ( c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Note Party under and in accordance with the terms of any Note Document.
     “Operating Budget” means the Initial Operating Budget, together with any updates, supplements or changes thereto as are delivered to the Holders in writing from time to time after the date hereof in accordance with Section 6.1(e).

     “Overhead Reserve Account” means a Cash Collateral Account designated as the ‘The Film Department Overhead Reserve Account’.
     “P&R Reserve Account” means a Controlled Deposit Account established to segregate funds required to satisfy the participations and residuals obligations of the Company.
     “Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.
     “PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.
     “Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Permitted Distribution Agreement” means any agreement entered into by a Note Party pursuant to which such Note Party has sold, leased, licensed or assigned distribution rights or other exploitation rights to any Film to a Person that is not an Affiliate.
     “Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1 or any other provision of any Note Document.
     “Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3 or any other provision of any Note Document.
     “Permitted Investors” means, collectively, the Class A Members and the Class B Members of Holdings as of the Closing Date.
     “Permitted Lien” has the meaning specified in Section 8.2.
     “Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness and (e) is otherwise on terms no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section 8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.
     “Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

     “Prepayment Date” has the meaning specified in Section 2.8 hereof.
     “Pro Forma Balance Sheet” has the meaning specified in Section 4.4(c).
     “Pro Forma Basis” means, with respect to any determination for any period, that such determination shall be made by giving pro forma effect to the transaction giving rise to the need to make such determination, as if each such transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Collateral Agent or any Holder in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.
     “Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(e).
     “Pro Rata Share” means, with respect to any Holder at any time, the percentage obtained by dividing (a) the outstanding principal balance of all Notes held by such Holder by (b) the aggregate principal balance of all Notes then outstanding.
     “PSC” means, with respect to a Qualifying Film, a Wholly Owned Subsidiary of the Company that is a special purpose limited liability company formed for the preparation, production, post-production, completion and delivery of a Qualifying Film.
     “Purchasers” means, collectively, the Persons that are listed on the signature pages hereof as a “Purchaser” .
     “QIB” has the meaning specified in Section 4.19.
     “Qualifying Film” means any film that meets the eligibility criteria for inclusion in the borrowing base established pursuant to the Credit Agreement.
     “Regulation S” has the meaning specified in Section 4.19.
     “Related Documents” means, collectively, the Credit Agreement, the Equity Investment Documents, each Executive Services Agreement and each other document executed with respect to any of the foregoing or any Related Transaction.
     “Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Collateral Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Collateral Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Note Document.
     “Related Transactions” means, collectively, the occurrence of the Agreement Effective Date under and as defined in the Credit Agreement, the consummation of the Equity Investment, the execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.

     “Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
     “Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
     “Required Holders” means, at any time, Holders of in excess of 50% in aggregate principal amount of Notes outstanding.
     “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(d), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.
     “Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Company or any of its Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent, (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Company, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, (c) any management or similar fees payable by Holdings, the Company or any of its Subsidiaries (excluding payments made pursuant to the Executive Services Agreements) or (d) any producer fees payable by a Note Party to a member, officer, employee or other Affiliate of a Note Party (other than producer fees payable to the Company).
     “S&P” means Standard & Poor’s Rating Services.
     “Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.
     “Scheduled Maturity Date” means June 27, 2014.
     “Second Amended and Restated Company LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of The Film Department LLC to become effective as of the Closing Date, and as the same may be subsequently amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and as permitted by this Agreement.
     “Secured Parties” means the Holders, the Collateral Agent, each other Indemnitee and any other holder of any Obligation of any Note Party.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, together with all certificates of interest, shares or participations in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any of the foregoing.
     “Security Documents” means, collectively, the Guaranty and Security Agreement, the Intellectual Property Security Agreements, the Mortgages, the Control Agreements, the Collection Account Agreement and all other instruments, document and agreements delivered by a Note Party pursuant to this Agreement or any of the other Note Documents in order to grant to the Collateral Agent a Lien on any real, personal or mixed property of such Note Party as security for its Obligations.
     “Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.
     “Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including assets reasonably anticipated to be acquired) of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting (excluding, for these purposes, phantom stock or stock or unit appreciation rights).
     “Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

     “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.
     “SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).
     “Tax Affiliate” means, (a) the Company and its Subsidiaries and (b) any Affiliate of the Company with which the Company files or is eligible to file consolidated, combined or unitary tax returns.
     “Tax Return” has the meaning specified in Section 4.8.
     “Threshold Amount” has the meaning specified in the Credit Agreement (as in effect on the date hereof).
     “Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
     “Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
     “Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.
     “UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
     “United States” means the United States of America.
     “U.S. Purchaser Party” means each Holder, in each case that is a Domestic Person.
     “Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).
     “Warrants” has the meaning specified in Section 2.2 hereof.
     “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.
     “Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

     Section 1.2 UCC Terms. The following terms have the meanings given to them in the applicable UCC: “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.
     Section 1.3 Accounting Terms and Principles. (a) GAAP. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by Holdings shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Company and the Required Holders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.
     (b) Pro Forma. All components of financial calculations made to determine compliance with this Agreement shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Company based on assumptions expressed therein and that were reasonable based on the information available to the Company at the time of preparation of the Compliance Certificate setting forth such calculations.
     Section 1.4 Interpretation. (a) Certain Terms. Except as set forth in any Note Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Note Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the term “including” when used in any Note Document means “including without limitation.” The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.
     (b)Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Note Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, any modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative, (C) any time of day shall be a reference to New York time, and (D) the “determination”, “discretion” or “satisfaction” (or words of similar effect) of, or “acceptance” by, any Secured Party shall mean and refer to the sole and absolute determination, discretion or satisfaction of, or acceptance by, such Secured Party. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Note Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined

(including by reference) in any Note Document shall be equally applicable to both the singular and plural forms of such term.
ARTICLE II
THE ISSUANCE AND SALE OF THE NOTES AND WARRANTS
     Section 2.1 Description of Notes. The Company will authorize the issuance and sale of $30,000,000 aggregate principal amount of its Secured Second Lien Notes due 2014 (the “Notes”) to be dated the date of issue, to bear interest (computed on the basis of a year of 360 days and twelve 30-day months) from such date at the Applicable Interest Rate, payable quarterly on the last day of March, June, September and December in each year (commencing September 30, 2007) and at maturity, and to bear interest at any time an Event of Default has occurred and is continuing, at the Applicable Default Interest Rate, until such Event of Default has been waived, payable on demand, to be expressed to mature on the Scheduled Maturity Date, and to be substantially in the form attached hereto as Exhibit A. The Notes are not subject to prepayment or redemption at the option of the Company prior to the Scheduled Maturity Date, except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2.6 of this Agreement.
     Section 2.2 Warrant to Acquire Class C Units of Holdings. In consideration of, and as an inducement to, the Purchasers’ purchase of the Notes, Holdings, agrees to deliver to the Purchasers, on the Closing Date, warrants (the “Warrants”) to acquire an aggregate of 1,538 Class C Units of Holdings. The number of Class C Units of Holdings that may be acquired upon the exercise of the Warrants is subject to adjustment in the manner and on the terms and conditions set forth in the Warrants. Each Warrant shall be substantially in the form attached hereto as Exhibit B, shall be dated the date of issue and shall be exercisable in the manner provided therein for the number of the Class C Units of Holdings as provided therein. The Purchasers shall have certain registration rights and other rights and obligations with respect to the Class C Units of Holdings, all as provided in the Amended and Restated Holdings LLC Agreement.
     Section 2.3 Original Issue Discount. The regulations of the Internal Revenue Service in effect require a determination of the value of the Warrants being delivered hereunder. Accordingly, it is therefore agreed by the Company and the Purchasers that for Federal income tax purposes the amount of the issue price allocated to the Warrants to be issued to the Purchasers is $1,300,000.00 in the aggregate, which shall be the value ascribed to the Warrants by Holdings, the Company, the Purchasers and any subsequent holder of the Notes and/or the Warrants for all purposes, including the preparation of tax returns and the preparation of Holdings’ financial statements.
     Section 2.4 Legends. The Notes will bear a legend reading substantially as follows:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND UPON THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT REFERRED TO BELOW. WITHOUT LIMITING THE FOREGOING, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE TIME PERIOD

REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE ACT, IF APPLICABLE) UNDER THE ACT, AS IN EFFECT ON THE DATE OF TRANSFER ONLY (1) TO THE COMPANY OR THE FILM DEPARTMENT HOLDINGS LLC, (2) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE ACT, (3) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (4) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (3) OR (7) OF RULE 501 UNDER REGULATION D UNDER THE ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE COMPANY A SIGNED LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE SECURITIES PURCHASE AGREEMENT, OR BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, (5) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE ACT, (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR OF A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.
THIS NOTE IS SUBJECT TO PROVISIONS IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 27, 2007 AMONG THE FILM DEPARTMENT LLC, THE PURCHASERS NAMED THEREIN AND GENERAL ELECTRIC CAPITAL CORPORATION, AS THE ORIGINAL COLLATERAL AGENT FOR THE SECURED PARTIES, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. PLEASE CONTACT THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES FOR THE INFORMATION DESCRIBED IN TREASURY REGULATIONS SECTION 1.1275-3(B)(1)(i).
     The Warrants will bear a legend reading substantially as follows:
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AS REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BOARD OF DIRECTORS SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN (X) THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE FILM DEPARTMENT HOLDINGS LLC (“LLC AGREEMENT”), AND (X) THE OTHER TRANSACTION DOCUMENTS DESCRIBED IN THE LLC AGREEMENT, IN EACH SUCH CASE, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.
     Section 2.5 Mandatory Repayment of the Notes. The aggregate principal amount of the Notes (including all capitalized interest and other amounts owed thereon at such time) shall be paid in full in cash by the Company on the Scheduled Maturity Date.
     Section 2.6 Optional Prepayments. The Company may, at any time or from time to time after all amounts outstanding under the Credit Agreement have been paid in full, all commitments thereunder have been terminated and any letters of credit issued thereunder cash collateralized in the manner provided therein (or to the extent such payments are otherwise permitted under the Credit Agreement as a result of an amendment thereto or waiver thereof following the Closing Date), prepay the Notes in whole or from time to time in part (any such partial prepayment to be made pro rata among the Holders, and in a minimum aggregate amount of $1,000,000), at the redemption prices (expressed as percentages of the principal amount of the Notes being prepaid) set forth below, plus interest accrued thereon (if any) to the Prepayment Date, if redeemed during the 12-month period ending June 27, in each of the years set forth below:

12 Month Period Ending	Redemption Price
Jun 27, 2008	102%
June 27, 2009	101%
June 27, 2010, and thereafter	100%
     Anything in this Agreement to the contrary notwithstanding, the Company may not make any optional prepayment on the Notes, whether pursuant to this Section 2.6 or otherwise, and whether in whole or in part, if such prepayment would result in a Default or an Event of Default.
     The Company will not, and will not permit any Affiliate to, purchase, redeem, repay or otherwise acquire, directly or indirectly, any of the outstanding Notes, except in accordance with the terms of this Section 2.6 or Sections 2.8 or 11.2(b). The Company shall, and shall cause each other Note Party or

Affiliate, to cancel promptly all Notes acquired by it, and no Notes may be issued in substitution or exchange for any such Notes.
     Section 2.7 Allocation of Prepayments. In the event of any prepayment of less than all of the outstanding Notes pursuant to Section 2.6 hereof, the Company will allocate the principal amount so to be prepaid (but only in units of $1,000) among the Holders in proportion, as nearly as may be, to the respective unpaid principal amounts of the Notes held by them.
     Section 2.8 Notice of Prepayment of the Notes. In the event that the Company intends to effect any prepayment pursuant to Section 2.6 hereof, the Company shall notify the Holders being prepaid of any date set for prepayment (each, a “Prepayment Date”) at least five Business Days but not more than 30 days prior to such Prepayment Date. Once notice of prepayment of a Note is sent or mailed, such Note shall become due and payable on the relevant Prepayment Date. On the relevant Prepayment Date, such Note shall be paid in full plus accrued interest, if any, to the Prepayment Date and any premium required by Section 2.6, as applicable, and immediately after such payment, each Holder shall surrender each of its prepaid Notes to the Company and, if any portion of any such Note remains unpaid, the Company shall issue to the Holder thereof a new Note representing such unpaid principal amount.
     Section 2.9 Method of Payment on the Notes. The principal of, premium, if any, and interest on the Notes shall be payable in lawful currency of the United States by check at the principal office of each of the Holders or, at each Holder’s option, by wire transfer in immediately available funds to the account or accounts previously designated in writing by each of the Holders at least three Business Days prior to the due date, in each case, without the presentation or surrender of such Note or the making of any notation thereon. As of the date hereof, the wire instructions for all such payments due to each Holder, and its address, are set forth below each Holder’s name on Schedule I hereto.
     Section 2.10 Certain Tax Matters.
     (a) Registered Obligations. Anything in this Agreement to the contrary notwithstanding, the Notes are registered obligations and the right, title and interest of the Purchasers and their assignees in and to such Notes shall be transferable only upon notation of such transfer in the register described in Section 11.2 and no assignment thereof shall be effective until recorded therein as provided in Section 11.2. This Section 2.10(a) and Section 11.2 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).
     (b) Tax Forms. (i) Each Non-U.S. Purchaser Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Purchaser Party becomes a “Non-U.S. Purchaser Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Company, provide the Company with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (B) in the case of a Non-U.S. Purchaser Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Company that such Non-U.S. Purchaser Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Company within the meaning of Section 881 (c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881 (c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Purchaser Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Purchaser Party under the Note Documents. Unless the Company has received forms or other documents satisfactory to it indicating that payments under any Note Document to or for a Non-U.S. Purchaser Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
     (ii) Each U.S. Purchaser Party shall (A) on or prior to the date such U.S. Purchaser Party becomes a “U.S. Purchaser Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (ii) and (D) from time to time if requested by the Company, provide the Company with two completed originals of Form W-9 (certifying that such U.S. Purchaser Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.
ARTICLE III
CONDITIONS TO THE PURCHASERS’ OBLIGATIONS
     Section 3.1 Closing.
     (a) The Transaction. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, $30,000,000 in aggregate principal amount of Notes, on the Closing Date hereinafter mentioned and Holdings shall deliver to the Purchasers, in consideration for the purchase of the Notes, the Warrants.
     (b) Location of the Closing. Delivery of the Notes and Warrants will be made at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067-3026, against payment therefor in funds current and immediately available, in the amount of the purchase price, at 12:00 p.m. on June 27, 2007 or such later date and time as shall mutually be agreed upon by the parties hereto (the “Closing Date”). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in substantially the form attached hereto as Exhibit A, and bearing the legends set forth in Section 2.4, for the full amount of the purchase price therefor set forth opposite such Purchaser’s name on Schedule I hereto (unless different denominations are specified by such Purchaser), registered in such Purchaser’s name or in the name of its nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery. The Warrant delivered to each Purchaser on the Closing Date will be delivered in the form of a single Warrant (unless otherwise specified by the Purchaser), registered in the name of the Purchaser or in the name of its nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or non-performance by any other Purchaser hereunder.
     Section 3.2 Conditions to the Purchasers’ Obligations. The Purchasers shall not be obligated to purchase any Notes on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to the Purchasers, or waived in writing by the Purchasers:

     (a) Certain Documents. The Purchasers shall have received each of the following, each dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers:
     (i) (A) this Agreement duly executed by Holdings, the Company, each Purchaser and the Collateral Agent, (B) the Notes, each duly issued, executed and delivered by the Company and (C) the Warrants, each duly issued, executed and delivered by Holdings;
     (ii) the Guaranty and Security Agreement, duly executed by the Company and each Guarantor, together with (A) a notation of guaranty (a “Notation of Guaranty”), substantially in the form of Exhibit C hereto, duly executed by each Guarantor, (B) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Collateral Agent in the Collateral, in each case as may be reasonably requested by the Collateral Agent, (C) all documents representing all Securities, if any, being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank and (D) all Control Agreements that, in the reasonable judgment of the Collateral Agent, are required for the Note Parties to comply with the Note Documents as of the Closing Date, each duly executed by, in addition to the applicable Note Party, the applicable financial institution;
     (iii) the Intercreditor Agreement, duly executed by each party thereto;
     (iv) duly executed favorable opinions of counsel to the Note Parties, each addressed to the Collateral Agent and the Purchasers and addressing such matters as the Purchasers may reasonably request;
     (v) a copy of each Constituent Document of each Note Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Note Party in such jurisdiction and each other jurisdiction where such Note Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);
     (vi) a certificate of the secretary or other officer of each Note Party in charge of maintaining books and records of such Note Party certifying as to (A) the names and signatures of each officer of such Note Party authorized to execute and deliver any Note Document, (B) the Constituent Documents of such Note Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered), together with the Second Amended and Restated Company LLC Agreement and the Amended and Restated Holdings LLC Agreement, in each case that are intended to become effective on and as of the Closing Date after giving effect to the Related Transactions and (C) the resolutions of such Note Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Note Document to which such Note Party is a party;
     (vii) a certificate of a Responsible Officer of each of Holdings and the Company to the effect that (A) the representations and warranties set forth in any Note Document are true and correct in all material respects on and as of the Closing Date and no Default or Event of Default shall be continuing, (B) both the Note Parties taken as a whole and the Company are Solvent after giving effect to the consummation of the Related Transactions, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto, (C) all conditions to the Purchasers’ obligations to purchase the Notes have been satisfied and (D) attached thereto are complete and correct copies of each Related Document;
     (viii) the Key Man Insurance Policies and insurance certificates in form and substance satisfactory to the Collateral Agent demonstrating that all insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5, together with a collateral assignment of the proceeds of the Key Man Insurance Policies in favor of the Collateral Agent and the Credit Agreement Collateral Agent; and
     (ix) such other documents and information as any Purchaser may reasonably request.
     (b) Fee and Expenses. All fees and reimbursements of costs or expenses, in each case due and payable under any Note Document or Related Document on or before the Closing Date shall have been paid or payment provided therefor.
     (c) Consents. Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Note Document or Related Document (including the Related Transactions).
     (d) Related Transactions. The Purchasers shall be satisfied that concurrently with the issuance and sale of the Notes and Warrants (i) all of the conditions precedent to the effectiveness of the Credit Agreement shall have been satisfied, (ii) the Equity Investment shall have been made and the Company shall have received gross proceeds therefrom in an amount not less than $25,000,000 and (iii) the Executive Services Agreements (and an employment agreement with the Company’s head of international sales) shall have been executed and delivered by each party thereto and otherwise shall be in full force and effect.
     (e) Reference Checks. The Purchasers shall have received completed reference checks with respect to the members and the senior management of Holdings and the Company, the results of which are satisfactory to the Purchasers in their sole discretion.
     (f) Representations and Warranties; No Defaults. The following statements shall be true on such date, both before and after giving effect to the issuance and sale of the Notes and Warrants: (i) the representations and warranties set forth in any Note Document shall be true and correct in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall be continuing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE NOTE PARTIES
     To induce the Collateral Agent and the Purchasers to enter into the Note Documents, each of Holdings and the Company (and, to the extent set forth in any other Note Document, each other Note Party) represents and warrants to each of them each of the following:
     Section 4.1 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b)

is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.
     Section 4.2 Note and Related Documents. (a) Power and Authority. The execution, delivery and performance by each Note Party of the Note Documents and Related Documents to which it is a party, the issuance and sale of the Notes and Warrants, and the consummation of the Related Transactions and other transactions contemplated therein (i) are within such Note Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Note Party’s Constituent Documents, (B) violate any applicable Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Note Party or any of its Subsidiaries (including other Related Documents or Note Documents) other than those that would not, in the aggregate, have a Material Adverse Effect or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Note Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Note Documents, the filings required to perfect the Liens created by the Note Documents and (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Purchasers, and each of which on the Closing Date will be in full force and effect.
     (b) Due Execution and Delivery. From and after its delivery to the Purchasers or the Collateral Agent, as the case may be, each Note Document (other than the Notes and Warrants) and Related Document has been duly executed and delivered to the other parties thereto by each Note Party party thereto, is the legal, valid and binding obligation of such Note Party and is enforceable against such Note Party in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The Notes and Warrants have been duly and validly authorized and, when issued, sold and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of Holdings (in the case of the Warrants) and the Company (in the case of the Notes), entitled to, in the case of the Notes, the rights, preferences, privileges and restrictions set forth in this Agreement and the other Note Documents and, in the case of the Warrants, the Amended and Restated Holdings LLC Agreement, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The Class C Units issuable upon exercise of the Warrants have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued and legal, valid and binding obligations of Holdings, not subject to any mandatory contribution requirements set forth in the Amended and Restated Holdings LLC Agreement or otherwise.

     (c) Material Contracts. No default, or event that, with the giving of notice or lapse of time or both, would constitute a default, has occurred under any Material Contract the consequence of which is that a Material Adverse Effect has occurred or is reasonably expected to occur.
     Section 4.3 Ownership of Group Members. Set forth on Schedule 4.3 is a complete and accurate list showing, as of the date hereof, for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the date hereof (and after giving effect to the issuance and sale of the Notes and Warrants) and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Company or Holdings. All outstanding Stock of each of them has been validly issued, is fully paid (except with respect to the Class A Units, Class F-1 Units and Class F-2 Units of Holdings, which vest over time as provided in the Amended and Restated Holdings LLC Agreement) and non-assessable (to the extent applicable) and, except in the case of Holdings, is owned beneficially and of record by a Group Member (or, in the case of the Company, by Holdings) free and clear of all Liens other than the security interests created by the Note Documents. There are no Stock Equivalents with respect to the Stock of any Group Member (other than Holdings) or any Subsidiary of any Group Member or any joint venture of any of them and, as of the date hereof, except as set forth on Schedule 4.3, there are no Stock Equivalents with respect to the Stock of Holdings. Except as set forth on Schedule 4.3, there are no Contractual Obligations or other understandings to which any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.
     Section 4.4 Financial Statements. (a) Prior to the Closing Date, Holdings and the Company had no property (other than, in the case of Holdings, the Stock of the Company and, in the case of the Company, proceeds of advances of the Equity Investment received by it in an amount of not more than $500,000 and the mark “The Film Department”, an application for which was filed by the Company with the United States Patent and Trademark Office on August 4, 2006, Serial Number 78945662), liabilities or Contractual Obligations other than the Note Documents and the Related Documents and the Company had no Subsidiaries.
     (b) The Initial Projections reflect projections for the five year period beginning on April 2007, on a quarterly basis through 2012. The Initial Projections and the Operating Budget are based upon estimates and assumptions stated therein, all of which the Company believes to be reasonable and fair in light of conditions and facts known to the Company as of the Closing Date and as of any date an amended or supplemented Operating Budget is delivered to the Collateral Agent and in each case reflect the good faith, reasonable estimates by the Company of the future Consolidated financial performance of Holdings and the other information projected therein for the periods set forth therein.
     (c) The unaudited Consolidated balance sheet of Holdings (the “Pro Forma Balance Sheet”) delivered to the Purchasers prior to the date hereof, has been prepared as of April 2007, and reflects as of such date, on a Pro Forma Basis for the Related Transactions and the other transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of Holdings, and the assumptions expressed therein are reasonable based on the information available to Holdings and the Company at such date and on the Closing Date.
     Section 4.5 Material Adverse Effect. Since December 31, 2006, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

     Section 4.6 Solvency. Both before and after giving effect to (a) the issuance and sale of the Notes and Warrants, (b) the consummation of the Related Transactions and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Note Parties taken as a whole and the Company are and will be Solvent.
     Section 4.7 Litigation. There are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Company or any of its Subsidiaries with, by or before any Governmental Authority other than those that (a) cannot reasonably be expected to affect adversely the Obligations, the Note Documents, the Letters of Credit, the Related Documents, the Related Transactions and the other transactions contemplated therein and (b) would not, in the aggregate, have a Material Adverse Effect.
     Section 4.8 Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.
     Section 4.9 Margin Regulations. The Company is not engaged in the business of extending credit for the purpose of, and no proceeds from the issuance and sale of the Notes and Warrants will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock.
     Section 4.10 No Burdensome Obligations; No Defaults. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that would not, in the aggregate, have a Material Adverse Effect.
     Section 4.11 Investment Company Act. No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.
     Section 4.12 Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect. As of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.
     Section 4.13 ERISA. As of the date hereof, no Group Member has any Title IV Plans, Multiemployer Plans or material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. As of the date hereof, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.
     Section 4.14 Environmental Matters. (a) The operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or, to the knowledge of such Group Member, suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect, (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (f) each Group Member has made available to the Holders copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.
     Section 4.15 Intellectual Property. Each Group Member owns or licenses all Intellectual Property that is necessary for the operations of its businesses. To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, (i) as cannot reasonably be expected to affect adversely the Note Documents and the transactions contemplated therein and (ii) would not, in the aggregate, have a Material

Adverse Effect. In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority and no settlement agreement or similar Contractual Obligation has been entered into by any Group Member with respect to, and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, (i) as cannot reasonably be expected to affect adversely the Note Documents and the transactions contemplated therein and (ii) would not, in the aggregate, have a Material Adverse Effect.
     Section 4.16 Title; Real Property. (a) Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Company, and none of such property is subject to any Lien except Permitted Liens.
     (b) As of the date hereof, no Group Member owns any real property in fee simple and the only leasehold interest in real property of any Group Member is the leased location of the Company described in Section 11.11 as the notice address thereof.
     Section 4.17 Full Disclosure. The information prepared or furnished by or on behalf of any Group Member in connection with any Note Document or Related Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any Related Transaction or any other transaction contemplated therein, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, that projections contained therein (including any projections described in Section 4.4(b)) are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount. All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon good faith estimates and stated assumptions believed to be reasonable as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable estimates of the information projected for the periods set forth therein. All facts known to any Group Member and material to an understanding of the financial condition, business, property or prospects of the Group Member taken as one enterprise have been disclosed to the Purchasers.
     Section 4.18 Eligibility Requirements. The Notes and Warrants satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
     Section 4.19 Private Offering. (a) Holdings and the Company acknowledge that the Purchasers have advised each thereof that each will make offers (the “Exempt Resales”) of the Notes and Warrants purchased by the Purchasers on the Closing Date on the terms set forth in the Disclosure Documents, as amended or supplemented, and that the offerees hereof shall be (i) persons whom the Purchasers reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), (ii) a limited number of institutional “Accredited Investors” referred to in Rule 501(a)(1), (3) or (7) under the Securities Act that make certain representations and agreements to Holdings, the Company and the selling Purchaser as set forth in Exhibit H to this Agreement (each, an “Accredited Investor”) or (iii) outside the United States to persons other than U.S. Persons in offshore transactions outside the United States in reliance on Regulation S (“Regulation S”; as used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S) under the Securities Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the “Eligible Purchasers”). Assuming that (i) the Notes and Warrants are issued, sold and delivered under the circumstances contemplated by this Agreement, (ii) the representations and warranties of the Purchasers in Article XII hereof are true, (iii) the representations and warranties of the Accredited Investors in the form set forth in Exhibit H to the Agreement are true and (iv) each of the Eligible Purchasers is a QIB or an Accredited Investor or a person who is not a “U.S. person” who acquires the Notes outside the United States in an “offshore transaction” (within the meaning of Regulation S) (A) registration under the Securities Act of the Notes and Warrants is not required in connection with the offer and sale of the Notes and Warrants to the Purchasers in the manner contemplated by the Disclosure Documents or this Agreement and (B) initial resales of the Notes and Warrants by the Purchasers on the terms and in the manner set forth in the Disclosure Documents and this Agreement are exempt from the registration requirements of the Securities Act. In the case of each offer or sale of the Notes and Warrants, no form of general solicitation or general advertising was used by Holdings, the Company or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
     (b) Other than the issuance and sale to the Permitted Investors and other equity investors party to the Amended and Restated Holdings LLC Agreement on the Closing Date in connection with the Equity Investment and related warrant issuances, no securities similar to the Notes or Warrants have been issued and sold by Holdings or the Company, as applicable, within the six month period immediately prior to the date hereof. Each of Holdings and the Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Notes or Warrants, or any similar securities, in the future if such offer or sale might bring the issuance and sale of the Notes or Warrants to the Purchasers hereunder within the provisions of Section 5 of the Securities Act.
     (c) No qualification of this Agreement under the Trust Indenture Act of 1939, as amended, is required in connection with the offer, issuance and sale of the Notes contemplated hereby or in connection with the Exempt Resales.
ARTICLE V
RESERVED
ARTICLE VI
REPORTING COVENANTS
     Each of Holdings and the Company (and, to the extent set forth in any other Note Document, each other Note Party) agrees with the Purchasers and the Collateral Agent to each of the following, as long as any Obligation remains outstanding:
     Section 6.1 Financial Statements. The Company shall deliver to the Purchasers each of the following:
     (a) Quarterly Reports. As soon as available, and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year, the Consolidated unaudited balance sheets of Holdings as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Company as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flows of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
     (b) Annual Reports. As soon as available, and in any event within 95 days after the end of each Fiscal Year, the Consolidated balance sheets of Holdings as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (i) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that an Event of Default is continuing or, if in the opinion of the Group Members’ Accountants such an Event of Default is continuing, a statement as to the nature thereof.
     (c) Compliance Certificate: Borrowing Base Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a Compliance Certificate duly executed by a Responsible Officer of the Company that, among other things, states that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or Event of Default is continuing, states the nature thereof and the action that the Company proposes to take with respect thereto. Contemporaneously with the delivery thereof to the Credit Agreement Administrative Agent or lenders under the Credit Agreement, a copy of each executed borrowing base certificate, gap value percentage certificate and Borrower Settlement Statement delivered by the Company under the Credit Agreement, together with all supporting detail and documentation delivered in conjunction therewith.
     (d) Corporate Chart and Other Collateral Updates. As part of the Compliance Certificate delivered pursuant to clause (c) above, a certificate by a Responsible Officer of the Company, substantially in the form thereof delivered pursuant to the Credit Agreement, that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is correct and complete as of the date of such Compliance Certificate, (ii) the Note Parties have delivered all documents they are required to deliver pursuant to any Note Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Purchasers or are attached to such certificate.
     (e) Supplements to Operating Budget: Additional Projections. As soon as available and in any event not later than 30 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2007, (i) an updated Operating Budget, approved by the board of directors of Holdings, for the forthcoming five year period, which shall contain substantially the same type of information as the Initial Operating Budget and (ii) forecasts prepared by management of Holdings and the Company (A) for each month in such next succeeding Fiscal Year and (B) for each other succeeding Fiscal Year through the Fiscal Year containing the Scheduled Maturity Date, in each case including in such forecasts (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections. As soon as available, the Company shall deliver to the Purchasers any revisions to the Operating Budget or the forecasts, in either case delivered pursuant to clauses (i) or (ii) above.
     (f) Management Discussion and Analysis. Together with each delivery of any Compliance Certificate pursuant to clause (c) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.
     (g) Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (b) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Company as part of the Compliance Certificate delivered in connection with such Financial Statements.
     (h) Insurance. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (b) above, certified as complete and correct by a Responsible Officer of the Company as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member.
     Section 6.2 Other Events. The Company shall give the Holders notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows of it: (a)(i) any Default and (ii) any event that would have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Company, exposes any Group Member to liability in an aggregate amount in excess of $100,000 or (iii) if adversely determined would have a Material Adverse Effect and (c) the acquisition of any material fee interest in real property.
     Section 6.3 Copies of Notices and Reports. The Company shall promptly deliver to the Holders copies of each of the following: (a) all reports that Holdings or the Company transmits to its security holders generally, including, without limitation, all reports and other information required to be transmitted by Holdings to its members pursuant to Section 8.2 of the Amended and Restated Holdings LLC Agreement or otherwise, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases not made available directly to the general public, (d) all material documents transmitted or received pursuant to, or in connection with, any Related Document and (e) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member.
     Section 6.4 Taxes. The Company shall give the Holders notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows of it: (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.
     Section 6.5 Labor Matters. The Company shall give the Holders notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows of it: (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, have a Material Adverse Effect).
     Section 6.6 ERISA Matters. The Company shall give the Holders (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.
     Section 6.7 Environmental Matters. (a) The Company shall provide the Holders notice of each of the following promptly after any Responsible Officer of any Group Member knows of it (and, upon reasonable request of any Holder, documents and information in connection therewith): (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $100,000, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $100,000.
     (b) Upon request of a Holder, the Company shall provide the Holders a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Secured Party pursuant to any Note Document or as to any condition reasonably believed by a Holder to result in a Material Adverse Effect.
     Section 6.8 Rule 144A Information Delivery Obligations. For so long as any of the Notes and Warrants are outstanding, the Company shall furnish to the Holders and holders of Warrants and to prospective purchasers of Notes or Warrants designated by such Persons, upon the request of such Persons or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of such holders from time to time and prospective purchasers of the Notes or Warrants designated by such holders).

     Section 6.9. Other Information. The Company shall provide the Holders with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as any Holder may from time to time reasonably request.
ARTICLE VII
AFFIRMATIVE COVENANTS
     Each of Holdings and the Company (and, to the extent set forth in any other Note Document, each other Note Party) agrees with the Holders and the Collateral Agent to each of the following, as long as any Obligation remains outstanding:
     Section 7.1 Maintenance of Corporate Existence. Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain its rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.
     Section 7.2 Compliance with Laws, Etc. Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.
     Section 7.3 Payment of Obligations. Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are being maintained on the books of the appropriate Group Member in accordance with GAAP.
     Section 7.4 Maintenance of Property. Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business (taking into consideration ordinary wear and tear) and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, have a Material Adverse Effect.
     Section 7.5 Maintenance of Insurance. Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Company) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members, including, without limitation, with respect to any Film, cast and pre-production film producer’s indemnity insurance (including essential element coverage), negative film insurance, faulty stock insurance, extra expense insurance, producer’s errors and omissions insurance, comprehensive and general and automobile liability insurance, third party property damage liability insurance, miscellaneous equipment (including camera, sound and lighting equipment and mobile studio units) floater, props, sets and wardrobe all risk floaters, worker’s compensation or equivalent employer’s liability insurance, foreign comprehensive general liability (if applicable), liability, foreign worker’s compensation (if applicable) and guild accident insurance, (b) cause all such insurance of any Note Party to name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee, as appropriate, and to provide that no cancellation (and, to the extent obtainable in the exercise of reasonable commercial efforts, no material addition in amount or material change) in coverage in each case shall be effective until after 30 days’ notice thereof to the Collateral Agent and (c) maintain in full force and effect the Key Man Insurance Policies, together with a collateral assignment of the proceeds thereof in favor of the Credit Agreement Collateral Agent and the Collateral Agent (and, with respect to such Key Man Insurance Policies, such Key Man Insurance Policies shall be extended, renewed or replaced with alternative Key Man Insurance Policies no later than 30 days prior to the stated expiry thereof).
     Section 7.6 Keeping of Books. The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.
     Section 7.7 Access to Books and Property. Each Group Member shall permit the Holders, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to: (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member; provided, that unless a Default or an Event of Default shall have occurred and be continuing, all expenses of any Holder or any Related Person thereof in connection therewith shall be borne by such Holder or Related Person, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member. Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Collateral Agent, the Holders and their Related Persons and to disclose to the Holders and their Related Persons all financial statements and other documents and information as they might have and the Collateral Agent or the Holders reasonably requests with respect to any Group Member.
     Section 7.8 Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Required Holders at any time have a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Required Holders, cause the performance of, and allow the Holders and their Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Required Holders may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Holders or any of their Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Required Holders and shall be in form and substance reasonably acceptable to the Required Holders.
     Section 7.9 Use of Proceeds. The proceeds from the issuance and sale of the Notes shall be used by the Company (and, to the extent permitted to be distributed to them by the Company, each other

Group Member) solely (a) for the payment of transaction costs, fees and expenses incurred in connection with the Note Documents and the transactions contemplated therein (including the Related Transactions), (b) to finance the development and production of Films, and (c) for working capital and general corporate and similar purposes, including the making of distributions to the extent permitted by Section 8.5 hereof and the reimbursement of the Company’s expenditures in respect of its Films.
     Section 7.10 Additional Collateral and Guaranties. To the extent not delivered to the Collateral Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Note Party after the Closing Date), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Required Holders:
     (a) deliver to the Collateral Agent such modifications to the terms of the Note Documents (or, to the extent applicable as determined by the Collateral Agent, such other documents), in each case in form and substance reasonably satisfactory to the Collateral Agent and as the Collateral Agent reasonably deems necessary or advisable in order to ensure the following:
     (i) (A) each Subsidiary of any Note Party that has entered into Guaranty Obligations with respect to any Indebtedness of the Company and (B) each Wholly Owned Subsidiary of any Note Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Company; and
     (ii) each Note Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its interests in any Stock and Stock Equivalents and other Securities, as security for the Obligations of such Note Party;
     (b) deliver to the Collateral Agent all documents representing all Stock, Stock Equivalents and other Securities pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;
     (c) upon request of the Required Holders, deliver to the Collateral Agent a Mortgage on any real property owned by any Note Party, together with all Mortgage Supporting Documents relating thereto (unless such real property is located in a jurisdiction outside the United States);
     (d) take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Note Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Collateral Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Note Documents or applicable Requirements of Law or as the Collateral Agent may otherwise reasonably request (and Holdings and the Company each hereby ratify its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof); and
     (e) deliver to the Collateral Agent legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Collateral Agent.

     Section 7.11 Deposit Accounts; Securities Accounts, Collection Accounts and Cash Collateral Accounts. (a) Each Group Member shall (i) deposit immediately upon receipt all Collections in the Collection Account, (ii) request in writing and otherwise take such reasonable steps to ensure that all of their respective account debtors (including any completion guarantors or other insurers) forward payment of all Collections owed by them to such Group Member directly to the Collection Account, (iii) deposit immediately all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, (iv) establish and maintain a P&R Reserve Account and maintain funds on deposit in such account sufficient to satisfy the participations and residuals obligations of the Company required to be satisfied from time to time and (v) cause all of their respective deposit accounts and securities accounts to be Controlled Deposit Accounts or Controlled Securities Accounts, as the case may be (other than any deposit accounts that are Cash Collateral Accounts); provided, however, that each Group Member may maintain payroll, withholding tax and other fiduciary accounts that are not Controlled Deposit Accounts.
     (b) All funds maintained in the Collection Account shall be governed by the Collection Account Agreement and shall be invested solely in Cash Equivalents, which Collection Account Agreement shall be required to be in place with respect to the Collection Account only during those periods required by the terms of the Credit Agreement (and, during any other period, the provisions of the preceding clause (a)(iv) shall govern the Collection Account).
     (c) No Secured Party shall have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Controlled Deposit Account or Cash Collateral Account. From time to time after funds are deposited in a Cash Collateral Account (other than the Borrower Liquidity Reserve Accounts, which shall be governed by Section 7.11(c) of the Credit Agreement), the Collateral Agent shall transfer funds then held in such Cash Collateral Account for application to the payment of Obligations in accordance with the terms of the Guaranty and Security Agreement, but only to the extent permitted by the Intercreditor Agreement. No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the payment in full of all Obligations.
ARTICLE VIII
NEGATIVE COVENANTS
     Each of Holdings and the Company (and, to the extent set forth in any other Note Document, each other Note Party) agrees with the Holders and the Collateral Agent to each of the following, as long as any Obligation remains outstanding:
     Section 8.1 Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness or Guaranty Obligations except for the following:
     (a) the Obligations;
     (b) Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member (other than Holdings) to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $500,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);
     (c) intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;
     (d) Guaranty Obligations of any Group Member with respect to Indebtedness or other unsecured obligations incurred in the ordinary course of business of any Group Member other than Holdings (other than Indebtedness permitted hereunder in reliance upon clause (b) above, for which Guaranty Obligations may be permitted to the extent set forth in such clauses);
     (e) Guaranty Obligations incurred in connection with the issuance of completion guaranties in respect of Qualifying Films by an Approved Completion Guarantor;
     (f) Indebtedness of the Company owing under the Credit Agreement, including Guaranty Obligations of the Guarantors in respect thereof, in an aggregate outstanding principal amount not to exceed at any time $247,500,000 less the amount of any permanent commitment reductions thereunder (other than to the extent constituting a refinancing with a replacement first lien credit facility in accordance with the terms of the Intercreditor Agreement); and
     (g) to the extent the same may constitute Indebtedness hereunder, liabilities of a Group Member (other than Holdings) relating to profit participations and other contingent compensation, including royalties, deferments and guild residuals with respect to the development, production, distribution or other exploitation of Qualifying Films.
     Section 8.2 Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following (collectively, “Permitted Liens”):
     (a) Liens created pursuant to any Note Document;
     (b) Liens on the property of the Company or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(b); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;
     (c) Liens on the property of the Company or any of its Subsidiaries securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (b) above or this clause (c) without any change in the property subject to such Liens;
     (d) Liens pursuant to written security agreements (in form and substance reasonably acceptable to the Collateral Agent) in favor of guilds required by the guilds pursuant to the terms of collective bargaining agreements; provided, that such Liens are subordinated to the Liens created under the Security Documents on a non-cross collateralized basis with respect to the corresponding Film pursuant to a Guild Subordination Agreement or otherwise as a matter of law;

     (e) Liens incurred in the ordinary course of business with regard to goods provided or services rendered by laboratories and post-production facilities, so long as any such laboratory or post-production facility has entered into a Laboratory Pledgeholder Agreement;
     (f) Liens to secure distribution, exhibition and\or exploitation rights of licensees pursuant to Permitted Distribution Agreements; provided, that such Liens shall attach solely to the distribution, exhibition and\or exploitation rights granted by the Note Party pursuant to the subject Permitted Distribution Agreement and to non-exclusive rights of access to the materials in respect of the Film that is the subject of the Permitted Distribution Agreement and to an interest in the copyright of the Film to the extent necessary to permit the licensee to exercise the distribution, exhibition and/or exploitation rights granted pursuant to the subject Permitted Distribution Agreement;
     (g) Liens in favor of an Approved Completion Guarantor in connection with a completion bond issued with respect to a Qualifying Film, to secure the right of such Approved Completion Guarantor to recoup its contribution to the production costs of the Qualifying Film and other amounts recoupable by it in respect thereof; provided, that such Liens are subordinated to the Liens in favor of the Collateral Agent and the Credit Agreement Collateral Agent, in each case on terms and conditions reasonably acceptable to the Collateral Agent and the Credit Agreement Collateral Agent, and in any event solely with respect to the applicable Qualifying Film on a non-cross collateralized basis;
     (h) Liens securing Indebtedness permitted hereunder in reliance upon Section 8.1(f);
     (i) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
     (j) Liens of a collection bank on items in the course of collection arising under Section 4- 208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;
     (k) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);
     (1) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;
     (m) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or

(y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
     (n) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and
     (o) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property.
     Section 8.3 Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:
     (a) Investments in cash and Cash Equivalents;
     (b) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Company) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit; and
     (c) Investments by (i) Holdings in the Company and (ii) any Note Party (other than Holdings) in any other Note Party (other than Holdings).
     Section 8.4 Asset Sales. No Group Member shall Sell any of its property (other than cash), including, without limitation, pursuant to a Library Liquidity Event, or issue shares of its own Stock, except for the following:
     (a) In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Company, Sales of Cash Equivalents, inventory or property that has been abandoned or become obsolete or worn out;
     (b) a true lease or sublease of real property not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction;
     (c) (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member (other than Holdings) to any other Group Member (other than Holdings) to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member (other than Holdings) permitted pursuant to Section 8.5 and (iii) any cash distribution by Holdings of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;
     (d) (i) any Sale or issuance by Holdings of its own Stock, (ii) any Sale or issuance by the Company of its own Stock to Holdings, (iii) any Sale or issuance by any Subsidiary of the Company of its own Stock to any Group Member (other than Holdings), provided, however, that the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Note Parties (other than Holdings), taken as a whole, does not change as a result of such Sale or issuance and (iv) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any

Subsidiary of the Company, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings; and
     (e) licenses, grants and sales of distribution rights in Films pursuant to Permitted Distribution Agreements entered into in the ordinary course of business.
     Section 8.5 Restricted Payments. No Group Member (other than Holdings) shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following (and Holdings shall not use the proceeds of any Restricted Payment made in reliance under clause (c) below other than as set forth in such clause(c)):
     (a) (i) Restricted Payments (A) by any Group Member (other than Holdings) that is a Note Party to any Note Party other than Holdings and (B) by any Group Member that is not a Note Party to any Group Member other than Holdings and (ii) dividends and distributions by any Subsidiary of the Company that is not a Note Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;
     (b) dividends and distributions declared and paid on the common Stock of any Group Member (other than Holdings) ratably to the holders of such common Stock and payable only in common Stock of such Group Member; and
     (c) cash distributions on the Stock of the Company paid to Holdings solely for the purpose of funding the following:
     (i) permitting the holders of the Stock of Holdings to pay their respective United States federal, state and local income tax obligations with respect to the taxable income allocated to them from Holdings and its Subsidiaries so long as (A) the payment of such cash distributions occurs no more frequently than once per Fiscal Year of Holdings and in any event no earlier than 10 Business Days prior to the date that the subject income tax obligations are required to be satisfied and (B) after giving effect to the payment of such cash distributions by each of Holdings and the Company (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) the aggregate amount of all such cash distributions with respect to any Fiscal Year of Holdings does not exceed the taxable income allocated to such holders by Holdings multiplied by the Applicable Tax Rate for each such holder (and so long as the foregoing conditions are satisfied Holdings may make corresponding cash distributions of amounts received from the Company in reliance upon this clause (i) in accordance with the terms of the Amended and Restated Holdings LLC Agreement);
     (ii)additional cash distributions by Holdings of amounts received from the Company so long as after giving effect to any such distribution by either Holdings or the Company (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) Borrowing Availability is greater than zero (-0-), (C) not less than the Threshold Amount is on deposit in the Borrower Liquidity Reserve Accounts (and, in the case of the Interest Reserve Account, such account is fully funded), (D) all Net Closing Proceeds (including any portion of the funds released from the Overhead Reserve Account that are not actually applied to fund general overhead expenses) shall have been utilized in the development and production of Qualifying Films, (E) the sum of (I) Consolidated Net Worth plus (II) Borrowing Availability is greater than $55,000,000, (F) Consolidated Net Worth is at least $30,000,000 and (G) in the case of Holdings, the proceeds of such distribution are distributed in accordance with Section 7.4 of the Amended and Restated Holdings LLC Agreement (and so long as the foregoing conditions are satisfied Holdings may make corresponding cash distributions of amounts received from the

Company in reliance upon this clause (ii) in accordance with the terms of the Amended and Restated Holdings LLC Agreement); and
     (iii) ordinary operating expenses of Holdings; provided, however, that the amount of such cash distributions paid in any Fiscal Year shall not exceed $250,000 in the aggregate.
     Section 8.6 Prepayment of Indebtedness. No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Group Member may, to the extent otherwise permitted by the Note Documents, do each of the following:
     (a) (i) repay or prepay any Indebtedness outstanding under the Credit Agreement, including pursuant to any refinancing, replacement or refinancing thereof in accordance with the Intercreditor Agreement and (ii) consummate a Permitted Refinancing;
     (b) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (A) in the case of any Group Member that is not a Note Party, any Indebtedness owing by such Group Member to any other Group Member (other than Holdings) and (B) otherwise, any Indebtedness owing to any Note Party (other than Holdings); and
     (c) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than Indebtedness owing to any Affiliate of the Company).
     Section 8.7 Fundamental Changes. No Group Member shall (a) dissolve or liquidate (except for a dissolution or liquidation of any PSC following completion and delivery of the Qualifying Film for which such PSC was formed), (b) merge, consolidate or amalgamate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person (except in connection with the organization by the Company of new Wholly Owned Subsidiaries) or (d) acquire any brand or all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (y) the merger, consolidation or amalgamation of any Subsidiary of the Company into any Note Party and (z) the merger, consolidation or amalgamation of any Group Member (other than Holdings) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Company, the Company shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Note Party, a Note Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Collateral Agent on the Stock or property of such Note Party shall have been made.
     Section 8.8 Change in Nature of Business. (a) No Group Member (other than Holdings) shall carry on any business, operations or activities (whether directly, through a joint venture, or otherwise) substantially different from those contemplated to be carried on by the Company and its Subsidiaries at the date hereof and business, operations and activities reasonably related thereto.
     (b) Holdings shall not engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of the Company, (ii) issuing and selling its own Stock, (ii) paying taxes, (iii) holding directors’ and members’ meetings, preparing corporate and similar records and other activities required to maintain its separate legal existence and structure, (iv) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of

Stock and Stock Equivalents and (v) receiving, and holding proceeds of, Restricted Payments from the Company and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 8.5.
     Section 8.9 Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Company that is not a Note Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Company, (b) Restricted Payments, the proceeds of which, if received by Holdings, are used as required by Section 8.5, (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member and (d) transactions set forth on Schedule 8.9.
     Section 8.10 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Company to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member (other than Holdings) or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Note Documents and the Credit Agreement Documents and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.
     Section 8.11 Modification of Certain Documents. No Group Member shall do any of the following:
     (a) waive or otherwise modify any term of any Related Document (other than any Credit Agreement Document or any Executive Services Agreement) or any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications and waivers that (x) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity), other than Holdings or the Company, as a security and (y) in the case of any such Related Document and the Constituent Documents, do not materially adversely affect the rights and privileges of any Group Member and do not materially adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral; provided, however, that, in the case of the Company, Holdings may not make any election to cause the Stock of the Company to be designated as anything but a certificated security (within the meaning of Article 8 of the UCC); provided, further, that each of Holdings and the Company shall be permitted to amend and restate its limited liability company agreement effective on and as of the Closing Date in the form of (i) with respect to Holdings, the Amended and Restated Holdings LLC Agreement, and (ii) with respect to the Company, the Second Amended and Restated Company LLC Agreement, in each case as delivered to, reviewed and approved by the Purchasers prior to the Closing Date;
     (b) waive or otherwise modify any term of any Credit Agreement Document, except as permitted by the Intercreditor Agreement; and

     (c) waive or otherwise modify any term of an Executive Services Agreement in any manner that would increase the compensation payable by the Group Members thereunder or that would materially affect the rights and privileges of any Group Member or that would materially affect the interests of any Secured Party under the Note Documents or in the Collateral.
     Section 8.12 Accounting Changes; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.
     Section 8.13 Margin Regulations. No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.
     Section 8.14 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.
     Section 8.15 Hazardous Materials. No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.
     Section 8.16 Film Related Restrictive Covenants. No Group Member shall do any of the following:
     (a) In connection with the production of any of the first four Films (which Films shall be Qualifying Films) of the Group Members after the Closing Date, utilize more than $11,250,000 from the proceeds of the Equity Investment and the issuance and sale of the Notes to fund the development and production of any such Film; or
     (b) Greenlight any Film with a Film Budget of greater than $35,000,000.
ARTICLE IX
EVENTS OF DEFAULT
     Section 9.1 Definition. Each of the following shall be an Event of Default:
     (a) the Company shall fail to pay (i) any principal of any Note when the same becomes due and payable, (ii) any interest on any Note or any fee under any Note Document and, in the case of this clause (ii) , such non-payment continues for a period of three Business Days after the due date therefor or (iii) any other Obligation (other than those set forth in clause (i) or (ii) above) and, in the case of this clause (iii), such non-payment continues for a period of five Business Days following a Holder’s demand for payment therefor; or

     (b) any representation, warranty or certification made or deemed made by or on behalf of any Note Party in any Note Document or by or on behalf of any Note Party (or any Responsible Officer thereof) in connection with any Note Document (including in any document delivered in connection with any Note Document) shall prove to have been incorrect in any material respect when made or deemed made; or
     (c) any Note Party shall fail to comply with (i) any provision of Section 6.2(a)(i), 7.1, 7.9, 7.11 or Article VIII, (ii) any provision of Section 6.1, and, in the case of this clause (ii), such failure shall remain unremedied for three Business Days or more or (iii) any other provision of any Note Document if, in the case of this clause (iii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Company becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Company by the Collateral Agent or the Required Holders; or
     (d) (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Group Member (other than the Obligations) and, in each case, such failure relates to Indebtedness having a principal amount of $500,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
     (e) (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or
     (f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $1,000,000 or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or
     (g) except pursuant to a valid, binding and enforceable termination or release permitted under the Note Documents and executed by the Collateral Agent or as otherwise expressly permitted under any Note Document, (i) any Note Document or any material provision thereof shall at any time after the delivery of such Note Document, fail to be valid and binding on, or enforceable against, any

Note Party party thereto, (ii) any Note Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Note Document, fail to create a valid and enforceable Lien on any Collateral with a fair market value, individually or in the aggregate, in excess of $500,000 or such Lien shall fail or cease to be a perfected Lien with respect to such Collateral with the priority required in the relevant Note Document, or any Group Member shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred; or
     (h) there shall occur any Change of Control.
     Section 9.2 Remedies. During the continuance of any Event of Default, but subject to the terms of the Intercreditor Agreement, the Collateral Agent may, and, at the request of the Required Holders, shall, in each case by notice to the Company and in addition to any other right or remedy provided under any Note Document or by any applicable Requirement of Law, declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived (to the maximum extent permitted by applicable law) by Holdings and the Company (and, to the extent provided in any other Note Document, other Note Parties) and may cause the Collateral Agent to enforce any and all rights and remedies created pursuant to the Security Documents, including, without limitation, exercising any rights under the UCC or other applicable law; provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived (to the maximum extent permitted by applicable law) by Holdings and the Company (and, to the extent provided in any other Note Document, any other Note Party).
     Section 9.3 Quiet Enjoyment. (a) The Collateral Agent and the Holders acknowledge and agree that the security interests created by the Security Documents are subject to the rights of Quiet Enjoyment (as defined below) of parties (which are not Affiliates of any Note Party) to distribution contracts, whether existing on the date hereof or hereafter executed. For the purpose hereof, “Quiet Enjoyment” shall mean in connection with the rights of a licensee (which is not an Affiliate of any Note Party) under a distribution contract, the agreement of the Collateral Agent and the Holders that their rights under this Agreement and the other Note Documents and in the Collateral are subject to the rights of such licensee to distribute, exhibit and/or to exploit the Film licensed to them under such distribution contract, and to receive prints or tapes and other delivery items or have access to preprint material or master tapes and other items to which they are entitled in connection therewith and that even if the Holders shall become the owner of the Collateral in case of an Event of Default, the Holders’ ownership rights shall be subject to the rights of said parties under such distribution contract; provided, that such licensee shall not be in default under the relevant distribution contract. The Collateral Agent agrees that, upon the reasonable request of a Note Party, it will provide written confirmation (in a form reasonably acceptable to the Collateral Agent) of such rights of Quiet Enjoyment to licensees under the distribution contracts. None of the foregoing constitutes an agreement by the Collateral Agent or the Holders to the granting of any security interest to any Person under any distribution contract, except as otherwise permitted hereunder.
     (b) The provisions of this Section 9.3 are solely for the benefit of the Company, and no distributor, licensee or other counterparty to any distribution contract shall have any rights as a third party beneficiary of, or be entitled to rely in any respect upon, the provisions of this Section 9.3.

ARTICLE X
THE COLLATERAL AGENT
     Section 10.1 Appointment and Duties. (a) Appointment of Collateral Agent. Each Holder hereby appoints GE Capital (together with any successor Collateral Agent pursuant to Section 10.9) as the Collateral Agent hereunder and authorizes the Collateral Agent to (i) execute and deliver the Security Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Collateral Agent under such Security Documents and (iii) exercise such powers as are reasonably incidental thereto. Each Holder hereby authorizes the Collateral Agent (I) to enter into (A) the Intercreditor Agreement and each other document or instrument referred to therein that the Collateral Agent may be required to execute and deliver, (B) any intercreditor, interparty and/or subordination agreements on terms acceptable to the Collateral Agent with (w) the unions and/or the guilds with respect to the security interests in favor of such unions and/or guilds required pursuant to the terms of collective bargaining agreements, (x) distributors or licensees of a Note Party having rights to any Film, (y) Persons providing any services in connection with any Film and (z) Persons providing tax benefit and/or production subsidies for any Film and (II) to confirm in writing the right of Quiet Enjoyment of licensees pursuant to the terms of Section 9.3.
     (b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Holders), and is hereby authorized, to (i) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (ii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral, (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Security Documents, (v) except as may be otherwise specified in any Note Document, exercise all remedies given to the Collateral Agent and the other Secured Parties with respect to the Collateral, whether under the Security Documents, applicable Requirements of Law or otherwise and (vi) execute any amendment, consent or waiver under the Security Documents on behalf of any Holder that has consented in writing to such amendment, consent or waiver; provided, however, that the Collateral Agent hereby appoints, authorizes and directs each Holder to act as collateral sub-agent for the Collateral Agent and the Holders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Note Party with, and cash and Cash Equivalents held by, such Holder, and may further authorize and direct the Holders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Collateral Agent, and each Holder hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
     (c) Limited Duties. Under the Note Documents, the Collateral Agent (i) is acting solely on behalf of the Holders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent” and “collateral agent” and similar terms in any Note Document to refer to the Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Note Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any agent, Holder or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Note Document, and each Holder hereby waives and agrees not to assert any claim against the Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.
     Section 10.2 Binding Effect. Each Holder agrees that (i) any action taken by the Collateral Agent or the Required Holders (or, if expressly required hereby, a greater proportion of the Holders) in accordance with the provisions of the Note Documents, (ii) any action taken by the Collateral Agent in reliance upon the instructions of Required Holders (or, where so required, such greater proportion) and (iii) the exercise by the Collateral Agent or the Required Holders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.
     Section 10.3 Use of Discretion. (a) No Action without Instructions. The Collateral Agent shall not be required to exercise any discretion or take, or omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Note Document or (ii) pursuant to instructions from the Required Holders (or, where expressly required by the terms of this Agreement, a greater proportion of the Holders).
     (b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Collateral Agent shall not be required to take, or omit to take, any action (i) unless, upon demand, the Collateral Agent receives an indemnification satisfactory to it from the Holders (or, to the extent applicable and acceptable to the Collateral Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or any Related Person thereof or (ii) that is, in the opinion of the Collateral Agent or counsel thereto, contrary to any Note Document or applicable Requirement of Law.
     Section 10.4 Delegation of Rights and Duties. The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Note Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article X to the extent provided by the Collateral Agent.
     Section 10.5 Reliance and Liability. (a) The Collateral Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2 and written notice thereof provided to the Collateral Agent, (ii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Note Party) and (iii) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
     (b) Neither the Collateral Agent nor the Related Persons thereof shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Note Document, and each Holder, Holdings and the Company hereby waives and shall not assert (and Holdings and the Company shall cause each other Note Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent or such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Collateral Agent:
     (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Holders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Collateral Agent when acting on behalf of the Collateral Agent);
     (ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Note Document;
     (iii) makes no warranty or representation and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Note Party in connection with any Note Document or any transaction contemplated therein or any other document or information with respect to any Note Party, whether or not transmitted or (except for documents expressly required under any Note Document to be transmitted to the Holders) omitted to be transmitted by the Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Collateral Agent in connection with the Note Documents; and
     (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Note Document, whether any condition set forth in any Note Document is satisfied or waived, as to the financial condition of any Note Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default or shall be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Company or any Holder describing such Default or Event of Default clearly labeled “notice of default” (in which case the Collateral Agent shall promptly give notice of such receipt to all Holders);
and, for each of the items set forth in clauses (i) through (iv) above, each Holder, Holdings and the Company hereby waives and agrees not to assert (and Holdings and the Company shall cause each other Note Party to waive and agree not to assert) any right, claim or cause of action it might have against the Collateral Agent based thereon.
     Section 10.6 Acting Individually. The Collateral Agent and each of its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, or engage in any kind of business with, any Note Party or Affiliate thereof as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor. To the extent the Collateral Agent or any Affiliate thereof purchases a Note or otherwise becomes a Holder hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Holder and the terms “Holder” and “Required Holder” and any similar terms shall, except where otherwise expressly provided in any Note Document, include, without limitation, the Collateral Agent or such Affiliate, as the case may be, in its individual capacity as a Holder or as one of the Required Holders, respectively.
     Section 10.7 Credit Decisions. Each Holder acknowledges that it shall, independently and without reliance upon the Collateral Agent, any other Holder or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Note Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Note Document or with respect to any transaction contemplated in any Note Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Note

Document to be transmitted by the Collateral Agent to the Holders, the Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Note Party or any Affiliate of any Note Party that may come into the possession of the Collateral Agent or any of its Related Persons.
     Section 10.8 Expenses; Indemnities. (a) Each Holder agrees to reimburse the Collateral Agent and each of its Related Persons (to the extent not reimbursed by any Note Party) promptly upon demand for such Holder’s Pro Rata Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors paid in the name of, or on behalf of, any Note Party) that may be incurred by the Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Note Document.
     (b) Each Holder further agrees to indemnify the Collateral Agent and each of its Related Persons (to the extent not reimbursed by any Note Party), from and against such Holder’s aggregate Pro Rata Share of the Liabilities that may be imposed on, incurred by or asserted against the Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Note Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Collateral Agent or any of its Related Persons under or with respect to any of the foregoing (including, without limitation, any indemnification liability that the Collateral Agent may incur in connection with any control agreement or other document executed by the Collateral Agent in connection with the transactions contemplated hereby); provided, however, that no Holder shall be liable to the Collateral Agent or any of its Related Persons to the extent such liability has resulted from the gross negligence or willful misconduct of the Collateral Agent or its Related Person, as applicable, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
     Section 10.9 Resignation of Collateral Agent. (a) The Collateral Agent may resign at any time by delivering not less than 30 days prior written notice of such resignation to the Holders and the Company, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If the Collateral Agent delivers any such notice, the Required Holders shall have the right to appoint a successor Collateral Agent. If, within 30 days after the retiring Collateral Agent having given notice of resignation, no successor Collateral Agent has been appointed by the Required Holders that have accepted such appointment, then the retiring Collateral Agent may, on behalf of the Holders, appoint a successor Collateral Agent from among the Holders. Each appointment under this clause (a) shall be subject to the prior consent of the Company, which may not be unreasonably withheld but shall not be required during the occurrence and continuance of a Default or Event of Default.
     (b) Effective immediately upon its resignation, (i) the retiring Collateral Agent shall be discharged from its duties and obligations under the Note Documents, (ii) the Holders shall assume and perform all of the duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (iii) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Note Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Note Documents and (iv) subject to its rights under Section 10.3, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Note Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Note Documents.
     Section 10.10 Release of Collateral or Guarantors. Each Holder hereby consents to the release and hereby directs the Collateral Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:
     (a) any Subsidiary of the Company from its guaranty of any Obligation of any Note Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Note Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and
     (b) any Lien held by the Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Note Party in a Sale permitted by the Note Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Note Parties, upon payment and satisfaction in full of the entire outstanding principal amount of Notes and all other Obligations that the Collateral Agent has been notified in writing are then due and payable and deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Collateral Agent and each Indemnitee that is owed such Obligations.
Each Holder hereby directs the Collateral Agent, and the Collateral Agent hereby agrees, upon receipt of reasonable advance notice from the Company, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.
     Section 10.11 Additional Secured Parties. The benefit of the provisions of the Note Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Holder as long as, by accepting such benefits, such Secured Party agrees, as among the Collateral Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Collateral Agent, shall confirm such agreement in a writing in form and substance acceptable to the Collateral Agent) this Article X, Section 11.8, Section 11.9 and Section 11.20 and the decisions and actions of the Collateral Agent and the Required Holders (or, where expressly required by the terms of this Agreement, a greater proportion of the Holders) to the same extent a Holder is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) each of the Collateral Agent and the Holders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Note Document.

ARTICLE XI
MISCELLANEOUS
     Section 11.1 Amendments, Waivers, Etc. (a) The Company may amend or waive any provision of this Agreement, the Notes, or any other Note Document with the written consent of the Required Holders, except that an amendment or waiver may not, without the consent of Holders of one hundred percent (100%) of the outstanding principal amount of all Notes:
     (i) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Company to repay (whether or not on a fixed date), the outstanding principal balance of any Note or (B) any fee or accrued interest payable to such Holder;
     (ii) waive or postpone the Scheduled Maturity Date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Note or fee owing to such Holder;
     (iii) except as provided in Section 10.10, release all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of the Company;
     (iv) reduce or increase the proportion of Holders required for the Holders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Holders” or “Pro Rata Share”; or
     (vii) amend Section 10.10, Section 11.9 or this Section 11.1;
and provided, further, that (x) no amendment, waiver or consent shall affect the rights or duties under any Note Document of, or any payment to, the Collateral Agent (or otherwise modify any provision of Article X or the application thereof) unless in writing and signed by the Collateral Agent, in addition to any signature otherwise required and (y) any amendment or waiver of the Warrants shall require the consent of the holders of Warrants representing more than 50% of the Class C Units into which the Warrants are exercisable.
     (b) After an amendment under this Section becomes effective, the Company shall mail to each of the Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     (c) Each waiver or consent under any Note Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Note Party shall entitle any Note Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     (d) Any amendment to, or waiver of, any Note Document shall become effective in accordance with its terms when executed and delivered by the Company provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment or waiver regardless of whether such consents have been received. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Company receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder of a Note.
     (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Agreement. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     (f) If an amendment changes the terms of a Note or Warrant, the Company may require the Holder of the Note or Warrant to deliver it to the Company. The Company may place an appropriate notation on the Note or Warrant, as the case may be, regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note or Warrant shall issue a new Note or Warrant, as the case may be, that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note or Warrant shall not affect the validity of such amendment.
     (g) Neither the Company, any Affiliate of the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Note Document unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
     Section 11.2 Registration and Transfer of Notes. (a) The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
     (b) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note and shall reflect in the registry referred to in the preceding clause (a) the transferee, if any, of such Note (and shall transmit evidence of same to the former and new Holder). Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations and warranties set forth in Article XII.
     (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and
     (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
     (ii) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
     Section 11.3 Costs and Expenses. Any action taken by any Note Party under or with respect to any Note Document, even if required under any Note Document or at the request of any Secured Party, shall be at the expense of such Note Party, and no Secured Party shall be required under any Note Document to reimburse any Note Party or Group Member therefor except as expressly provided therein. In addition, the Company agrees to pay or reimburse upon demand (a) the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of their respective Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Note Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of external legal counsel to the Collateral Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the transactions contemplated hereby by the Collateral Agent in its reasonable discretion and reasonable fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Collateral Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations, and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Collateral Agent for its examiners) or incurred in connection with the retention of any consultants contemplated hereby and (c) each of the Collateral Agent, its Related Persons, and each Holder for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Note Document, any Obligation, with respect to the Collateral or any other related right or remedy, (iii) any indemnification liability that the Collateral Agent may incur in connection with any control agreement or other document executed by the Collateral Agent in connection with the transactions contemplated hereby or (iv) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Note Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel; provided, that in the case of the reimbursement of fees, costs and expenses of counsel for Secured Parties, other than the Collateral Agent, such reimbursement shall be limited to one counsel for all such Secured Parties for so long as no Event of Default has occurred and is continuing; provided, further, that no Note Party shall be required to so reimburse any Secured Party for any fees, costs or expenses incurred in connection with a dispute against another Secured Party based on the action or inaction of such other Secured Party and that in any case is not caused by any action or inaction of any Note Party.
     Section 11.4 Indemnities. (a) The Company agrees to indemnify, hold harmless and defend the Collateral Agent, each Holder, each holder of a Warrant and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indenmitee in any matter relating to or arising out of, in connection with or as a result of (i) any Warrant, any Note Document, any Related Document, any Disclosure Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds from the issuance and sale of the Notes and Warrants, any Related Transaction, or any securities filing of, or with respect to, any Group Member (including, without limitation, any indemnification liability that the Collateral Agent may incur in connection with any control agreement or other document executed by the Collateral Agent in connection with the transactions contemplated hereby), (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Company shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order; provided, further, that no Note Party shall be liable for any indemnification to any Indemnitee to the extent any suit, action, proceeding, claim, damage, loss, liability or expense arises in connection with a dispute against another Secured Party based on the action or inaction of such other Secured Party and that in any case is not caused by any action or inaction of any Note Party. Furthermore, each of Holdings and the Company waives and agrees not to assert against any Indenmitee, and shall cause each other Note Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.
     (b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Note Party and (ii) are attributable to acts of such Indemnitee.
     Section 11.5 Survival. All representations and warranties made in any Note Document shall survive and continue in full force and effect until payment in full in cash of the Obligations. Any indemnification or other protection provided to any Indemnitee pursuant to any Note Document (including pursuant to Article X, Section 11.3, Section 11.4 or this Section 11.5) shall (A) survive the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.
     Section 11.6 Limitation of Liability for Certain Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of Holdings and the Company hereby waives, releases and agrees (and shall cause each other Note Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     Section 11.7 Lender-Creditor Relationship. The relationship between the Holders and the Collateral Agent, on the one hand, and the Note Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Note Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Note Parties by virtue of, any Note Document or any transaction contemplated therein.
     Section 11.8 Right of Setoff. Each of the Collateral Agent, each Holder and each Affiliate of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Holdings and the Company), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law and the Intercreditor Agreement, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Collateral Agent, such Holder or any of their respective Affiliates to or for the credit or the account of the Company against any Obligation of any Note Party now or hereafter existing, whether or not any demand was made under any Note Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Collateral Agent and each Holder agrees promptly to notify the Company and the Collateral Agent after any such setoff and application made by such Holder or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Collateral Agent, the Holders and their Affiliates and other Secured Parties may have.
     Section 11.9 Sharing of Payments, Etc. If any Holder, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Note Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) and such payment exceeds the amount such Holder would have been entitled to receive if all payments had gone to, and been distributed by, the Collateral Agent in accordance with the provisions of the Note Documents, such Holder shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Holder to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Collateral Agent and distributed pro rata to the Holders in accordance with their respective Pro Rata Share of the outstanding principal balance of Notes then outstanding (or, if such application would then be at the discretion of the Company, applied to repay the Obligations pro rata in accordance with the respective Pro Rata Shares of each Holder of the outstanding principal balance of Notes then outstanding); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Holder in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Holder without interest and (b) such Holder shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Holder were the direct creditor of the Company in the amount of such participation.
     Section 11.10 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Note Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Company, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
     Section 11.11 Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to the Company, to The Film Department LLC, 8439 Sunset Boulevard, 2ndFloor, Hollywood, California 90069, Attention: Mr. Mark Gill and Mr. Neil Sacker, Tel: 323.785.3700, Fax: 866.311.4894, with copy to Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, California 90067, Attention: Susan Z. Williams, Esq. and Michael A. Mayerson Esq., Tel: 310.282.2000, Fax: 310.282.2200, (B) if to the Collateral Agent, to General Electric Capital Corporation, 2325 Lakeview Parkway, Suite 700, Alpharetta, Georgia 30004, Attention: Greg Watts, Tel: 678.624.7981, Fax: 678.624.7903, with copy to General Electric Capital Corporation, 201 Merritt Seven, 4th Floor, Norwalk, Connecticut 06851 Attention: Steve Burke, Tel: 203.956.4152, Fax: 203.956.4547, with copy to General Electric Capital Corporation, 2325 Lakeview Parkway, Suite 700, Alpharetta, Georgia 30004, Attention: MCE Counsel, Tel: 678.624.7947, Fax: 678.624.7902 and with copy to Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067, Attention: Lawrence J. Ulman, Esq., Tel: 310.552.8500, Fax: 310.551.8741 and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule I, (ii) solely in the case of communications to the Holders, posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Collateral Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Collateral Agent prior to such posting, (iii) solely in the case of communications to the Holders, posted to any other E-System set up by or at the direction of the Collateral Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Company and the Collateral Agent, to the other parties hereto and (B) in the case of all other parties, to the Company and the Collateral Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.
     (b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by reputable overnight courier service, one Business Day after delivery to such courier service with all charges prepaid (or charged to the account of the sender) and with receipt confirmed (by a record of receipt maintained) by such overnight courier, (iii) if delivered by United States mail, upon the earlier of actual receipt and three Business Days after deposit, registered or certified mail, return receipt requested, with proper postage prepaid, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) solely in the case of communications to the Holders, if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Collateral Agent pursuant to Article X shall be effective until received by the Collateral Agent; provided, further, that any notice of a Default or an Event of Default hereunder shall, if given pursuant to clauses (b)(i), (iii), (iv) or (v) above, also be given in accordance with clause (b)(ii) above.
     Section 11.12 Electronic Transmissions. (a) Authorization. Subject to the provisions of Section 11.11(a), each of the Collateral Agent, the Company, the Holders, and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Note Document and the transactions contemplated therein. Each of Holdings and the Company and each Secured Party hereby acknowledges and agrees, and each of Holdings and the Company shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
     (b) Signatures. Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Note Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Note Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
     (c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.
     (d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of Collateral Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Collateral Agent or any of its Related Persons in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of Holdings, the Company and each Secured Party agrees (and each of Holdings and the Company shall cause each other Note Party to agree) that the Collateral Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
     Section 11.13 Governing Law. This Agreement, each other Note Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 11.14 Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Note Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of Holdings and the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Note Document, each other Note Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non convenience, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
     (b) Service of Process. Each of Holdings and the Company (and, to the extent set forth in any other Note Document, each other Note Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Note Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Company specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein). Each of Holdings and the Company (and, to the extent set forth in any other Note Document, each other Note Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Non-Exclusive Jurisdiction. Nothing contained in this Section 11.14 shall affect the right of the Collateral Agent or any Holder to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Note Party in any other jurisdiction.
     Section 11.15 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Note Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into the Note Documents, as applicable, by the mutual waivers and certifications in this Section 11.15.
     Section 11.16 Severability. Any provision of any Note Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Note Document or any part of such provision in any other jurisdiction.
     Section 11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
     Section 11.18 Entire Agreement. The Note Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Note Party and any of the Collateral Agent, any Holder or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Note Document, the terms of this Agreement shall govern (unless such terms of such other Note Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).
     Section 11.19 Use of Name. Each of Holdings and the Company agrees, and shall cause each other Note Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Note Party or disclosures set forth in its Financial Statements) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Note Documents or any transaction contemplated therein to which the Secured Parties are party without at least two Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.
     Section 11.20 Non-Public Information; Confidentiality. (a) Each Holder acknowledges and agrees that it may receive material non-public information hereunder concerning the Note Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).
     (b) Each Holder and the Collateral Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Note Document and designated in writing by any Note Party as confidential, except that such information may be disclosed (i) with the Company’s consent, (ii) to Related Persons of such Holder or the Collateral Agent that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Holder or the Collateral Agent on a non-confidential basis from a source other than any Note Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Note Parties consent to the publication of such tombstone or other advertising materials by the Collateral Agent, any Holder or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees and to their respective Related Persons, in each case to the extent such assignees or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Note Document. In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Note Party (whether or not a Note Document), the terms of this Section 11.20 shall govern.

     Section 11.21 Patriot Act Notice. Each Holder subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Company that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Company, including the name and address of the Company and other information allowing such Holder to identify the Company in accordance with such act.
ARTICLE XII
REPRESENTATIONS OF THE PURCHASERS
     Each Purchaser, severally, represents and warrants to Holdings and the Company as follows:
     Section 12.1 No Registration and Other Investment Matters. (a) Such Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and Warrants.
     (b) Such Purchaser (i) is not acquiring the Notes and Warrants with a view to any distribution thereof or with any present intention of offering or selling any of the Notes and Warrants in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Notes and Warrants only to QIBs in reliance on the exemption from the registration requirements provided by Rule 144A under the Securities Act, to a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Exhibit H to this Agreement and in offshore transactions meeting the requirements of Regulation S.
     (c) Such Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Notes and Warrants pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium, or broadcast over television or radio, or transmitted over the internet, or communicated in any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
     (d) Such Purchaser further agrees that it will offer to sell the Notes and Warrants only to, and will solicit offers to buy the Notes and Warrants only from, Eligible Purchasers that such Purchaser reasonably believes are (i) QIBs, (ii) Accredited Investors who make the representations contained in, and execute and return to such Purchaser, a certificate in the form of Exhibit H to this Agreement and (iii) persons outside the United States in offshore transactions meeting the requirements of Regulation S, in each case, that agree that (A) the Notes and Warrants purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act, as in effect on the date of the transfer of such Notes or Warrants, only (1) to the Company or Holdings, (2) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (3) in a transaction meeting the requirements of Rule 144 under the Securities Act, (4) to an Accredited Investor that, prior to such transfer, furnishes the Company a signed letter containing certain representations and agreements relating to the registration of transfer of such Note or Warrant, as the case may be (the form of which is substantially the same as Exhibit H to this Agreement) or, based upon an opinion of counsel reasonably acceptable to the Company, (5) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act, (6) in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel acceptable to the

Company or (7) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) they will deliver to each person to whom such Notes or Warrants or an interest therein is transferred a notice substantially to the effect of the foregoing.
     (e) No Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes and Warrants to be sold in reliance on Regulation S.
     (f) The sale of the Notes and Warrants offered and sold by such Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
     Section 12.2 Authorization, etc. Each Purchaser has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered on behalf of each Purchaser by a Person authorized to do so and constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and general principles of equity.
     Section 12.3 ERISA Matters. In connection with its purchase of the Notes and Warrants, none of the funds being used by such Purchaser to purchase the Notes and Warrants include “plan assets” as such term is defined in ERISA.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE FILM DEPARTMENT LLC By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member
By:	/s/ Mark Gill
Mark Gill, Chief Executive Officer

By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

THE FILM DEPARTMENT HOLDINGS LLC
By:	/s/ Mark Gill
Mark Gill, Chief Executive Officer

By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

GE CAPITAL MARKETS, INC., as a Purchaser
By:	/s/ Andrew T. Brode
	Name:	Andrew T. Brode
	Title:	MD

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent
By:	/s/ Gerg Watts
	Name:	Gerg Watts
Its: Duly Authorized Signatory

SCHEDULE I
INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes to be Purchased at Closing

GE CAPITAL MARKETS, INC.	$30,000,000.00

1. All payments by wire transfer of immediately available funds to:

Deutsche Bank AG
ABA #: 021 000033
Account #: 50280231
Credit to: GE Capital Markets, Inc.
Ref: The Film Department

with sufficient information to identify the source and application of such funds.

2. All notices of payments and written confirmations of such wire transfers:

Gary Hines
Commercial Loan Portfolio Analyst
gary.hines@ge.com
Telephone: (312) 441-7713
Fax: (312) 441-7367

3. Duplicate payment notices and compliance information to:

Stephen Burke
Associate
stephen.burke@ge.com
Telephone: (203) 956-4152
Fax: (203) 956-4528

4. All other communications to:

Stephen Burke
Associate
stephen.burke@ge.com
Telephone: (203) 956-4152
Fax: (203) 956-4528

5. Tax ID Number: 06-1076522

SCHEDULE II
COLLECTION ACCOUNT PAYMENT WATERFALL
          (a) Subject to paragraphs (b), (c) and (d) below, on each Settlement Date (as defined in the Credit Agreement), the Credit Agreement Administrative Agent shall (if the Credit Agreement Administrative Agent has approved the Borrower Settlement Statement delivered by the Company) instruct the Collection Bank in writing to apply all collected and available funds on deposit in the Collection Account (including any investment earnings received with respect to such funds) in the following order of priority and in accordance with the Borrower Settlement Statement and the Collection Account Agreement:
          (i) first, to the extent not deducted directly out of revenues prior to deposit into the Collection Account or otherwise paid, to the P&R Reserve Account for payment by the Company to third parties (that are not Affiliates) of participations and residuals;
          (ii) second, ratably, (A) to the account of the Credit Agreement Administrative Agent designated in accordance with Section 2.13(a) of the Credit Agreement, for payment by the Credit Agreement Administrative Agent of (I) the annual Agency Fee under the Fee Letter and (II) any other fees or expenses of the Credit Agreement Administrative Agent or the Credit Agreement Collateral Agent for which the Company is responsible (other than the unused commitment fee), and (B) to the account designated by the Collateral Agent from time to time, for payment in respect of expenses of the Collateral Agent, in each case to the extent due and payable;
          (iii) third, to the account of the Credit Agreement Administrative Agent designated in accordance with Section 2.13(a) of the Credit Agreement, for payment by the Credit Agreement Administrative Agent of (A) interest and any unused commitment fee and (B) any letter of credit fees and related issuance expenses to the L/C Issuer;
          (iv) fourth, to the extent the aggregate amount of funds on deposit in the applicable Borrower Liquidity Reserve Account is less than the applicable Threshold Amount, to such Borrower Liquidity Reserve Account in the amount of such deficiency;
          (v) fifth, so long as no Event of Default shall have occurred and be continuing or would result therefrom and the conditions to the payment of interest in cash on account of the Notes set forth in the Note Documents have been satisfied, to the Company’s operating account for payment of interest in cash on the Notes;
          (vi) sixth, to the Company’s operating account, for distributions to be made by the Company to Holdings for payment by Holdings to the holders of its Stock to enable such holders to pay their respective tax obligations with respect to taxable income allocated to them from Holdings and its Subsidiaries in accordance with Section 8 .5(c)(i);

          (vii) seventh, to the account of the Credit Agreement Administrative Agent designated in accordance with Section 2.13(a) of the Credit Agreement, for payment by the Credit Agreement Administrative Agent of principal on all revolving loans then outstanding under the Credit Agreement;
          (viii) eighth, to the account of the Credit Agreement Administrative Agent designated in accordance with Section 2.13(a) of the Credit Agreement, for payment by the Credit Agreement Administrative Agent of any other obligations or liabilities then due and payable under the Credit Agreement; and
          (ix) ninth, to the Company’s operating account for use by the Company in accordance with the provisions of the Agreement and the Operating Budget.
          (b) Subject to paragraphs (c) and (d) below, if, on any Settlement Date, any Approved Completion Guarantor (i) has advanced amounts under the completion guaranty issued by it with respect to a Qualifying Film (any such Qualifying Film, a “Designated Film”) and (ii) has not been reimbursed in full for all amounts advanced by it and all other amounts payable pursuant thereto, then, notwithstanding the order of priority set forth in paragraph (a) above, at such time as the aggregate principal amount of loans made under the Credit Agreement in respect of the Designated Film (together with all interest thereon and fees and costs incurred in connection therewith to the extent permitted by the Completion Guaranty) have been repaid in full, and the Company has retained or recouped any sums permitted by the completion guaranty to be retained or recouped out of such aggregate sums before recoupment by such Approved Completion Guarantor, all subsequent sums derived from such Designated Film and deposited into the Collection Account shall be applied (A) first to the Company’s operating account for payment by the Company to such Approved Completion Guarantor until such Approved Completion Guarantor shall have been reimbursed in full and (B) second, as provided in paragraph (a) above.
          (c) If the Credit Agreement Collateral Agent (i) notifies the Collection Bank that an “event of default” has occurred and is continuing under the Credit Agreement Documents and (ii) so instructs the Collection Bank in its notification thereto (with a copy to the Company), the Collection Bank shall remit all funds maintained in the Collection Account, to the account of the Administrative Agent designated in accordance with Section 2.13(a) of the Credit Agreement for application by the Administrative Agent to the payment of the obligations and other liabilities of the Company in accordance with the terms of Section 2.12 of the Credit Agreement.
          (d) If (i) the Credit Agreement Collateral Agent notifies the Collection Bank that all revolving credit commitments under the Credit Agreement have been terminated and the obligations and liabilities of the Company thereunder have been paid in full in cash and (ii) the Collateral Agent (A) notifies the Collection Bank that an Event of Default has occurred and is continuing and (B) so instructs the Collection Bank in its notification thereto, the Collection Bank shall remit all funds maintained in the Collection Account to the account designated by the Collateral Agent in its notice to the Collection Bank for payment by the collateral agent to the Holders of the Notes.

SCHEDULE III
INITIAL OPERATING BUDGET

THE FILM DEPARTMENT
SUMMARY OF OPERATING EXPENSES

Calendar Year Ended	12/31/2007**	12/31/2008	12/31/2009	12/31/2010	12/31/2011	4/30/2012
Compensation & Wages
CEO — Partner	500,000	790,000	853,200	921,456	995,172	340,122
Year End Bonus	0	20,000	50,000	80,000	150,000	50,000
Deferred Equity	100,000	130,000	100,000	70,000	—	—
President & COO — Partner	333,333	526,667	568,800	614,304	663,448	226,748
Year End Bonus	0	25,000	35,000	57,000	100,000	33,333
Deferred Equity	66,667	75,000	65,000	43,000	—	—
President of Production — Partner	266,667	421,333	455,040	491,443	530,759	181,399
Year End Bonus	0	25,000	45,000	63,000	100,000	33,333
Deferred Equity	66,667	75,000	55,000	37,000	—	—
Creative Executive & Assistant to CEO #1	33,333	52,000	55,120	58,427	61,933	21,041
Creative Executive & Assistant to CEO #2	33,333	62,000	55,120	58,427	61,933	21,041
Assistant to President & COO	33,333	62,000	55,120	68,427	61,933	21,041
Assistant to President of Production	30,000	46,800	49,608	52,584	55,740	18,937
Executive Vice President of Legal & Business Affairs	143,333	225,033	240,786	257,641	275,676	93,940
Assistant to EVP Legal & Business Affairs	24,000	37,440	39,686	42,068	44,592	15,150
Vice President of Legal & Business Affairs	62,500	154,500	163,770	173,696	184,012	63,124
Assistant to VP of Legal & Business Affairs	15,000	37,080	39,305	41,663	44,163	15,150
Paralegal	32,083	56,925	60,341	63,961	67,799	23,145
Senior Vice President of Physical Production	116,667	183,167	195,988	209,708	224,387	76,463
Assistant to VP of Physical Production	33,333	52,000	55,120	58,427	61,933	21,041
Vice President of Production & Finance	75,000	154,500	163,770	173,596	184,012	63,124
Assistant to VP of Production & Finance	18,000	37,080	39,305	41,663	44,163	15,150
Vice President of Post Production	16,667	101,000	107,060	113,484	123,866	42,083
Assistant to VP of Post Production	6,000	36,360	38,542	40,854	44,592	15,150
International Delivery Manager	0	45,833	52,750	55,915	59,270	19,850
Domestic Delivery Manager	0	29,167	51,750	54,855	58,146	19,850
Chief Financial Officer	200,000	316,000	341,280	368,582	403,511	146,933
Assistant to CFO	24,000	37,440	39,686	42,068	44,592	15,150
Vice President of Finance (Controller/Participations)	100,000	157,000	167,990	179,749	205,795	70,128
Assistant to VP of Finance (Controller/Participations)	24,000	37,080	37,680	38,520	40,318	13,739
Manager of Accounts Payable	24,208	44,052	47,795	50,663	53,703	18,512
Manager of Accounts Receivable	0	6,917	41,915	44,430	47,096	16,476
Director of Production & Finance	58,333	103,500	110,240	116,293	123,270	42,083
Vice President of Production & Development	66,667	104,000	110,240	116,854	123,866	42,083
Assistant to VP and Director of Production & Development	24,000	37,440	39,686	42,068	44,592	15,150
Director of Production & Development	50,000	78,000	82,680	87,641	92,899	31,562
Receptionist #1	20,000	31,200	33,072	35,056	37,160	12,625
Receptionist #2	20,000	31,200	33,072	35,056	37,160	12,625
Human Resources & Office Manager	34,667	54,080	57,325	60,764	64,410	21,883
Year End Bonuses 5%	65,923	119,540	130,290	138,652	148,826	51,211
Pension 2.5%	59,295	101,470	110,321	118,256	127,397	43,729
Payroll Taxes (No Taxes w/hld on Pension) 13%	179,970	326,343	355,692	378,520	406,295	139,807
Employee Benefits (Not Calc. on Pension or Bonuses) 8%	193,476	330,304	358,627	364,020	410,676	141,800

Sub-Total — Compensation & Wages	3,150,455	5,356,450	5,787,772	6,169,691	6,609,090	2,265,710

Marketing & Promotion
Travel Expense — Allow	80,000	120,000	120,000	120,000	120,000	40,000
Hotel/Living	80,000	120,000	120,000	120,000	120,000	40,000
Entertainment	80,000	120,000	120,000	120,000	120,000	40,000
Publications/Dues/Conferences	20,490	18,675	18,675	18,675	18,675	4,973
Publicity	45,000	65,000	65,000	60,000	60,000	20,000

Sub-Total Marketing & Promotion	305,490	443,675	443,675	438,675	438,675	144,973

International Sales
Executive Vice President of International Sales	175,000	314,000	339,120	366,250	395,550	136,049
Assistant to EVP of International Sales	26,250	46,575	49,370	52,332	55,472	18,937
Vice President of International Sales	87,500	154,500	163,770	173,596	184,012	63,124
Vice President of International Business & Legal	72,917	128,750	136,475	144,664	153,343	52,603
Assistant to VP of International Sales	26,250	46,350	49,131	52,079	55,204	18,937
Year End Bonuses 5%	68,979	118,809	119,937	121,134	122,402	41,013
Pension 2.5%	9,698	17,254	18,447	18,140	24,150	7,241
Payroll Taxes (No Taxes w/hld on Pension) 13%	59,396	105,168	111,514	118,307	125,578	42,986
Employee Benefits (Not Calc. on Pension or Bonuses) 8%	31,033	55,214	59,029	63,114	67,486	23,172
Travel & Living	104,600	143,200	143,200	38,600	—	(429,600)
Promotion/Exhibition/Market Costs	121,000	198,000	198,000	77,000	—	(594,000)
Taxis & Local Transportation	6,500	13,500	7,500	7,500	6,000	2,000

Sub-Total International Sales	789,124	1,341,320	1,395,493	1,232,713	1,189,195	(617,537)

Development Expenses
Development Expenses	1,350,000	1,200,000	—	—	(1,650,000)	(900,000)

Sub-Total — Development Expenses	1,350,000	1,200,000	—	—	(1,650,000)	(900,000)

Office Expenses
Office Supplies	21,900	20,400	20,400	20,400	20,400	6,800
Office Phone Bill	63,750	113,500	114,000	114,000	114,000	38,000
Cellular Phone Bills	30,700	57,300	57,600	57,600	57,600	19,200
Internet Service & IT Servicing	105,300	180,000	180,000	180,000	180,000	60,000
Messenger Services	25,600	38,400	38,400	38,400	38,400	12,800
Office Equipment Leases	—	—	—	—	—	—
Utilities, Repairs & Maintenance	21,100	32,400	32,400	32,400	32,400	10,800
Mlsc Expense Allowance	26,700	40,800	40,800	40,800	40,800	13,600

Sub-Total — Office Expenses	295,050	482,800	483,600	483,600	483,600	161,200

Office Rental, Parking and Janltoria
Rent	54,127	303,381	312,482	350,568	360,198	121,840
Cleaning & Maintenance	4,000	6,350	6,985	7,260	7,260	2,420
Parking	46,270	80,220	82,626	83,641	84,896	28,717
Guest Parking	19,200	28,800	30,480	31,680	31,680	10,560

Sub-Total — Office Rental Expense	123,597	418,750	432,573	473,150	484,034	163,537

Other Expenses
Talent Agency Fee	70,000	120,000	120,000	120,000	120,000	40,000
Outside Legal and Acct.	63,000	108,000	108,000	108,000	108,000	36,000
Insurance (E&O & D&O)	63,000	108,000	108,000	108,000	108,000	36,000
Taxis & Local Transportation	3,500	6,000	6,000	6,000	6,000	2,000
Start-Up Costs	681,449

Sub Total — Other Expenses & Amort	880,949	342,000	342,000	342,000	342,000	114,000

State and City Business Taxes
Income Taxes — CA FTB	800	6,800	12,500	12,500	12,500	12,500
Income Taxes — LA Business	106	32,169	61,134	86,769	89,028	21,056

Sub Total — State and City Bus. Taxes	906	38,969	73,634	99,269	101,528	33,556

Total Operating Expense	6,895,570	9,623,965	8,958,747	9,239,098	7,998,121	1,365,439

“Assumes Start of Operations May 1, 2007
Assumes Conclusion of Operations at 20 Quarters on April 30, 2012
As of May 20, 2007

Schedule 4.2
to
Securities Purchase Agreement
Consents
     l. With respect to Holdings, authorizing resolutions of its members, Pain Cuit, Inc. and Sacker Consultants, Inc., pursuant to that certain Unanimous Written Consent of the Members of The Film Department Holdings LLC.
     2. With respect to the Company, authorizing resolutions of its sole member, The Film Department Holdings LLC, pursuant to that certain Unanimous Written Consent of the Sole Member of The Film Department LLC.

Schedule 4.3
to
Securities Purchase Agreement
Ownership of Holdings, the Company and Subsidiaries
A.	Jurisdiction of Organization; Ownership of Stock.
     l. Holdings.
          a. Jurisdiction of Organization: Delaware.
          b. Ownership of Stock of Holdings: see attached Schedule A.
     2. Company.
          a. Jurisdiction of Organization: Delaware.
          b. Ownership of Stock of Company: see attached Schedule B.
B. Stock Equivalents with Respect to Stock of Holdings: see warrants set forth on attached Schedule A.
C. Contractual Obligations with Respect to Issuance, Voting, Sale or Pledge of any Stock or Stock Equivalents:
     l. Holdings.
          a. Amended and Restated Holdings LLC Agreement includes provisions with respect to, and limitations on, the issuance, voting, sale and pledge of interests as more fully set forth therein.
          b. Executive Services Agreements provide for issuance of Class A Units and Class F — 1 Units and right of repurchase of such Units as more fully set forth therein.
          c. Class C Warrants.
          d. Class D Warrants.
          e. Class E Warrants.
          f. Subscription Agreements for purchase of membership interests in Holdings.
          g. Letter dated June l5, 2007, from Holdings to Singer 1995 Family Trust and Singer Children’s Irrevocable 2002 Trust.
     2. Company.
          a. Second Amended and Restated Company LLC Agreement includes provisions with respect to, and limitations on, the issuance, voting, sale and pledge of interests as more fully set forth therein.

Schedule A
to
Schedule 4.3
Ownership of Stock of Holdings
REGISTER OF MEMBERS AS OF THE CLOSING DATE

		Capital	Units in	Percentage
Members	Notice Address	Contributions	Class	Interest of Class
Class A:

Pain Cuit, Inc.	1937 Cedar Lodge	$0	365[1]	57.00%
	Terrace
	Los Angeles, CA
	90039
	Attn: Mark Gill

Sacker Consultants,	10833 Wilshire #132	$0	275[1]	43.00%
Inc.	Los Angeles, CA
	90024
	Attn: Neil Sacker

Class B:

Sandeman, Ltd.	MBC Building No. 3	$7,500,000	7,500	30.00%
	PO Box 72627
	Dubai Media City
	Dubai, United Arab
	Emirates
	Attn: Sheikh Waleed
	Al Ibrahim

Silver Haze Partners	6862 Elm Street	$7,000,000	7,000	28.00%
III, L.P.	Suite 720
	McLean, VA 22101
	Attn: Zeid Masri

Michael Singer as		$3,950,000	3,950	15.80%
Trustee for The	9800 De Soto Avenue
Singer 1995 Family	Chatsworth, CA 91311
Trust	Attn: Michael Singer

GE Capital Equity	201 Merritt 7	$1,450,000	1,450	5.80%
Holdings, Inc.	Norwalk, CT 06851
	Attn: Scott Webster

[1]	Units to vest in accordance with Executive Services Agreement. Presently, only 25% of such Units are vested.

		Capital	Units in	Percentage
Members	Notice Address	Contributions	Class	Interest of Class
Chip Seelig	8 Moseman Road	$1,000,000	1,000	4.00%
	Yorktown Heights,
	NY 10598
	Attn: Carol Seelig

CRG Movie Partners	2701 E Camelback	$800,000	800	3.20%
	Road #180
	Phoenix, AZ 85016
	Attn: Mike Witherill

Silver Haze Partners	6862 Elm Street	$500,000	500	2.00%
II, L.P.	Suite 720
	McLean, VA 22101
	Attn: Zeid Masri

Robert Wong as	600 Lexington Ave.	$500,000	500	2.00%
Trustee for the James	New York, New York
O. Welch, Sr.	10022
Residuary Trust fbo Welch Children (“Welch Trust”)	Attn: Leighton Welch
	and McCabe Heidrch
	& Wong, PC
	4 Gatehall Drive
	Parsippany, NJ 07054
	Attn: Christine Krentz

Mark Esses	13715 Sunset Blvd.	$500,000	500	2.00%
	Pacific Palisades, CA
	90272

L- T Entertainment	c/o Vestar	$500,000	500	2.00%
Enterprises, LLC	2425 East Camelback
	Road
	Phoenix, AZ 85016
	Attn: David Larcher

Mark Kvamme	Sequoia Capital	$250,000	250	1.00%
	4000 Sand Hill Road
	Building 4, Suite 180
	Menlo Park, CA 94025

Michael Goguen	Sequoia Capital	$250,000	250	1.00%
	4000 Sand Hill Road
	Building 4, Suite 180
	Menlo Park, CA 94025

Guy Haskin Fernald	1825 Castro Street	$250,000	250	1.00%
	San Francisco, CA
	94131

		Capital	Units in	Percentage
Members	Notice Address	Contributions	Class	Interest of Class
Jeff Singer as Trustee	9800 De Soto Avenue	$300,000	300	1.20%
of the Singer	Chatsworth, CA
Children’s 2002 Irrevocable Trust	91311

Richard Landry	11333 Iowa Avenue	$100,000	100	0.40%
	Los Angeles, CA
	90025

Michael P. Reilly	1217 Milan Avenue	$100,000	100	0.40%
	South Pasadena, CA
	91030

Rafe Fogel	450 Park Avenue	$50,000	50	0.20%
	10th Floor
	New York, New York
	10022

Class C:

GE Capital Markets,	299 Park Avenue, 4th	$1,300,000[2]	1,538[3]	100.00%
Inc.	Floor
	New York, New York
	10171
	Attn: Brian Crowley

Class D:

Allen & Company,	711 Fifth Avenue		1,282[3]	100.00%
LLC (Warrant	New York, New York
Holder)	10022
	Attn: John Josephson

Class E:

The Salter Group,	10850 Wilshire Blvd.		641[3]	100.00%
LLC (Warrant	Suite 530
Holder)	Los Angeles, CA
	90024
	Attn: Roy Salter

[2]	This amount represents the amount agreed to by the Company and the Warrant Holder in the Second Lien Securities Purchase Agreement as the issue price allocated to the Warrants issued to the Warrant Holders for Federal income tax purposes.

[3]	Units will be issued only upon exercise of Warrants. Presently, no Units have been issued.

		Capital	Units in	Percentage
Members	Notice Address	Contributions	Class	Interest of Class
Class F-1:

Mark Gill	1937 Cedar Lodge	$450,000[4]	450[5]	45.00%[5]
Terrace
Los Angeles, CA
90039
Attn: Mark Gill

Neil Sacker	10833 Wilshire #132	$283,000[4]	283[5]	28.30%[5]
Los Angeles, CA
90024
Attn: Neil Sacker

Robert Katz	2206 5th St.	$267,000[4]	267[5]	26.70%[5]
Santa Monica, CA
90405

Class F-2:

Michael Singer as			600[6]	60.00%
Trustee for The Singer 1995 Family	9800 Desoto Avenue
Trust	Chatsworth, CA 91311

Jeff Singer as Trustee			400[6]	40.00%
of the Singer Children’s 2002	9800 Desoto Avenue
Irrevocable Trust	Chatsworth, CA 91311

[4]	Class F-1 Amount if fully vested. Vesting occurs in accordance with the Class F-1 Member’s executive services agreement or employment agreement with the Company.

[5]	Assumes all Class F-1 Units are fully vested. Vesting occurs in accordance with the Class F-1 Member’s executive services agreement or employment agreement with the Company.

[6]	Assumes all Class F-2 Units are fully vested. Class F-2 Units vest at the same rate as the Class F-1 Units vest.

Schedule B
to
Schedule 4.3
Ownership of Stock of Company

Membership
			Interest		Percentage of
		Class of	Certificate	Number of	Outstanding
Issuer	Stockholder	Stock	Number(s)	Units	Units
Company	Holdings	Units	1	100	l00%

Schedule 8.9
to
Securities Purchase Agreement
Transactions with Affiliates
The right of first refusal arrangement set forth in that certain letter agreement dated June 8, 2007, between Holdings and Sandeman Investments, Ltd.

Schedule l2.2
to
Securities Purchase Agreement
Risk Factors
     An investment in the Notes, Warrants and Class C Units involves a high degree of risk. A prospective investor should carefully consider the risks described herein before making an investment decision. The risks and uncertainties described herein are not the only ones faced by the Group Members. Additional risks and uncertainties that the Group Members and their management are unaware of, or that they may currently deem immaterial, may become important factors that harm their business, results of operations and financial condition. If any of the following risks actually occur, the Group Members’ business, results of operations and financial condition could suffer. In that case, the value of the Group Members may suffer and a holder of Notes, Warrants and Class C Units may lose all or part of its investment.
Capitalization and Financial Risk
Because there may be a substantial delay between the completion of a purchase of Notes and Warrants and the production of a motion picture (collectively, “Films”), the Group Members’ expenses may be increased and it may take longer for the Company to generate revenues.
     The Group Members and their management have no way to predict when the Company will begin production of a motion picture. Production schedules on the Films may be subject to delays occasioned by scheduling conflicts of directors or actors attached to the Films. In addition, other considerations such as the availability and conditions of the locations the Company chooses to utilize may impact the timing of the commencement of principal photography or other phases of production. While the Company intends to begin production of the Films as soon as practical after the closing of the offering of the Notes and Warrants (the “Offering”), any delay in the start of production would also delay the completion of production, and the Company will not be able to generate significant revenues until a motion picture has been completed. General overhead and administrative costs will be incurred by the Group Members during this period, which means such a delay would also increase their expenses and reduce a Purchaser’s potential return. The Group Members also have incurred costs related to the establishment and capitalization of Holdings that have been funded by a $500,000 advance from a prospective purchaser of Class B Units. While these costs are reflected in Holdings’ budget, Holdings plans to issue $500,000 worth of Class B Units to such investor in exchange for this pre-closing $500,000 advance of funds.
Because it will be difficult to project the future revenues of the Films individually or cumulatively, the Group Members’ results of operations may vary substantially from quarter to quarter and year to year.

     In accordance with U.S. generally accepted accounting principles (“GAAP”) for the motion picture industry, the Company intends to amortize production costs based on current estimates of the total revenues expected to be received from a Film. The Group Members will be required to regularly review these estimates and revise them when necessary. As a result, actual results of operations may vary from period to period based on revisions in estimates caused by changes in conditions affecting the motion picture industry in general and the viewing audience in particular. A downward revision in revenue estimates would potentially require a change in the amortization rate of a Film’s costs resulting in reduced or negative earnings.
     The Group Members have no operating history from which to base future operating performance. The Group Members’ ability to forecast accurately the revenues of the Company is further limited because motion picture productions have long production cycles that make it difficult to predict the periods in which motion pictures will be completed, and in turn, released pursuant to a release schedule. Further, if the Group Members increase their average production budgets or overhead, they may increase the financial risks. Since some portion of the Group Members’ operating expenses are fixed in the short-term, the Group Members may not be able to quickly reduce spending if revenues are lower than projected. If the Company does not achieve its expected revenues, operating results will be below expectations.
The Group Members could have losses and there is no assurance of future profitability .
     The Group Members have no operating history. There is no assurance to Purchasers that the Group Members will operate profitably, and if the Group Members cannot, they may not be able to meet their applicable obligations regarding debt service, working capital requirements, capital expenditure plans, anticipated production of Films or other cash needs. The inability to meet those needs could have a material adverse effect on the Group Members’ business, results of operations and financial conditions.
The Group Members face substantial capital requirements and financial risks.
     The production, acquisition and distribution of motion pictures require a significant amount of capital. A material amount of time may elapse between the expenditure of funds and the receipt of commercial revenues from motion pictures. This timing gap requires that the Group Members fund a significant portion of their capital requirements from a Class B Membership Unit offering by Holdings of $25,000,000, a senior secured, syndicated revolving credit facility of up to $l40,000,000 (which may be increased in an amount up to $225,000,000) with General Electric Capital Corporation, as administrative agent for the lending syndicate (the “Senior Facility”), and the Offering.
A significant portion of the expected returns are dependent on the Company producing several significant commercial successes in the Films. The Group Members cannot assure Purchasers that any of the Films will reach this level of success.

     The estimated financial results prepared for the Group Members are based, in part, on the results of motion pictures produced by Mark Gill, the Company’s Chief Executive Officer, and Neil Sacker, the Company’s President & Chief Operating Officer, over the last several years. The Group Members cannot assure Purchasers that their future results of operations will reflect similar successes. Further, the Group Members cannot assure Purchasers that their new titles or any sequels, if produced, will achieve any commercial success. Without a newly released motion picture with the level of success of the referenced earlier movies, the Company’s revenues could be significantly lower than projected and jeopardize the return of capital.
Credit Facility Risk
Covenants contained in the Group Members’ Senior Facility and the Offering may restrict or prohibit their ability to borrow additional money, reinvest in new productions, sell assets and pay dividends and require that both of Messrs. Gill and Sacker continue providing their services to the Group Members on a full time basis. Compliance with these restrictions and covenants may limit the Group Members’ ability to implement elements of their business strategy and the loss of either Mr. Gill or Mr. Sacker without a timely acceptable replacement would be an event of default under the credit facilities.
     The Company currently intends to finance its future motion picture productions in part with funds made available to it under the Senior Facility. The Senior Facility and the Offering documents will contain restructive covenants including restrictions or prohibitions on dividends, capital expenditures, indebtedness and the redemption of ownership interests, which may limit the Group Members’ ability to operate their business or implement elements of their business strategy. In addition, these facility documents are conditional on the Group Members’ access to the services of Messrs. Gill and Sacker or successors to each of them acceptable to the facility providers. Further, with certain limited exceptions, Holdings will likely be unable to issue any preferred ownership interests, other than the Class B Units, and the Group Members will likely be unable to incur additional indebtedness or guarantee the indebtedness of others, without the consent of the facility providers. Were the services of either Mr. Gill or Mr. Sacker to be terminated or otherwise not available due to death, disability or resignation without their replacement by executives acceptable to the lending syndicate within 90 days of the termination of services or if the Group Members did not comply with the covenants and conditions in these credit facilities, an event of default would exist under the credit facilities, which could result in the early termination of the credit facilities by the facility providers. In addition, to secure these credit facilities, the Group Members will be required to grant to (a) the facility providers under the Senior Facility, a first priority security interest, and (b) the facility providers under the Offering, a second priority security interest, in each case in each of its Films and all of its other assets. The Group Members cannot assure Purchasers that both of Messrs. Gill and Sacker will continue to be available to provide services to the Group Members, that timely acceptable replacements can be found or that the Group Members will be able to comply with these or other covenants or conditions in the future, generate sufficient cash flow to repay the indebtedness to be incurred under such credit facilities or that the terms of these credit facilities will not limit their ability to operate their business or implement elements of their business strategy. The Group Members further cannot assure Purchasers that, in the event the need arises, they will be able to obtain additional financing or to refinance their indebtedness under these credit facilities on terms acceptable to the Group Members, or at all.
The Company will be required to obtain completion bonds on the motion pictures it produces as part of the requirements of its credit facilities.
     As a requirement of their commitments to supply the financing under their respective credit facilities, the facility providers will demand that the Company obtain completion bonds from a completion bond company before initiating production on a Film. A completion bond is a promise by a third party, which is typically a completion bond company, that a Film will be completed and delivered by a particular date. Under the terms of a completion bond, if the Company requires additional funds to complete a Film by the delivery date, the completion bond company will either disburse these funds or cause the Company to abandon production and pay production advances and any other amounts owed to entities financing such Film. The costs associated with securing a completion bond will increase the budget of a Film. Further, if the Company were unable to obtain a completion bond on acceptable terms for any individual Film, it could not begin production on that Film. The Company’s inability to secure a completion bond on acceptable terms when required to do so may have a material negative impact on the operations of the Group Members.
Production Risk
The Company’s revenues could decline if it fails to meet its production goals and release schedules.
     The production and distribution of motion pictures are subject to numerous uncertainties, including the satisfaction of any financing conditions, the availability of desired talent and quality material, and the release schedule of the major motion picture studios and independent production companies. If the Company fails to meet its production goals and release schedules, its revenues would decline. The Company currently intends to produce 28 Films over the next five years. The Group Members cannot assure the Purchasers that their goals will be met in the future. The Group Members also cannot assure the Purchasers that any of the pictures scheduled for release in the future will be completed on budget, or at all, or released following completion.
The loss of key executives or the failure to hire and integrate a capable new executive in place of either of them could harm the Group Members’ business.
     The Group Members will rely heavily on Mr. Gill and Mr. Sacker for their success and the loss of either of these officers could disrupt their business (and also would constitute an event of default under the Group Members’ credit facilities if replacements acceptable to the facility providers are not timely obtained—see Credit Facility Risk). Virtually all material decisions concerning the conduct of the business, including which motion pictures the Company will develop and produce are made or significantly influenced by Messrs. Gill and Sacker. Holdings’ executive services agreements with Messrs. Gill and Sacker are for an initial term of six years and expire on their sixth anniversary. While the Group Members believe that they will be able to enter into comparable executive services agreements with them at the end of such term if necessary, the Group Members cannot assure the Purchasers that Messrs. Gill and Sacker will execute such executive services agreements. Should the Group Members fail to continue to engage either Mr. Gill or Mr. Sacker, the Company may not be able to maintain the visibility in the industry that is necessary to maintain and extend its production, financing and distribution agreements and attract high quality talent. Further, there is the possibility that Messrs. Gill and Sacker will not continue to enjoy a positive working relationship in the future. Should Messrs. Gill and Sacker cease to enjoy a positive working relationship, the fact that each will have a significant, separate ownership interest in Holdings could disrupt the business operations, possibly resulting in a reduction in revenues.
If the Group Members are unable to continue to attract creative talent, the quality and/or commercial success of the motion pictures the Company produces may decline.
     The Group Members believe the success of a motion picture is tied closely to recruiting high-quality creative personnel for production and, if the Group Members are unable to attract such creative talent, the motion pictures the Company produces and the Group Members finance may be less commercially successful. Through special-purpose production service companies, directors, actors and screenplay writers will be contracted for on a motion picture-by-motion picture basis. Competition for these quality creative artists is intense. Since the quality and success of a motion picture is largely dependent on the artists who created it, the Group Members’ inability to attract first-rate creative talent could cause the quality and/or commercial success of the motion pictures the Company produces and the Group Members finance to decline.
The Group Members’ future performance and profitability could be impaired if they are unable to manage growth.
     The Group Members’ future performance and profitability will depend on a number of factors, including their ability to recruit, motivate and retain qualified personnel. Moreover, management, administrative and financial resources may face significant demands resulting from the level of film production.
Because the terms of a standard completion bond state that the bond company may take control of the production if the Company does not produce the Film on schedule and within budget, the artistic integrity and commercial viability of the Film may be reduced.

     The Company’s failure to complete any bonded Film on schedule or within budget could result in the completion bond company taking over production. If a completion bond company takes over production, it has the right to replace certain members of the production team, which right, if exercised, may reduce the quality of any finished Film or limit the Company’s ability to promote the Film in accordance with original promotion plans, all of which may harm the business.
If the Company does not complete any motion picture on schedule or within budget, its ability to generate revenue may be diminished or delayed.
     The Group Members’ success depends on the ability of the Company to complete the Films on schedule and within budget. The Company’s ability to adhere to these schedules and budgets will depend upon many factors that are not necessarily within the control of the Group Members. If the Company does not complete the Films on schedule, their distribution will be delayed and it will increase the time before the Company begins to generate revenues, which may reduce the ultimate financial return to the holders of the Group Members’ equity, including Class C Units.
Risks Associated with the Motion Picture Industry
The Group Members’ future results of operations may be adversely affected by a labor strike.
     Many film productions employ members of a number of entertainment industry guilds and unions, including, without limitation, the Writers Guild of America, the Screen Actors Guild, the Directors Guild of America, the International Alliance of Theatrical and Stage Employees, the Teamsters and the Alliance of Canadian Cinema, Television and Radio Artists. A strike by one or more of the unions that provide personnel essential to the production of motion pictures could delay or halt the Company’s ongoing production activities. Such a halt or delay, depending on the length of time, could cause a delay or interrption in the release of new motion pictures, which could have a material adverse effect on the Group Members’ business, results of operations or financial condition. Although the Company is not a signatory to any union or guild, the Company (through one or more of its subsidiaries) is likely to affiliate with one or more unions on a per production basis in connection with most (if not all) of its productions. In the event that any collective bargaining agreement is allowed to expire and a strike occurs, the Company’s ability to produce motion pictures will be materially adversely affected and the revenues and results of operations in future periods may be adversely affected.
The Group Members’ revenues and results of operations may fluctuate unexpectedly due to factors such as the timing of releases of competing motion pictures, the public acceptance of the motion pictures produced by the Company, the availability of talent and other factors that the Group Members cannot control.

     The Group Members cannot assure the economic success of any motion picture the Company produces or the Group Members finance because the production, completion and distribution of motion pictures are subject to numerous uncertainties, including the availability of creative talent, the release schedule of competing motion pictures, acceptance by the public and other factors. Predicting the economic success of a motion picture also is made difficult by the fact that the rights to a motion picture are often purchased at a very early stage in the motion picture’s development. The Group Members are thus exposed to the risk of acquiring rights to motion pictures that cannot be exploited as anticipated. In addition, the commercial success of a motion picture also depends upon the quality and acceptance of other competing motion pictures released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Therefore, there is a substantial risk that some or all of the motion pictures the Group Members produce and finance will not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized. If some or all of these motion pictures are not commercially successful, the creative community may look to the Group Members’ competitors to produce and finance their motion pictures. This will have a material adverse effect on the Group Members’ business, and the results of operations could fall short of expectations.
If the Group Members incorrectly project revenues of the Company’s motion pictures, industry accounting methods require that they accelerate the amortization of production costs and recognize unanticipated book losses.
     The Group Members’ results of operations in future years depend on their ability to project revenues of the Company’s titles because, in accordance with U.S. GAAP and industry practice, the Company amortizes negative costs for each motion picture using the “individual-films-forecast” method. Under this method, costs are amortized for each motion picture in the ratio that revenues eared in the current period for a particular motion picture title bear to management’s estimate of the total revenues to be realized from all media and markets for that motion picture title. The Group Members’ management will regularly review, and revise when necessary, the total revenue estimates on a motion picture-by-motion picture basis, which may result in a change in the rate of amortization and/or a write-down of the motion picture asset to net realizable value. As a result, in the event the Group Members’ initial total revenue estimates for a title were too high, under the industry’s accounting method, they would immediately recognize the entire loss in instances where they expect that a motion picture will not recover their investment. Comparatively, the profit of a successful motion picture must be deferred and recognized over the entire revenue stream generated by the individual picture. Accordingly, the Group Members’ revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period.
There is a risk of an oversupply of motion pictures in the marketplace that may cause the Company to experience a decline in revenues and harm the Group Members’ results of operations.

     Despite a general increase in market size, the number of motion pictures released by the Group Members’ competitors, particularly the major U.S. motion picture studios, especially during peak periods, may create an oversupply of product in the market, and may reduce the Company’s share of gross box-office receipts and make it more difficult for the Company’s motion pictures to succeed. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theater attendance is expected to be highest. The Group Members cannot guarantee that the Company will be able to release all of its Films during peak release times as scheduled. An oversupply of competing motion pictures may cause the Company’s revenues to decline and may harm the Group Members’ results of operations.
The Group Members’ revenue and profitability may be negatively affected by advances in technology that create alternative forms of entertainment.
     The entertainment industry in general and the motion picture industry in particular, continue to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology and shifting consumer tastes, the Group Members cannot accurately predict the overall effect that such changes may have on the potential revenue from, and profitability of motion pictures. In addition, certain distribution outlets for the motion pictures the Company produces and the Group Members finance may not obtain the public acceptance that was predicted. This may result in the Company paying higher distribution fees or receiving lower licensing fees when it renegotiates its distribution agreements.
Motion picture piracy may adversely affect the Company’s ability to maximize its revenues.
     Motion picture piracy is extensive in many parts of the world, including South America, Asia (including Korea, China and Taiwan), the countries of the former Soviet Union and other former Eastern bloc countries. The Motion Picture Export Association, the American Motion Picture Marketing Association and the American Motion Picture Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes on motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. In addition, the U.S. government has publicly considered implementing trade sanctions against specific countries which, in the opinion of the U.S. government, do not prevent copyright infringement of U.S.-produced motion pictures. There can be no assurance, however, that voluntary industry embargoes or U.S. government trade sanctions will be enacted. If enacted, such actions could impact the amount of revenue that the Company realizes from the international exploitation of motion pictures depending upon the countries subject to such action and the duration of such action. If not enacted or if other measures are not taken, the motion picture industry (and the Company as an industry participant) may continue to lose an indeterminate amount of revenue as a result of motion picture piracy.

Risks Related to the Offering
Management has some discretion over the use of proceeds from the Offering.
     While the affirmative vote of a majority of the Board of Directors is required for the approval of certain significant actions and expenditures outside the coverage of an approved business plan or budget, the Group Members’ management will retain some discretion over the use of proceeds raised in the Offering. Therefore, subject to such approval requirements, the Purchasers must rely on the judgment of the Group Members’ management in the application of the proceeds from the Offering.
Because the Group Members will spend significant funds with no ability to predict whether a Film or any Film will be successful, the Purchasers will encounter substantial financial risk.
     Producing motion pictures requires that the Group Members spend significant funds based entirely on their preliminary evaluation of a Film’s commercial potential. It is impossible, with a high degree of accuracy, to predict the success of any Film before its production starts. The ability of a Film to generate revenues will depend upon a variety of unpredictable factors, including, (i) public taste, which is always subject to change; (ii) the quantity and popularity of other films and leisure activities available to audiences upon a Film’s release; (iii) the competition for exhibition at movie theatres, through video retailers, on cable television and through other forms of distribution; and (iv) the fact that not all Films are distributed in all media. For any of these reasons, a motion picture may be commercially unsuccessful and the Group Members’ business may suffer.
     Although the Group Members intend to try to reduce the risk of motion picture production through their greenlighting process, that process is based on a number of estimates of the ability of the Company to license international distribution rights and the anticipated license fees for North American distribution. If the Company cannot achieve an acceptable North American theatrical distribution arrangement, the Company may instead seek to license a motion picture for home video, DVD, VOD and television exploitation only. Any failure to achieve the estimated international sales or to achieve acceptable North American theatrical distribution arrangements will adversely affect the Group Members’ performance.
The Group Members are dependent upon the decisions of the Board of Directors of Holdings.
     The business, property and affairs of the Group Members will be almost entirely dependent upon the decisions of the Board of Directors of Holdings, two Directors of which will be appointed by the holders of Class A Membership Units (the “Class A Members”), three of which will be appointed by three of the holders of Class B Membership Units (one by Sandeman Investments, Ltd., one by Silver Haze Partners III, L.P. and one by Michael Singer, together, the “Class B Members”), and one of whom will be jointly approved by the Directors appointed by the Class A Members and the Class B Members. The other Purchasers shall have no right to appoint a Director.

Because Delaware law provides that dissolving companies retain certain financial obligations, the Group Members’ investors may be liable for future claims.
     In the event that a Group Member is dissolved, the Directors will notify all current and former employees, contractors and creditors and give them a reasonable period of time to alert the Group Member of any remaining obligations. The Group Member will pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims, known to the Group Member and will make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Group Member which is the subject of a pending action, suit or proceeding, if any, to which the Group Member is a party. The Group Member will also make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Group Member or that have not arisen but that, based on facts known to the Group Member, are likely to arise or to become known to the Group Member within 10 years after the date of dissolution. Any equity owner of the Group Member, including in the case of Holdings, a holder of Class C Units, who receives a distribution in violation of Section l8-804(a) of the Delaware Limited Liability Company Act, and who knew at the time of the distribution that the distribution violated such section, will be liable to the Group Member for the amount of the distribution. Notwithstanding the foregoing, however, any equity owner who receives a distribution from the Group Member will have no liability for the amount of the distribution after the expiration of 3 years from the date of the distribution unless an action to recover the distribution from such member is commenced prior to the expiration of the said 3-year period and an adjudication of liability against such member is made in the said action.
Cash distributions are not guaranteed and will fluctuate with the Group Members’ performance.
     Although Holdings intends to distribute income earned, there can be no assurance regarding the amounts of income to be generated by the Group Members. The amount distributed in respect of the Class C Units will depend upon numerous factors, including profitability, fluctuations in working capital, the sustainability of margins and the performance of the Films.
The Notes, Warrants and Class C Units should be viewed as an undiversified and illiquid holding.
     The Notes, Warrants and Class C Units will be undiversified and such securities will be illiquid, as they are not expected to be listed or quoted on any stock exchange or other market. The Notes, Warrants and Class C Units are being offered without registration under the Securities Act, in reliance upon an exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as well as certain state securities laws exemptions. Certain restrictions on transferability preclude disposition and transfer of the Notes, Warrants or Class C Units except pursuant to an effective registration statement or in accordance with an exemption from registration under the Securities Act and applicable state securities. There is currently no market for the Notes, Warrants or Class C Units and no market is expected to develop. The Notes, Warrants and Class C Units have not been registered under the Securities Act or the securities laws of any state. Consequently, no Purchaser may sell or otherwise transfer or dispose of any Notes, Warrants or Class C Units unless such securities are registered under the Securities Act and any applicable state securities laws or unless such securities are being sold or otherwise transferred or disposed of in reliance on an exemption from such registration requirements and in compliance with limited liability company agreement of the applicable Group Member. As a result, the Purchasers may be unable to dispose of their investment at the time they desire to do so.
Conflicts of Interest
     Holdings will be entering into various agreements with certain of its members, including Executive Services Agreements with Messrs. Gill and Sacker, an employment agreement with Robert Katz (a Class F-l Member), the Senior Facility and the Offering (including Warrants) with a Class B Member or its affiliates, and a right of first refusal with Sandeman Investments, Ltd. (a Class B Member) with respect to pay and free television distribution rights in the territory of the Middle East and North Africa to all of the Company’s Films produced during the five year period commencing on the closing of the Offering.
Tax Risks.
     VARIOUS ASPECTS OF THE INVESTMENT IN THE NOTES, WARRANTS AND CLASS C UNITS, INCLUDING, WITHOUT LIMITATION, FEDERAL, STATE, LOCAL OR FOREIGN TAXATION, MAY PRODUCE EFFECTS WHICH CAN VARY BASED ON A PROSPECTIVE INVESTOR’S PARTICULAR CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO STATUS AS A C CORPORATION (FOR PURPOSES OF THE RULES REGARDING INTEREST DEDUCTIONS ON APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS), COUNTRY OF RESIDENCY, AND SITUS AND NATURE OF THE GROUP MEMBERS’ OPERATIONS. THEREFORE, PROSPECTIVE INVESTORS ARE URGED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO ALL OF THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE GROUP MEMBERS WITH SPECIFIC REFERENCE TO THEIR INDIVIDUAL TAX SITUATIONS. THE GROUP MEMBERS AND THEIR MANAGEMENT ARE NOT MAKING ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, AND NONE SHOULD BE INFERRED WITH RESPECT TO THE GROUP MEMBERS, THE ECONOMIC RETURNS, TAX LIABILITY OR TAX ADVANTAGES, IF ANY, WHICH MAY ACCRUE TO ANY INVESTOR.
Financial Projections.
     Forward looking data, such as the results of the financial projections contained in the Five Year Business Plan and Five Year Budget set forth in Schedule B-1 and Schedule B-2 to the Amended and Restated Holdings LLC Agreement, are inherently uncertain, and no representation or warranty, express or implied, is made with respect to such projections or the assumptions, hypothetical results, estimates, hypothetical performance analysis or other financial information contained in such models. Actual results may vary materially from the hypothetical results contained herein. Assumptions involve significant elements of subjective judgments and analyses and changes thereto and/or consideration of different or additional factors could have a material impact on the results indicated.
     Each prospective Purchaser must make its own evaluation of such financial projections (including the assumptions on which they are based). The Group Members and their advisors do not assume any responsibility for the accuracy or validity of such financial projections or the assumptions, hypothetical results, estimates, hypothetical performance analysis or any other financial information contained in such projections. Nothing contained herein shall constitute any representation or warranty as to future performance. The Group Members and their advisors do not expect to update or otherwise revise the information contained in the financial projections. Each prospective Purchaser should conduct its own investigation to determine the merits and risks relating to the assumptions and the operation of the Group Members and it should consult with its own counsel, accountant or business advisor with respect to business, legal, tax and other matters concerning the materials.
Only a partial list of Risk Factors.
     THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THE OFFERING PROSPECTIVE INVESTORS SHOULD REVIEW ALL MATERIALS PROVIDED BY THE GROUP MEMBERS BEFORE DETERMINING WHETHER TO INVEST IN THE NOTES AND WARRANTS.

EXHIBIT A
FORM OF NOTE
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND UPON THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT REFERRED TO BELOW. WITHOUT LIMITING THE FOREGOING, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE ACT, IF APPLICABLE) UNDER THE ACT, AS IN EFFECT ON THE DATE OF TRANSFER ONLY (1) TO THE COMPANY OR THE FILM DEPARTMENT HOLDINGS LLC, (2) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE ACT, (3) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (4) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (3) OR (7) OF RULE 501 UNDER REGULATION D UNDER THE ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE COMPANY A SIGNED LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE SECURITIES PURCHASE AGREEMENT, OR BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, (5) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE ACT, (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT

EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR OF A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.
THIS NOTE IS SUBJECT TO PROVISIONS IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 27, 2007 AMONG THE FILM DEPARTMENT LLC, THE PURCHASERS NAMED THEREIN AND GENERAL ELECTRIC CAPITAL CORPORATION, AS THE ORIGINAL COLLATERAL AGENT FOR THE SECURED PARTIES, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. PLEASE CONTACT THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES FOR THE INFORMATION DESCRIBED IN TREASURY REGULATIONS SECTION 1.1275-3(B)(1)(i).

No. [ ]	,20
$
SECURED SECOND LIEN NOTE
          FOR VALUE RECEIVED, the undersigned, The Film Department LLC, a Delaware limited liability company (the “Company”), promises to pay                                         , or its registered assigns (the “Holder”), the principal sum of                                                              Dollars ($                    ) plus all interest that has been capitalized and added to the outstanding principal balance of this Note on June 27, 2014 (the “Scheduled Maturity Date”), or such earlier date as the obligations evidenced hereby may become due and payable pursuant to the terms of the Securities Purchase Agreement (as defined below), and to pay interest (computed on the basis of a year of 360 days and twelve 30-day months) at a rate per annum equal to the Applicable Interest Rate (as defined below). The Company promises to pay interest, in arrears, on the outstanding principal amount of the Note quarterly on March 31, June 30, September 30 and December 31 of each year (each, an “Interest Payment Date”), commencing on September 30, 2007 (or on the next Business Day following such date, in the event such date is not a Business Day) and on such date as this Note may be prepaid or the maturity accelerated. In the event the Cash Interest Conditions are satisfied immediately after giving effect to any interest payment required to be paid hereunder, interest shall be payable in cash to the extent payable by the Company (in its discretion) in cash (and, if so determined, in an amount not less than the Cash Percentage of the accrued but unpaid interest due and payable on such date), with any additional interest required to be paid on any Interest Payment Date paid by being capitalized and added to the aggregate outstanding principal amount of this Note and thereafter bearing interest at the Applicable Interest Rate. In the event the Cash Interest Conditions are not satisfied immediately after giving effect to any interest payment required to be paid hereunder, all accrued but unpaid interest required to be paid on the applicable Interest Payment Date shall be paid by being capitalized and added to the aggregate outstanding principal amount of this Note. All interest that has been paid by being capitalized and added to the outstanding principal balance of this Note shall be due and payable in cash on the Scheduled Maturity Date, or such earlier date as the obligations evidenced hereby may become due and payable pursuant to the Securities Purchase Agreement. If an Event of Default has occurred and is continuing, the per annum interest rate payable in respect of the outstanding principle balance of this Note shall equal the Applicable Default Interest Rate (computed on the basis of a year of 360 days and twelve 30-day months), which if accruing shall be payable on demand by the Company by being capitalized and added to the outstanding principal balance of this Note.
          Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as therein defined. For the purposes hereof, the following terms shall have the following meanings:
          “Applicable Default Interest Rate” means a percentage per annum equal to four percent (4.0%) per annum in excess of the interest rate otherwise applicable to the Obligations.
          “Applicable Interest Rate” means a percentage per annum equal to (a) twelve percent (12.0%) per annum, if the Cash Interest Conditions are satisfied immediately after giving effect to any interest payment due hereunder on an Interest Payment Date and the Company has paid in cash accrued interest to the extent required by the introductory paragraph of this Note and (b) thirteen and one half percent (13.5%) per annum, in all other cases.
          “Cash Interest Conditions” means each of the following: (a) no Event of Default shall have occurred and be continuing or would result after giving effect to any interest payment to be made hereunder, (b) immediately after giving effect to any interest payment to be made hereunder, not less than the Threshold Amount is on deposit in each Borrower Liquidity Reserve Account (and, in the case of the Interest Reserve Account, such account is fully funded) and (c) the Company has unrestricted cash and Cash Equivalents, together with unused borrowing availability under the Credit Agreement that may be drawn to fund interest payments due hereunder, sufficient to pay in cash accrued but unpaid interest due and payable on the applicable Interest Payment Date equal to the Cash Percentage or more of the accrued but unpaid interest due and payable on such date.
          “Cash Percentage” means a percentage (expressed as a fraction), the numerator of which is five percent (5.0%) and the denominator of which is the Applicable Interest Rate.
          This Note is one of a series of Secured Second Lien Notes due 2014 (herein called the “Notes”) issued pursuant to the Securities Purchase Agreement dated as of June 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) among the Company, The Film Department Holdings LLC, a Delaware limited liability company, as one of the guarantors, the respective Purchasers named therein and General Electric Capital Corporation, as collateral agent, and is entitled to the benefits thereof and each other Note Document. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 11.20 of the Securities Purchase Agreement and (ii) to have made the representations set forth in Article XII of the Securities Purchase Agreement. This Note is guaranteed by the Guarantors pursuant to the Guaranty and Security Agreement. The obligations evidenced hereby, and those of the Guarantors under the Guaranty and Security Agreement, are secured by Liens in the Collateral described in the Guaranty and Security Agreement and the other Security Documents. This Note and the Liens granted by the Company and the Guarantors pursuant to the Guaranty and Security Agreement are subject to the terms of the Intercreditor Agreement.
          This Note is a registered obligation. The right, title and interest of the Holder and its assignees in and to this Note shall be transferable only upon notation of such transfer in the register described in Section 11.2 of the Securities Purchase Agreement and no assignment thereof shall be effective until recorded therein as provided in Section 11.2 of the Securities Purchase Agreement. This paragraph and Section 11.2 of the Securities Purchase Agreement shall be construed so that this Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions). Without limiting the foregoing, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          Payments of principal of, interest on and any premiums due in respect of this Note are to be made in lawful money of the United States of America in accordance with Section 2.9 of the Securities Purchase Agreement.
          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms and conditions specified in the Securities Purchase Agreement, but not otherwise.
          If an Event of Default occurs and is continuing, the principal of this Note (including any capitalized interest) may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Securities Purchase Agreement.
          This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
          IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officers as of the day and year first above written.

THE FILM DEPARTMENT LLC
By:	The Film Department Holdings LLC, its
sole member

By:
Mark Gill, Chief Executive Officer

By:
Neil Sacker, President & Chief Operating
Officer

EXHIBIT B
FORM OF WARRANT

WARRANT
To Purchase Class C Units
of
The Film Department Holdings LLC
Warrant No. ___
No. of Class C Units ___

		Page
18.3	Successors and Assigns	9
18.4	Amendment	9
18.5	Severability	9
18.6	Section and Other Headings	9
18.7	Governing Law	9
18.8	Waiver of Jury Trial	10
18.9	Covenant Regarding Consent	10
18.10	Remedies	10
18.11	Counterparts	10

Exhibit A	Subscription Form

Exhibit B	Addendum Agreement

Exhibit C	Assignment Form

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AS REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BOARD OF DIRECTORS SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN (X) THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE FILM DEPARTMENT HOLDINGS LLC (“LLC AGREEMENT”), AND (X) THE OTHER TRANSACTION DOCUMENTS DESCRIBED IN THE LLC AGREEMENT, IN EACH SUCH CASE, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. of Class C Units: ___	Warrant No. ___
WARRANT
To Purchase Class C Units of
The Film Department Holdings LLC
     Whereas, in connection with the Securities Purchase Agreement dated as of June 27, 2007 (as the same may be modified from time to time, the “Securities Purchase Agreement”) among The Film Department Holdings LLC, a Delaware limited liability company (the “Company”), the purchasers named therein and General Electric Capital Corporation, as collateral agent for such purchasers, the Company has agreed to issue and sell to the purchasers named therein (i) $30,000,000 aggregate principal amount of its 12% Senior Secured Second Lien Notes due 2014 (such notes, the “Notes”) and (ii) warrants to purchase Class C Units (as hereinafter defined) upon the terms and subject to the conditions set forth therein (collectively, the “TFD Class C Warrants”) and
     WHEREAS, this Warrant is one of the TFD Class C Warrants.
     NOW THEREFORE, the parties hereby agree that [                    ], or registered assigns, in exchange for consideration the receipt and sufficiency of which is hereby acknowledged, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from the Company,___Class C Units (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $.0 1 per Class C Units on the terms and conditions set forth herein.
I. DEFINITIONS
     The following terms have the meanings set forth below:
     “Additional Class C Units” means all Class C Units issued by the Company after the date of this Warrant other than any Warrant Units.
     “Board” means the board of directors of the Company.

     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.
     “Class B Members” means those persons purchasing Class B Units in the Company as of the date hereof for an aggregate amount of $25,000,000 and who are signatories to the LLC Agreement, and their successors and assigns.
     “Class B Units” has the meaning set forth in the LLC Agreement.
     “Class C Units” means (except where the context otherwise indicates) the Class C Units of the Company as constituted on the date of this Warrant, and any capital unit into which such Class C Units may thereafter be reclassified or otherwise changed, and shall also include (i) any Class C Units of the Company of any other class (regardless of how denominated) issued to the holders of Class C Units upon any reclassification thereof and (ii) Class C Units of a successor or acquiring company received by or distributed to the holders of Class C Units.
     “Company” has the meaning set forth in the recitals.
     “Convertible Security” means any option, warrant or membership interest of the Company or any other security or instrument, including without limitation any debt security, in any case, which is convertible directly or indirectly into or exercisable or exchangeable for Additional Class C Units, either immediately or upon the occurrence of a specified date or a specified event.
     “Exercise Period” has the meaning set forth in Section 2.1.
     “Exercise Price” means, in respect of a Class C Unit on any date herein specified, the price at which a Class C Unit may be purchased pursuant to this Warrant on such date.
     “Expiration Date” means June 27, 2017.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Holder” means [               ], any of its successors, or any of their registered assigns.
     “LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of June 8, 2007.
     “NASD” means the National Association of Securities Dealers, Inc., or any successor thereto.
     “NASDAQ” means the automated quotation system of the NASD.
     “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
     “Preferred Return” has the meaning set forth in the LLC Agreement.

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     “Required Holders” means the holders of the TFD Class C Warrants exercisable for in excess of 50% of the aggregate number of Warrant Units then purchasable upon exercise of all TFD Class C Warrants.
     “SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.
     “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
     “Threshold Date” means the date that the Class B Members have received distributions from the Company equal to the sum of the amounts contributed by the Class B Members to the Company and the Preferred Return.
     “Transfer” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, hedge, other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law, and whether or not for value), of this Warrant or the Warrant Units (or any interest (pecuniary or otherwise) therein or right thereto), including without limitation, derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, this Warrant or the Warrant Units are transferred or shifted to another Person, intestate succession, upon termination of a trust, or as a result of or in connection with any property settlement or judgment incident to a divorce, dissolution of marriage or separation (including by decree or other court order).
     “Warrant” means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Units for which they may be exercised.
     “Warrant Price” means an amount equal to (i) the number of Warrant Units being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Exercise Price as of the date of such exercise.
     “Warrant Units” means the Class C Units issued or issuable upon the exercise of this Warrant or any other TFD Class C Warrant.
II. EXERCISE OF WARRANT
     2.1 Exercise Period. This Warrant will be exercisable at any time after the Threshold Date until 5:00 p.m., New York time, on the Expiration Date (the “Exercise Period”). During the Exercise Period Holder may exercise this Warrant, on any Business Day, for all or any part of the Warrant Units.
     2.2 Exercise Notice; Delivery of Certificates. In order to exercise this Warrant, Holder shall deliver to the Company at its principal office designated by the Company in Section 18.2, a duly executed written notice, of Holder’s election to exercise this Warrant, specifying the number of Class C Units to be purchased, in substantially the form attached hereto as Exhibit A (the “Subscription Notice”), and a duly executed Addendum Agreement in substantially the form attached hereto as Exhibit B (the “Addendum Agreement”). In addition, as soon as practicable after the delivery of a Subscription Notice, but subject to the receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), Holder shall deliver to the Company at the aforementioned address, (i) payment of the Warrant Price pursuant to Section 2.3, and (ii) this Warrant. Upon receipt of a Subscription Notice and the Addendum Agreement, the Company shall, as promptly as practicable, and, subject to receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), in any event within five (5)

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Business Days thereafter, deliver to Holder the Addendum Agreement duly executed by the Company and shall also provide evidence of the admission of Holder as a member into the Company by listing Holder on the Company’s Register of Members. Subject to Article IX, Holder shall be deemed to have become a holder of record of such Warrant Units for all purposes, as of the date on which the Subscription Notice, the Addendum Agreement and payment of the Warrant Price pursuant to any one of the options set forth in Section 2.3 have all been received by the Company and all taxes required to be paid by Holder, if any, pursuant to Section 2.4 have been paid. If this Warrant shall have been exercised in part, the Company shall deliver to Holder a new Warrant evidencing the rights of Holder to purchase the remaining Warrant Units issuable upon exercise of this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding the foregoing, if in connection with the exercise of a Warrant or acquisition of Warrant Units by Holder, any regulatory approval shall be required, including expiration of any applicable waiting period, then, if the Warrant is exercised prior to such approval, the Expiration Date shall be extended while any such regulatory approval or waiting period is pending and, upon the provision by Holder to the Company of a Subscription Notice and the Addendum Agreement, any payment of the Warrant Price shall be paid promptly following receipt of such approval.
     2.3 Payment of Warrant Price. Payment of the Warrant Price shall be made at the option of Holder by:
(a) cash (by check) or by wire transfer;
(b) cancellation by Holder of indebtedness of the Company to Holder; or
(c) any combination thereof, duly endorsed by or accompanied by a Subscription Notice, substantially in the form attached hereto as Exhibit A, and Addendum Agreement, substantially in the form attached hereto as Exhibit B.
     2.4 Payment of Taxes. The Company shall pay all expenses, taxes and other governmental charges with respect to the issuance or delivery of the Warrant Units. The Company shall not be required, however, to pay any transfer tax or other similar charge imposed in connection with the issuance of any certificate for Warrant Units in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.
     2.5 Certain Restrictions. The Company hereby acknowledges that the exercise of this Warrant by Holder may subject the Company and/or Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). If on or before the Expiration Date, Holder has sent the Subscription Notice and Addendum Agreement to the Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of restrictions under the HSR Act, Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.
III. TRANSFER, DIVISION AND COMBINATION
     3.1 Transfer. Subject to compliance with Article IX of this Warrant, the Company shall register any Transfer of this Warrant and all rights hereunder, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender by Holder of this Warrant at the principal office of the Company referred to in Section 2.2, together with a duly executed written assignment of this

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Warrant substantially in the form of Exhibit C hereto and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Promptly following such surrender and, if required, such payment, the Company shall at its expense, subject to Article IX, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Article IX, may be exercised by a new Holder for the purchase of Warrant Units without having a new Warrant issued.
     3.2 Division and Combination. Subject to Article IX, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a duly executed written notice specifying the names and denominations in which new Warrants are to be issued. Subject to compliance with Section 3.1 and with Article IX as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
     3.3 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of Transfer of the Warrants.
IV. RESTRICTIONS AGAINST ISSUANCE OF
ADDITIONAL CLASS C UNITS
     Except for the TFD Class C Warrants being issued pursuant to the Securities Purchase Agreement, and the Class C Units to be issued upon exercise thereof, the Company shall not issue any Additional Class C Units or Convertible Security without the prior written consent of the Required Holders, which may be given or withheld upon such terms as they deem appropriate in their sole discretion.
V. NOTICES TO WARRANT HOLDERS
     5.1 Notice of Threshold Date. The Company shall promptly notify Holders of the Threshold Date, which notice shall in any event be given within five (5) Business Days after the occurrence of the Threshold Date.
     5.2 Notice of Corporate Action. If at any time:
(a) the Company shall take a record of the holders of its Class C Units for the purpose of entitling them to receive a distribution;
(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital Class C Units of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or
(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall give to Holder advance prior written notice of the date on which a record date shall be selected in respect of such event. Such notice shall also specify (i) the date on which the holders of Class C Units shall be entitled to any such distribution or right, and

5

the amount and character thereof and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Class C Units shall be entitled to exchange their Warrant Units for securities or other property deliverable upon such event.
VI. NO IMPAIRMENT
     Company shall not by any action, including, without limitation, amending its certificate of organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may upon the exercise of this Warrant validly and legally issue fully paid and nonassessable Class C Units that are not subject to preemptive rights. The Company will obtain all such authorizations, exemptions or consents from any Governmental Authority having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
VII. RESERVATION AND AUTHORIZATION OF CLASS C UNITS
     From and after the date of this Warrant, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Class C Units as will be sufficient to permit the exercise in full of all outstanding Warrants. All Class C Units which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.
VIII. TAKING OF RECORD; CLASS C UNITS AND WARRANT TRANSFER OF BOOKS
     In the case of all distributions by the Company to the holders of its Class C Units with respect to which any provision of Article IV refers to the taking of a record of such holders, the Company will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its transfer books so as to prevent or delay the exercise or transfer of any Warrant.
IX. RESTRICTIONS ON TRANSFERABILITY
     The Warrants and the Warrant Units shall not be Transferred before satisfaction of the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the LLC Agreement and the Securities Act with respect to the Transfer of any Warrant or any Warrant Unit. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article IX.
     9.1 Compliance With LLC Agreement. The LLC Agreement restricts the transfer of this Warrant or any Warrant Units to any Person other than a Permitted Transferee (as defined in the LLC Agreement) or as otherwise expressly permitted by Article V of the LLC Agreement. Transfers which are not made in strict compliance with Article V of the LLC Agreement (including without limitation, the conditions of transfer set forth in Section 5.2 thereof, the right of first offer set forth in Section 5.3 thereof and the other sections thereof described elsewhere in this Warrant) shall be null and void and of no force and effect.

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     9.2 Restrictive Legend.
     Except as otherwise provided in this Article IX, each certificate for Class C Units (if certificates are to be issued in accordance with the terms of the LLC Agreement) initially issued upon the exercise of this Warrant, and each certificate (if any) for Class C Units issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AS REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BOARD OF DIRECTORS SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN (X) THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE FILM DEPARTMENT HOLDINGS LLC (“LLC AGREEMENT”), AND (X) THE OTHER TRANSACTION DOCUMENTS DESCRIBED IN THE LLC AGREEMENT, IN EACH SUCH CASE, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”
     9.3 Termination of Restrictions. The restrictions and requirements imposed by Section 9.2 shall terminate as to any particular Warrant or Warrant Units (a) when and so long as such security shall have been effectively registered under the Securities Act, (b) when the Company shall have received an opinion of counsel (which may be Holder’s inside corporate counsel) that such securities may be transferred without registration thereof under the Securities Act or (c) the sale of such securities has been made pursuant to SEC Rule 144. Whenever the restrictions imposed by Article IX shall terminate as to this Warrant, as hereinabove provided, Holder shall be entitled to receive from the Company, at the expense of the Company, a new Warrant without the restrictive legend set forth in Section 9.2). Whenever the restrictions imposed by this Section 9.2 shall terminate as to any Class C Units, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the expense of the Company, a new certificate representing such Class C Units not bearing the restrictive legend set forth in Section 9.2).
X. SUPPLYING INFORMATION
     Company shall cooperate with each holder of a Warrant and each holder of Warrant Units in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC or any other governmental entity as a condition to the availability of an exemption from the registration requirements of the Securities Act for the sale of any Warrant or Warrant Units. The Company shall also supply such information as may be reasonably necessary for such holder to comply with tax, accounting and other applicable law.

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XI. LOSS OR MUTILATION
     Upon receipt by the Company from any holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.
XII. LIMITATION OF LIABILITY
     No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Units, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Class C Units or as a membership interest holder of the Company, whether such liability is asserted by the Company, by creditors of the Company or by any third party.
XIII. TAG-ALONG RIGHTS
     The holder of this Warrant is subject to the “Tag-Along” rights set forth in Section 5.7 of the LLC Agreement.
XIV. DRAG-ALONG RIGHTS
     The holder of this Warrant is subject to the “Drag-Along” provisions set forth in Section 5.6 of the LLC Agreement.
XV. VOTING RIGHTS
     Upon exercise of this Warrant, the holder of the Warrant Units shall have such voting rights as a member of the Company as are set forth in the LLC Agreement.
XVI. REGISTRATION RIGHTS
     Upon exercise of this Warrant, the holder of Warrant Units shall have such registration rights as are set forth in Section 5.9 of the LLC Agreement.
XVII. DISTRIBUTIONS; TAX ALLOCATIONS
     Prior to, and upon, exercise of this Warrant, the holder of Warrant Units shall have the right to receive the distributions payable to holders of Class C Units as set forth in Sections 7.4 and 11.3 of the LLC Agreement and to receive allocations of income, gain, loss or deductions as set forth in Articles VII and XI of the LLC Agreement.
XVIII. MISCELLANEOUS
     18.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for under this Warrant, or fails to comply with any other provision of this Warrant, the Company shall pay to

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Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
     18.2 Notices. All notices and communications to be given or made under this Warrant shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:
(a) If to Holder, at its last known address appearing on the books of the Company maintained for such purpose and any other address sent by Holder to the Company in compliance with this Section 18.2.
(b) If to the Company, at:
The Film Department Holdings LLC
8439 Sunset Boulevard, 2nd Floor
West Hollywood, California 90069
Attention: Mr. Mark Gill and Mr. Neil Sacker
Telecopy: (866) 311-4894
Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail.
     18.3 Successors and Assigns. Subject to the provisions of Section 3.1 and Article IX, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant and shall be enforceable by any such holder. No other Person shall have any right, benefit or obligation under this Warrant.
     18.4 Amendment. No amendment or waiver of any provision of this Warrant or any other Warrant shall be effective without the written consent of the Company and all of the Required Holders of the TFD Class C Warrants, which amendments shall become effective upon notice of such amendments to all holders of the TFD Class C Warrants (which notice the Company commits to provide).
     18.5 Severability. If one or more provisions of this Warrant are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties’ intent to the maximum extent, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.
     18.6 Section and Other Headings. The section and other headings contained in this Warrant are for the convenience of the parties only and shall not affect the meaning or interpretation of this Warrant.
     18.7 Governing Law. This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of law principles of such state.

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     18.8 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, the Warrant or the transactions contemplated herein or related hereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that the other party has not represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other party hereto have been induced to enter into the Warrant by the mutual waivers and certifications in this Section 18.8.
     18.9 Covenant Regarding Consent. The Company covenants to use its best efforts upon the request of Holder to seek any waivers or consents, or to take any other action required, to effectuate the exercise of this Warrant by Holder.
     18.10 Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
     18.11 Counterparts. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.
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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.
Dated:                                         , 2007

THE FILM DEPARTMENT HOLDINGS LLC
By:
Mark Gill, Chief Executive Officer

By:
Neil Sacker, President & Chief Operating Officer

ACCEPTANCE
     The undersigned Holder, acting through its authorized representative, hereby accepts and agrees to the terms of this Warrant.

[Name of Holder]
By:

Its:

EXHIBIT A
SUBSCRIPTION NOTICE
[To be executed only upon exercise of Warrant]
     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of           Class C Units of the Company and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant. Concurrent with the delivery of this Subscription Notice, the undersigned also is executing and delivering to the Company an Addendum Agreement in the form attached as Exhibit B to the Warrant to Purchase Class C Units of the Company. The undersigned requests that the Company admit the undersigned as a member, issue to the undersigned (whose address is                                         ) such Class C Units and deliver certificates, if any, evidencing such Class C Units, together with evidence of the undersigned’s admission as a member into the Company by the delivery of an updated Register of Members and, if such Class C Units shall not include all of the Class C Units issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Warrant Units issuable hereunder be delivered to the undersigned.
     The undersigned shall tender payment in the following form as provided for in Section 2.3 of this Warrant:                                         .

Date: , 20

Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

A-1

EXHIBIT B
ADDENDUM AGREEMENT
     This Addendum Agreement is made this ___ day of                     , 200 ___, by and between                                          (the “Exercising Warrant Holder”), and The Film Department Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of June 8, 2007, including all exhibits and schedules thereto (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
     WHEREAS, the Company, the Members and the Warrant Holders entered into the Agreement (and their respective spouses, to the extent applicable, have consented to the provisions of the Agreement) to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company, the Members, the Warrant Holders and its and their Units;
     WHEREAS, the Exercising Warrant Holder is acquiring Units to be issued by the Company, in accordance with the Agreement; and
     WHEREAS, the Company, the Members and the Warrant Holders have required in the Agreement that all Persons to whom Units of the Company are transferred and all other Persons acquiring Units must enter into an Addendum Agreement binding the Exercising Warrant Holder and the Exercising Warrant Holder’s spouse to the Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Exercising Warrant Holder, the Exercising Warrant Holder’s spouse and the Units to be acquired by the Exercising Warrant Holder as are imposed upon the Members or Warrant Holders under the Agreement.
     NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Exercising Warrant Holder of the Units, the Exercising Warrant Holder acknowledges and agrees as follows:
     1. The Exercising Warrant Holder has received and read the Agreement and acknowledges that the Exercising Warrant Holder is acquiring the Units in accordance with and subject to the terms and conditions of the Agreement.
     2. The Exercising Warrant Holder represents and warrants, as of the date hereof, to the Company and the Members as follows:
a.	the Exercising Warrant Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and, if such Exercising Warrant Holder is not executing this Agreement in its individual capacity, the execution, delivery, and performance by such Exercising Warrant Holder of this Agreement have been duly authorized by all necessary action;

b.	this Agreement has been duly and validly executed and delivered by such Exercising Warrant Holder and constitutes the binding obligation of such Exercising Warrant Holder enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;

c.	the execution, delivery, and performance by such Exercising Warrant Holder of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law to which such Person is subject, (ii) violate any order, judgment, or decree applicable to such Person, or (iii) conflict with, or result in a breach or default under, any agreement or other instrument to which such Person is a party or, if such Exercising Warrant Holder is not executing this Agreement in its individual capacity, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Person’s ability to satisfy its obligations hereunder;

d.	no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Exercising Warrant Holder to perform its obligations hereunder or, if such Exercising Warrant Holder is not executing this Agreement in its individual capacity, to authorize the execution, delivery and performance by such Exercising Warrant Holder of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Exercising Warrant Holder’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Exercising Warrant Holder is a party;

e.	such Exercising Warrant Holder is acquiring the Units for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Exercising Warrant Holder acknowledges that the Units have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Exercising Warrant Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Units and is capable of bearing the economic risks of the transactions contemplated by this Agreement; and

f.	such Exercising Warrant Holder does not have any liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Agreement by such Exercising Warrant Holder.
     3. The Exercising Warrant Holder makes the representations and warranties set out in Section 4.1(a) of the Agreement and agrees that the Units acquired or to be acquired by the Exercising Warrant Holder are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound, by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Exercising Warrant Holder were an original party to the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.
     4. The Exercising Warrant Holder hereby agrees to accept the Units and hereby agrees and consents to become a Member.

     5. Any notice required as permitted by the Agreement shall be given to Exercising Warrant Holder at the address listed beneath the Exercising Warrant Holder’s signature below.
     6. The spouse of the Exercising Warrant Holder, if applicable, joins in the execution of this Addendum Agreement to acknowledge its fairness and that it is in such spouse’s best interests, and to bind such spouse’s community interest, if any, in the Units to the terms of the Agreement.
     7. This Addendum Agreement shall be governed by and construed in accordance with Delaware law.

Exercising Warrant Holder	Exercising Warrant Holder’s Spouse

Address:

AGREED TO on behalf of the Company:

THE FILM DEPARTMENT HOLDINGS LLC

By:

Its:

EXHIBIT C
ASSIGNMENT FORM
     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Class C Units set forth below:

Name and Address of Assignee	No. of Class C Units
and does hereby irrevocably constitute and appoint                                          attorney-in-fact to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:

Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

CB-4

EXHIBIT C
FORM OF NOTATION OF GUARANTY
[REVERSE OF NOTE]
For value received, each Guarantor (which term includes any successor Person under the Guaranty and Security Agreement (as defined below)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Guaranty and Security Agreement dated as of June 27, 2007 (as amended, restated, supplemented or otherwise modified, the “Guaranty and Security Agreement”) executed by The Film Department LLC, a Delaware limited liability company (the “Company”) and the subsidiaries and affiliates of the Company party thereto in favor of General Electric Capital Corporation, as collateral agent, and the other secured parties referred to therein, (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company incurred in connection therewith (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). The obligations of the Guarantors to the Holders of Notes and to the Collateral Agent are expressly set forth in the Guaranty and Security Agreement and reference hereby is made thereto for the precise terms of the Guaranty and Security Agreement, which terms are incorporated herein by reference.
     IN WITNESS WHEREOF, each of the undersigned has caused this Notation of Guaranty to be duly executed.

By:
Name:
Title:

CB-5

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
FORM OF COMPLIANCE CERTIFICATE
                                        ,                     1
          This certificate is delivered pursuant to Section 6.1(c) of, and in connection with the consummation of the transactions contemplated in, the Securities Purchase Agreement, dated as of June 27, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), among The Film Department LLC, a Delaware limited liability company (the “Company”), The Film Department Holdings LLC, a Delaware limited liability company, as one of the Guarantors, the Purchasers named therein and General Electric Capital Corporation, as collateral agent for the Secured Parties referred to therein (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
          The undersigned, a duly authorized Responsible Officer of the Company having the name and title set forth below under his signature, hereby certifies, on behalf of the Company for the benefit of the Secured Parties and pursuant to Section 6.1 of the Securities Purchase Agreement that such Responsible Officer of the Company is familiar with the Securities Purchase Agreement and that, in accordance with each of the following sections of the Securities Purchase Agreement, each of the following is true on the date hereof, both on or before the date hereof:
     (a) In accordance with Section 6.1[(a)/(b)] of the Securities Purchase Agreement, attached hereto as Annex A are the Financial Statements for the [Fiscal Quarter/Fiscal Year] ended ___, ___ required to be delivered pursuant to Section 6.1 [(a)/(b)] of the Securities Purchase Agreement. Such Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flows of Holdings as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]2 [without qualification as to the scope of the audit or as to going concern and without any other similar qualification, together with the certificate from the Group Members’ Accountants with respect to such Consolidated Financial Statements required to be delivered pursuant to Section 6.1(b) of the Securities Purchase Agreement. The examination by the Borrower’s Accountants in connection with such Financial Statements has been made in accordance with the standards of the United States’ Public Company accounting Oversight Board (or any successor entity).]3
     (b) In accordance with Section 6.1(c) of the Securities Purchase Agreement, no Default or Event of Default is continuing as of the date hereof[, except as provided for

[1]	Insert date of delivery of certificate.

[2]	Insert language in brackets only for quarterly reports.

[3]	Insert language in brackets only for annual certifications.

on Annex B attached hereto, with respect to each of which the Company proposes to take the actions set forth on Annex B].
     (c) In accordance with Section 6.1(d) of the Securities Purchase Agreement, (i) the [Corporate Chart attached hereto as Annex C[-1]] [last Corporate Chart delivered pursuant to such Section)], is correct and complete as of the date hereof, (ii) all documents required to be delivered pursuant to the Note Documents by any Note Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended) and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date hereof have been delivered to the Purchasers [or are attached hereto as Annex C[-2]].
     (d) In accordance with Section 6.1(f) of the Securities Purchase Agreement, attached hereto as Annex D is a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year elapsed on or prior to the date hereof discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.
     (e) [In accordance with Sections 6.1(g) and (h) of the Securities Purchase Agreement, attached hereto as Annexes E and E are complete and correct (i) copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof and (ii) a summary of all material insurance coverage maintained as of the date thereof by any Group Member4].5
          IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

Name:
Title:

[4]	Insert other information reasonably required by the Administrative Agent.

[5]	Insert bracketed language only for annual reports.
[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE DATED                     ,                    ]

ANNEX A
TO
COMPLIANCE CERTIFICATE OF THE FILM DEPARTMENT LLC
DATED                     ,
FINANCIAL STATEMENTS

[ANNEX B
TO
COMPLIANCE CERTIFICATE OF THE FILM DEPARTMENT LLC
DATED                     ,
CONTINUING DEFAULTS]6

6        Delete if not used in the text of the certificate.

ANNEX C[-1]
TO
COMPLIANCE CERTIFICATE OF THE FILM DEPARTMENT LLC
DATED                     ,
CORPORATE CHART

ANNEX C[-2]
TO
COMPLIANCE CERTIFICATE OF THE FILM DEPARTMENT LLC
DATED                     ,
MODIFICATIONS TO CONSTITUENT DOCUMENTS

ANNEX D
TO
COMPLIANCE CERTIFICATE OF THE FILM DEPARTMENT LLC
DATED                     ,
MANAGEMENT DISCUSSION AND ANALYSIS

ANNEX E
TO
COMPLIANCE CERTIFICATE OF THE FILM DEPARTMENT LLC
DATED                     ,
MANAGEMENT LETTERS

ANNEX F
TO
COMPLIANCE CERTIFICATE OF THE FILM DEPARTMENT LLC
DATED                     ,
SUMMARY OF MATERIAL INSURANCE COVERAGE

EXHIBIT E
FORM OF GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT
(SECURITIES PURCHASE AGREEMENT)
(SECOND LIEN)
Dated as of June 27, 2007
among
THE FILM DEPARTMENT LLC
and
Each Grantor
From Time to Time Party Hereto
and
GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent

		Page
ARTICLE I DEFINED TERMS		1

Section 1.1	Definitions	1
Section 1.2	Certain Other Terms	6

ARTICLE II GUARANTY		7

Section 2.1	Guaranty	7
Section 2.2	Limitation of Guaranty	7
Section 2.3	Contribution	7
Section 2.4	Authorization; Other Agreements	7
Section 2.5	Guaranty Absolute and Unconditional	8
Section 2.6	Waivers	9
Section 2.7	Reliance	9

ARTICLE III GRANT OF SECURITY INTEREST		9

Section 3.1	Collateral	9
Section 3.2	Grant of Security Interest in Collateral	10

ARTICLE IV REPRESENTATIONS AND WARRANTIES		10

Section 4.1	Title; No Other Liens	10
Section 4.2	Perfection and Priority	10
Section 4.3	Jurisdiction of Organization; Chief Executive Office	11
Section 4.4	Locations of Inventory, Equipment and Books and Records	11
Section 4.5	Pledged Collateral	11
Section 4.6	Instruments and Tangible Chattel Paper Formerly Accounts	11
Section 4.7	Intellectual Property	12
Section 4.8	Commercial Tort Claims	12
Section 4.9	Specific Collateral	12
Section 4.10	Enforcement	12
Section 4.11	Representations and Warranties of the Securities Purchase Agreement	12

ARTICLE V COVENANTS		13

Section 5.1	Maintenance of Perfected Security Interest; Further Documentation and Consents	13
Section 5.2	Changes in Locations, Name, Etc	13
Section 5.3	Pledged Collateral	14
Section 5.4	Accounts	14
Section 5.5	Commodity Contracts	14
Section 5.6	Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper	15
Section 5.7	Intellectual Property	15
Section 5.8	Notices	16
Section 5.9	Notice of Commercial Tort Claims	16
Section 5.10	Physical Properties and the Laboratory	17
Section 5.11	Compliance with Securities Purchase Agreement	17

ARTICLE VI REMEDIAL PROVISIONS		16

Section 6.1	Code and Other Remedies	17

i

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement
Annex 4	Form of Laboratory Pledgeholder Agreement

Schedule 1	Filings
Schedule 2	Jurisdiction of Organization; Chief Executive Office
Schedule 3	Intellectual Property

iii

          GUARANTY AND SECURITY AGREEMENT, dated as of June 27, 2007, by The Film Department LLC, a Delaware limited liability company (the “Company”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 together with the Company, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”) as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Holders and each other Secured Party (each as defined in the Securities Purchase Agreement referenced below), and each other Secured Party.
W I T N E S S E T H:
          WHEREAS, pursuant to the Securities Purchase Agreement dated as of June 27, 2007 (as the same may be modified from time to time, the “Securities Purchase Agreement”), among the Company, The Film Department Holdings LLC, a Delaware limited liability company, as one of the Guarantors, the Purchasers named therein and GE Capital, as collateral agent for the Holders and other Secured Parties referred to therein, the Company has issued and sold to the Purchasers named therein $30,000,000 aggregate principal amount of its Secured Second Lien Notes due 2014 upon the terms and subject to the conditions set forth therein;
          WHEREAS, each Grantor (other than the Company) has agreed to guaranty the Obligations (as defined in the Securities Purchase Agreement) of the Company;
          WHEREAS, each Grantor will derive substantial direct and indirect benefits from the purchase by the Purchasers of the notes to be issued and sold by the Company pursuant to the Securities Purchase Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the notes to be issued and sold by the Company pursuant to the Securities Purchase Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;
          NOW, THEREFORE, in consideration of the premises and to induce the Purchasers and the Collateral Agent to enter into the Securities Purchase Agreement and to induce the Holders to purchase the notes to be issued and sold by the Company thereunder, each Grantor hereby agrees with the Collateral Agent as follows:
ARTICLE I
DEFINED TERMS
     Section 1.1 Definitions. (a) Capitalized terms used herein without definition are used as defined in the Securities Purchase Agreement.
          (b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.
          (c) The following terms shall have the following meanings:
          “Agreement” means this Guaranty and Security Agreement.
          “Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.
          “Collateral” has the meaning specified in Section 3.1.
          “Excluded Property” means, collectively, (i) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Agreement or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (ii) any fixed or capital asset owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation of any other Lien on such asset and (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include (a) any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property) or (b) any Film Collateral.
          “Film Collateral” means all right, title and interest of any Grantor in each Film and all collateral, allied, ancillary, subsidiary and merchandising rights therein, and all properties and things of value pertaining thereto and all products and proceeds thereof whether now in existence or hereafter made, acquired or produced, in each case to the extent of any Grantor’s interest therein, including, without limitation:
          (i) All rights of every kind and nature (including, without limitation, copyrights) in and to any literary, musical or dramatic material of any kind or nature upon which, in whole or in part, any Film is based, or from which it is adapted or inspired or that has been used or included in such Film including, without limitation, all scripts, screenplays, scenarios, teleplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, articles, manuscripts, musical compositions, records and soundtrack recordings or other properties or materials of any kind or nature in whatever state of completion and all drafts, versions and variations thereof with respect to such Film (hereinafter referred to collectively as the “Literary Property”);
          (ii) All physical properties of every kind or nature and in every media of or relating to any Film and all versions thereof, including, without limitation, all physical properties relating to the development, production, completion, delivery, exhibition, distribution or other

2

exploitation of any Film, and all versions thereof or any part thereof, including, without limitation, the Literary Property, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre print materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices and all other forms of pre print elements that may be necessary or useful to produce prints or other copies or additional pre print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to any Film in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (hereinafter referred to collectively as the “Physical Properties”)
          (iii) All rights of every kind or nature to the extent a Grantor has the same in and to any and all music and musical compositions created for, used in or to be used in connection with the Film, including, without limitation, all copyrights therein and all rights to perform, copy, record, re-record, produce, publish, reproduce or synchronize any or all of said music and musical compositions as well as all other rights to exploit such music, including record, sound track recording and music publishing rights;
          (iv) All collateral, allied, ancillary, subsidiary, publishing and merchandising rights of every kind and nature, without limitation, derived from, appurtenant to or related to any Film or the Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, prequel, serial or series production rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by any Film, the Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature arising out of or connected with or inspired by any Film, or the Literary Property, the title or titles of any Film, the characters appearing in any Film or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to any Film, all remakes, prequels or sequels thereof and/or said Literary Property;
          (v) All rights of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery and exploitation of any Film, including, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, personnel, animators, cameramen and other creative, artistic and technical staff and agreements for the use of studio space, equipment, facilities, locations, animation services, special effects services and laboratory contracts;
          (vi) All insurance and insurance policies heretofore or hereafter placed by any Grantor upon any Film or the insurable properties thereof and/or any Person, Persons, entity or entities engaged in the development, production, completion, delivery or exploitation of any Film and obtained in connection with any Film and the proceeds thereof;
          (vii) All copyrights, rights in copyrights, interests in copyrights and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained upon any Film or the Literary Property or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register copyright claims and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of any Grantor for past, present and future infringements of copyright;

3

          (viii) All rights to produce, acquire, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit any Film, the Literary Property and any and all rights therein (including, without limitation, the rights referred to in paragraph (iii) of this definition above) in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, pay per view, sustaining subscription, sponsored and direct broadcast satellite), in theaters, non-theatrically, on cassettes, cartridges and discs and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;
          (ix) All rights of any kind or nature, direct or indirect, to produce, develop, reacquire or finance any Film, or any rights in any Film, including, without limitation, pursuant to agreements between any Grantor and any Subsidiary of the Company that relate to the ownership, production or financing of any Film;
          (x) All rent, revenues, income, royalties, compensation, products, increases, proceeds and profits, or other property obtained or to be obtained from the production, release, sale, distribution, subdistribution, lease, sublease, marketing, licensing, sublicensing, exhibition, broadcast, transmission, reproduction, publication, ownership, exploitation or other uses or disposition of any Film and the Literary Property (or any rights therein or part thereof), in any and all media, including without limitation, the properties thereof and of any collateral, allied, ancillary, merchandising and subsidiary rights therein and thereto, and amounts recovered as damages by reason of unfair competition, the infringement of copyright, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;
          (xi) Any and all documents, equipment, instruments and inventory, not elsewhere included in this definition, that may arise in connection with the creation, production, completion, delivery, financing, ownership, possession or exploitation of any Film;
          (xii) Any and all documents, receipts or books and records relating to any Film, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to any Film and any element thereof;
          (xiii) All accounts and all general intangibles in connection with or relating to any Film including, without limitation, all accounts and all general intangibles constituting rights to receive the payment of money, or other valuable consideration, all accounts and all other rights to receive the payment of money including, without limitation, rights to receive the payment of money under present or future contracts or agreements (whether or not earned by performance), from the sale, distribution, exhibition, disposition, leasing, subleasing, licensing, sublicensing and other exploitation of any Film or the Literary Property or any part thereof or any rights therein in any medium, whether now known or hereafter developed, by any means, method, process or device in any market including, without limitation, all of the Grantor’s right, title and interest in, to and under distribution agreements or licensing agreements relating to any Film, if any, as the same may hereafter from time to time be amended, renewed, modified, supplemented, extended or replaced, including the Grantor’s rights to receive payments thereunder, if any, and all other rights to receive film rentals, license fees, distribution fees, producer’s shares, royalties and other amounts of every description including, without limitation, from (x) video distributors and wholesalers, theatrical exhibitors, non theatrical exhibitors, television networks and stations and airlines, cable television systems, pay television operators, whether on a subscription, per

4

program charge basis or otherwise, and other exhibitors, (y) distributors, subdistributors, lessees, sublessees, licensees and sublicensees (including any Subsidiary) and (z) any other Person that distributes, exhibits or exploits any Film or the Literary Property or elements or components of any Film or the Literary Property or rights relating thereto; and
          (xiv) All proceeds, products, additions and accessions (including insurance proceeds, and including any deposit accounts containing any such proceeds) of any property referred to in subparagraphs (i) through (xiii) of this definition above.
          “Guaranteed Obligations” has the meaning set forth in Section 2.1.
          “Guarantor” means each Grantor other than the Company.
          “Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.
          “Laboratories” means those film and sound laboratories located in the United States, Canada or the United Kingdom approved in accordance with the Credit Agreement Documents, or if all obligations under the Credit Agreement have been paid in full and all commitments thereunder terminated, the Collateral Agent (not to be unreasonably withheld) and the applicable Approved Completion Guarantor that at any time may hold or will be holding any of the Physical Properties of a Film and have signed and delivered to the Collateral Agent a Laboratory Pledgeholder Agreement.
          “Laboratory Pledgeholder Agreement” means a laboratory pledgeholder agreement, in substantially the form of Annex 4 or such other form as shall be approved in accordance with the Credit Agreement Documents (or if all obligations under the Credit Agreement have been paid in full and all commitments thereunder terminated, such other form as shall be acceptable to the Collateral Agent), among the Collateral Agent, the Company, the Approved Completion Guarantor party thereto and a Laboratory.
          “Literary Property” has the meaning set forth in the definition of “Film Collateral”.
          “Material Film Collateral” means all Film Collateral with respect to any Film, to the extent material to the development, production or exploitation thereof.
          “Material Intellectual Property” means (i) all Material Film Collateral and (ii) all Intellectual Property (other than Film Collateral) that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.
          “Physical Properties” has the meaning set forth in the definition of “Film Collateral”.
          “Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, but excluding any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Securities Purchase Agreement.

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          “Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.
          “Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, issued by the obligors named therein, but excluding any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Securities Purchase Agreement
          “Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments, but excluding any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Securities Purchase Agreement
          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
          “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, to the extent such interests are not certificated, but excluding any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Securities Purchase Agreement.
          “Security Cash Collateral Account” means a Cash Collateral Account that is not otherwise required to be maintained in accordance with the Securities Purchase Agreement.
          “Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.
          “Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Company.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
          “Vehicles” means all vehicles covered by a certificate of title law of any state.

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     Section 1.2 Certain Other Terms. (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.
          (b) Section 1.4 of the Securities Purchase Agreement is applicable to this Agreement as and to the extent set forth therein.
          (c) Intercreditor Agreement. Anything herein to the contrary notwithstanding, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the other Note Documents and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Note Document, the terms of the Intercreditor Agreement shall govern and control. Any reference in this Agreement and the other Note Documents to a “first priority lien”, or words of similar effect in describing the liens and security interests created hereunder shall be understood to refer to such priority subject to the claims of the First Lien Creditors and the First Lien Agent (each as defined in the Intercreditor Agreement). All representations, warranties and covenants in this Agreement and the other Note Documents shall be subject to the provisions and qualifications set forth in this Section 1.2(c).
ARTICLE II
GUARANTY
     Section 2.1 Guaranty. To induce the Purchasers to purchase the notes to be issued and sold by the Company pursuant to the terms of the Securities Purchase Agreement, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Note Document, of all the Obligations of the Company whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.
     Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Note Document to the contrary notwithstanding, the maximum aggregate amount for which any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Note Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

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     Section 2.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and other Obligations and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Company) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.
     Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:
          (a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Note Document (except, in the case of any of the foregoing to the extent applicable to this Agreement, in which case Section 8.5 hereof shall govern);
          (b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Note Documents;
          (c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;
          (d) (i) Sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and
          (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.
     Section 2.5 Guaranty Absolute and Unconditional. To the maximum extent permitted by applicable law, each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Required Holders):
          (a) the invalidity or unenforceability of any obligation of the Company or any other Guarantor under any Note Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other

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guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;
          (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Company or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Note Document or any Lien thereunder;
          (c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;
          (d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, any other Guarantor or any of the Company’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;
          (e) any foreclosure, whether or not through judicial sale, and any other Sale of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or
          (f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, any other Guarantor or any of the Company’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.
     Section 2.6 Waivers. To the maximum extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder (other than any notice required to be delivered to a Guarantor hereunder pursuant to Section 6.1(b) or Section 6.1(e) hereof) including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees, until the payment in full in cash of the Guaranteed Obligations, not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other Guarantor by reason of any Note Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.
     Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other

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Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          To induce the Purchasers to purchase the notes to be issued and sold by the Company pursuant to the Securities Purchase Agreement, each Grantor hereby represents and warrants each of the following to the Collateral Agent, the Purchasers and the other Secured Parties:
     Section 4.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.
     Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly authorized form), (ii) with respect to any deposit account as original collateral or constituting proceeds except as otherwise provided in Section 9-315(c) and (d) of the UCC, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Collateral Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper a security interest in which has not been perfected by the filing of a financing statement, the completion of all steps necessary to grant control to the Collateral Agent over such electronic chattel paper and (vi) in the case of Vehicles, the notation of the Collateral Agent’s security interest on the certificate of title of such Vehicle. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or pursuant to the terms of the Intercreditor Agreement and subject, for the following Collateral to the occurrence of the following: (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Collateral Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Collateral Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Collateral Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

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     Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or principal place of business and the locations of its books and records concerning the Collateral, in each case as of the date hereof, is specified on Schedule 2.
     Section 4.4 Locations of Physical Properties, Equipment and Books and Records. On the date hereof, such Grantor has no interest in any Physical Properties and only immaterial interests in equipment.
     Section 4.5 Pledged Collateral. (a) On the date hereof, no Guarantor has any Subsidiaries or any right, title or interest in any Pledged Collateral (other than in the case of Holdings, for the Company and Holdings’ interests in the Stock of the Company). Any Pledged Stock constituting Collateral hereunder has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and any Pledged Debt Instrument and Pledged Stock issued by a limited liability company or partnership has been duly authorized, authenticated or issued and delivered by and constitutes the legal, valid and binding obligation of the obligor or issuer with respect thereto, as the case may be, enforceable in accordance with its terms (subject, as to enforceability, to any applicable bankruptcy, insolvency or similar law affecting the rights and remedies of creditors generally and to general principles of equity).
          (b) Upon the occurrence and during the continuance of an Event of Default, but subject to the Intercreditor Agreement and then only to the extent set forth in Section 6.3, the Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.
     Section 4.6 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Credit Agreement Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).
     Section 4.7 Intellectual Property. (a) Schedule 3, as supplemented by the Intellectual Property information provided pursuant to Section 5.7, sets forth a true and complete list for such Grantor of all right, title and interest of such Grantor in all Material Intellectual Property that has been registered by such Grantor with any Governmental Authority or that is subject to applications therefor by such Grantor, which Schedule (and supplements thereto) shall include for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed and (4) as applicable, the registration or application number and registration or application date.
          (b) All Material Film Collateral owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable. Neither the execution, delivery and performance of the transactions contemplated by the Note Documents nor any holding, decision, judgment or order rendered by any Governmental Authority against such Grantor or any of its assets has or will result in a breach of, or default under, or otherwise limit or impair in any material respect the ownership, use, validity or enforceability of, or any rights of, such Grantor in,

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any Material Film Collateral. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging in any material respect the ownership, use, validity or enforceability of, or such Grantor’s rights in, any Material Film Collateral of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing in any material respect any Material Film Collateral of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any IP License constituting Material Film Collateral.
     Section 4.8 Commercial Tort Claims. As of the date hereof, such Grantor has no right, title or interest in any commercial tort claim.
     Section 4.9 Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.
     Section 4.10 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.
     Section 4.11 Representations and Warranties of the Securities Purchase Agreement. The representations and warranties as to such Grantor and its Subsidiaries made by the Company in Article IV of the Securities Purchase Agreement are true and correct on each date as required by Section 3.2(f) of the Securities Purchase Agreement.
ARTICLE V
COVENANTS
          Each Grantor agrees with the Collateral Agent to the following, as long as any Obligation remains outstanding and, in each case, unless the Required Holders otherwise consent in writing:
     Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Note Document, any Related Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to Sell any Collateral (other than a Note Document or a Credit Agreement Document) if such restriction would have a Material Adverse Effect.
          (b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

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          (c) Pursuant to Section 6.1(d) of the Securities Purchase Agreement, such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent.
          (d) At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request, including executing and delivering any Control Agreements with respect to deposit accounts and securities accounts, to the extent required by the Securities Purchase Agreement.
     Section 5.2 Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:
     (i) change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or
     (ii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
     Section 5.3 Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to the Credit Agreement Collateral Agent (or, if all obligations under the Credit Agreement have been paid in full and all commitments thereunder terminated, the Collateral Agent), in suitable form for transfer and in form and substance reasonably satisfactory to the Credit Agreement Collateral Agent (or the Collateral Agent, as the case may be), (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.
          (b) Event of Default. During the continuance of an Event of Default, but subject to the Intercreditor Agreement and then only to the extent set forth in Section 6.3, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.
          (c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

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          (d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral;provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Note Document.
     Section 5.4 Accounts. (a) Such Grantor shall not, other than in the ordinary course of business and if not in the ordinary course of business, for so long as no Event of Default has occurred and is continuing, as long as none of the following are material, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.
          (b) The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent’s request, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.
     Section 5.5 Commodity Contracts. Such Grantor shall not be a party to any commodity contracts.
     Section 5.6 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Credit Agreement Collateral Agent (or, if the obligations under the Credit Agreement have been paid in full and the commitments thereunder terminated, the Collateral Agent), such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Collateral Agent” and, at the request of the Collateral Agent, shall immediately deliver such instrument or tangible chattel paper to the Credit Agreement Collateral Agent (or if the obligations under the Credit Agreement have been paid in full and the commitments thereunder terminated, the Collateral Agent), duly indorsed in a manner satisfactory to the Credit Agreement Collateral Agent (or the Collateral Agent, as the case may be).
          (b) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent and the Credit Agreement Collateral Agent.
          (c) If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $100,000, such Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights

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under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Controlled Deposit Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.
          (d) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
     Section 5.7 Intellectual Property. (a) Promptly, and in any event within ten Business Days following the date on which any Grantor acquires any Material Intellectual Property that is registered or subject to applications for registration, such Grantor shall provide notice thereof to the Collateral Agent and shall deliver to the Collateral Agent (A) written evidence of the registration of any and all such Material Intellectual Property and (B) a duly executed short form intellectual property security agreement in the form attached hereto as Annex 3 covering such Material Intellectual Property.
          (b) Such Grantor shall not do any act or omit to do any act whereby any portion of the Copyrights constituting Material Film Collateral may become invalidated, otherwise impaired or fall into the public domain.
          (c) Such Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration of Material Film Collateral may become forfeited, misused or unenforceable in any material respect, or of any material adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Film Collateral (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation, in each case constituting Material Film Collateral.
          (d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair in any material respect the Intellectual Property of any other Person. In the event that any Material Film Collateral of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party in any material respect, such Grantor shall take such action as it deems appropriate under the circumstances in response thereto or as otherwise reasonably requested by the Collateral Agent, including promptly bringing suit and recovering all damages therefor.
     Section 5.8 Notices. Such Grantor shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation, to the extent contemplated by Section 5.7.

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     Section 5.9 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly, and in any event within two (2) Business Days after the same is acquired by it, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a written notice of the existence and nature of such commercial tort claim containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any document, and take all other action, reasonably deemed by the Collateral Agent to be necessary or appropriate for the Collateral Agent to obtain, on behalf of the Holders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims.
     Section 5.10 Physical Properties and the Laboratory. All Physical Properties relating to any Film shall be deposited only with Laboratories in connection with which Laboratory Pledgeholder Agreements shall have been executed by an Approved Completion Guarantor, the relevant Laboratory, the Company (or other Grantor) and the Collateral Agent. No print, preprint, sound or other Physical Properties of any Film shall be deposited at any Laboratory or maintained at any place other than the Laboratories that have executed and delivered a fully executed Laboratory Pledgeholder Agreement, unless otherwise permitted by the terms of the Credit Agreement Documents.
Section 5.11 Compliance with Securities Purchase Agreement. Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Securities Purchase Agreement, including Sections 11.3 and 11.4 of the Securities Purchase Agreement and agrees to the same submission to jurisdiction as that agreed to by the Company in the Securities Purchase Agreement.
ARTICLE VI
REMEDIAL PROVISIONS
     Section 6.1 Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default but subject to the terms of the Intercreditor Agreement, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.
          (b) Disposition of Collateral. Without limiting the generality of the foregoing, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law of the time and place of any public sale or the time after which any other disposition may be consummated) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by applicable law), during the continuance of any Event of Default (Persona1ly or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant an option or options to purchase and deliver any Collateral (or enter into Contractual

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Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.
          (c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to Sell any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.
     (d) Application of Proceeds. The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as follows:
     first, to payment of any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to Section 11.2 of the Securities Purchase Agreement;
     second, to the ratable payment of any unpaid principal of, premium, if any, and any accrued but unpaid interest on the Notes; and
     third, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full;
and only after such application and after the payment by the Collateral Agent of any other amount required by any Requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

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          (e) Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Note Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Holder, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          (f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:
     (i) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;
     (ii) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, so long as any such advertisement is also made in The Hollywood Reporter or Daily Variety, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;
     (iii) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral;
     (iv) disclaim disposition warranties, such as title, possession or quiet enjoyment (to the extent it may lawfully do so); or
     (v) purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral.
Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

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          (g) IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent (but only to the extent that it may lawfully do so), for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.
          Section 6.2 Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Securities Purchase Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default (and otherwise permitted by the Intercreditor Agreement), any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in a Security Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) At any time during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement:
     (i) each Grantor shall, upon the Collateral Agent’s request, deliver to the Collateral Agent (if not otherwise required to be delivered to the Credit Agreement Collateral Agent) all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Credit Agreement Collateral Agent (or, if the obligations outstanding in respect of the Credit Agreement have been paid in full and all commitments thereunder terminated, the Collateral Agent);
     (ii) the Collateral Agent may, without notice, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible and, in addition, the Collateral Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

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     (iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure that any Internet Domain Name is registered.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Note Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
     Section 6.3 Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may, if otherwise permitted by the Intercreditor Agreement, exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock and the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (b) Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an

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Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
          (c) Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.
     Section 6.4 Proceeds to be Turned over to and Held by Collateral Agent. During the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Credit Agreement Collateral Agent (or, if the obligations outstanding under the Credit Agreement have been paid in full and the commitments thereunder terminated, the Collateral Agent) in the exact form received (with any necessary endorsement); provided, however, that the foregoing shall not limit each Grantor’s obligation to deposit all Collections into the Collection Account immediately upon receipt in accordance with Section 7.11 of the Securities Purchase Agreement. All such proceeds of Collateral and any other proceeds of any Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a Security Cash Collateral Account. All proceeds being held by the Collateral Agent in a Security Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.1(d).
     Section 6.5 Registration Rights. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.
          (b) Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees

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not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Securities Purchase Agreement.
     Section 6.6 Deposit Accounts; Securities Accounts. During and only during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to deliver notices of exclusive control or otherwise assert exclusive ‘control’ over any deposit accounts and securities accounts that are the subject of a Control Agreement. Without limiting the foregoing, at all times, the Collateral Agent shall have exclusive control (with the Credit Agreement Collateral Agent) over all Cash Collateral Accounts.
     Section 6.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any outside attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.
ARTICLE VII
THE COLLATERAL AGENT
     Section 7.1 Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Note Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Note Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:
     (i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed necessary or appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Securities Purchase Agreement (including all or any part of the premiums therefor and the costs thereof);

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     (iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise deemed necessary or appropriate by the Collateral Agent to evidence the Sale of any Collateral or to otherwise perfect or maintain the perfection or priority of the Liens of the Collateral Agent under this Agreement; or
     (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral if such Grantor does not defend such action, suit, proceeding or other disputes or if the Collateral Agent or any Related Person thereof believes that such Grantor is not pursuing such defense in a manner that will maximize the recovery of the Secured Parties, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem necessary or appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion (exercised in a commercially reasonable manner) determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, Sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Note Documents, all as fully and effectively as such Grantor might do.
          (b) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.
          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.9 (Interest) of the Securities Purchase Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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     Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Section 7.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Securities Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.
     Section 7.4 Duty; Obligations and Liabilities. (a) Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.
          (b) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

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ARTICLE VIII
MISCELLANEOUS
     Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
     Section 8.2 Release of Collateral. (a) At the time provided in clause (b)(iii) of Section 10.10 of the Securities Purchase Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If the Collateral Agent shall be directed or permitted pursuant to clause (i) or (ii) of Section 10.10(b) of the Securities Purchase Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such clauses (i) and (ii). In connection therewith, the Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.
          (c) At the time provided in Section 10.10(a) of the Securities Purchase Agreement and at the request of the Company, a Grantor shall be released from its obligations hereunder in the event that all the Securities of such Grantor shall be Sold to any Person that is not an Affiliate of the Company or its Subsidiaries in a transaction permitted by the Note Documents.
     Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice (except as otherwise provided herein or in any other Note Document), against any Grantor

25

and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.
     Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.
     Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Securities Purchase Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.
     Section 8.6 Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Company or as required pursuant to Section 7.10 of the Securities Purchase Agreement, the Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date hereof.
     (b) Pledge Amendments. To the extent any Pledged Collateral constituting Collateral is acquired by any Grantor after the date hereof, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.
     Section 8.7 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the Securities Purchase Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth in such Section 11.11.
     Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

26

     Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
     Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.
     Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 8.12 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.12.
[SIGNATURE PAGES FOLLOW]

27

          IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

THE FILM DEPARTMENT LLC as a Grantor By: The Film Department Holdings LLC, its sole member
By:
Mark Gill, Chief Executive Officer

By:
Neil Sacker, President and Chief Operating Officer

THE FILM DEPARTMENT HOLDINGS LLC as a Grantor
By:
Mark Gill, Chief Executive Officer

By:
Neil Sacker, President and Chief Operating Officer
[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT FOR THE FILM DEPARTMENT’S SECURITIES PURCHASE AGREEMENT]

ACCEPTED AND AGREED as of the date first above written: GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent
By:
	Name:	Greg Watts
Its: Duly Authorized Signatory

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT FOR THE FILM DEPARTMENT’S SECURITIES PURCHASE AGREEMENT]

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF PLEDGE AMENDMENT
          This PLEDGE AMENDMENT, dated as of                           , 20     , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of June 27, 2007, by The Film Department LLC, a Delaware limited liability company (the “Company”), the undersigned Grantor and the other Affiliates of the Company from time to time party thereto as Grantors in favor of General Electric Capital Corporation (“GE Capital”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties referred to therein, and the other Secured Parties referred to therein (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
          The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.
          The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]
By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A
PLEDGED STOCK

NUMBER OF
SHARES,
UNITS OR
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	INTERESTS

PLEDGED DEBT INSTRUMENTS

PRINCIPAL
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	AMOUNT

A1-2

ACKNOWLEDGED AND AGREED as of the date first above written: GENERAL ELECTRIC CAPITAL CORPORATION as Collateral Agent
By:
Name:
Title:

A1-3

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
          This JOINDER AGREEMENT, dated as of                           , 20     , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of June 27, 2007, by The Film Department LLC, a Delaware limited liability company (the “Company”), and the Affiliates of the Company from time to time party thereto as Grantors in favor of General Electric Capital Corporation (“GE Capital”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties referred to therein, and the other Secured Parties referred to therein (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.
          The information set forth in Addenda to Schedules 1 through 3 attached hereto are hereby added to the information set forth in Schedules 1 through 3 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on the attached Addenda shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.
          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
          IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

A2-1

ACKNOWLEDGED AND AGREED as of the date first above written: [EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]
By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION as Collateral Agent
By:
Name:
Title:

A2-2

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
          THIS [COPYRIGHT] [TRADEMARK] SECURITY AGREEMENT, dated as of                           , 20     , is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Holders and each other Secured Party (each as defined in the Securities Purchase Agreement referred to below).
W I T N E S S E T H:
          WHEREAS, pursuant to the Securities Purchase Agreement, dated as of June 27, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), among The Film Department LLC, a Delaware limited liability company (the “Company”), The Film Department Holdings LLC, a Delaware limited liability company, as one of the Guarantors, the Purchasers named therein and GE Capital, as collateral agent for the Secured Parties referred to therein, the Company has issued and sold to the Purchasers named therein $30,000,000 aggregate principal amount of its Secured Second Lien Notes due 2014 upon the terms and subject to the conditions set forth therein;
          WHEREAS, each Grantor (other than the Company) has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Secured Parties (as amended, restated, supplemented or otherwise modified from to time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Securities Purchase Agreement) of the Company; and
          WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Trademark] Security Agreement;
          NOW, THEREFORE, in consideration of the premises and to induce the Purchasers and the Collateral Agent to enter into the Securities Purchase Agreement and to induce the Holders to purchase the notes to be issued and sold by the Company thereunder, each Grantor hereby agrees with the Collateral Agent as follows:
     Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
     Section 2. Grant of Security Interest in [Copyright] [Trademark] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Trademark] Collateral”:
          (a) [all of its Film Collateral and Copyrights, including, without limitation, those referred to on Schedule 1 hereto;

A3-1

          (b) all renewals, reversions and extensions of the foregoing; and
          (c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
          (a) [all of its Trademarks, including, without limitation, those referred to on Schedule 1 hereto;
          (b) all renewals and extensions of the foregoing;
          (c) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
          (d) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
     Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding (but subject to the provisions of the Guaranty and Security Agreement), such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Trademarks] and IP Licenses subject to a security interest hereunder.
     Section 5. Counterparts. This [Copyright] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.
     Section 6. Governing Law. This [Copyright] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[SIGNATURE PAGES FOLLOW]

A3-2

          IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [GRANTOR] as Grantor
By:
Name:
Title:

ACCEPTED AND AGREED as of the date first above written: GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent
By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [TRADEMARK] SECURITY AGREEMENT]

A3-3

ACKNOWLEDGMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)
     On this                      day of                           , 20      before me personally appeared                                         , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                         , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
[ACKNOWLEDGEMENT OF GRANTOR FOR [COPYRIGHT] [TRADEMARK] SECURITY AGREEMENT]

A3-4

SCHEDULE I
TO
[COPYRIGHT] [TRADEMARK] SECURITY AGREEMENT
[Copyright] [Trademark] Registrations
A.	REGISTERED [COPYRIGHTS] [TRADEMARKS]

[Include Registration Number and Date]

B.	[COPYRIGHT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

A3-I

ANNEX 4
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF LABORATORY PLEDGEHOLDER AGREEMENT
          LABORATORY PLEDGEHOLDER AGREEMENT dated as of                     , 20___(the “Agreement”) among                                           (the “Laboratory”), (the “Completion Guarantor”), [The Film Department LLC, a Delaware limited liability company] [Applicable PSC] (the “Company”), General Electric Capital Corporation, as collateral agent for certain secured creditors of the Company (in such capacity, together with its successors and assigns, the “Second Lien Collateral Agent”), and General Electric Capital Corporation, as collateral agent for certain secured creditors of the Company (in such capacity, together with its successors and assigns, the “First Lien Collateral Agent”).
     WHEREAS, the Company has entered into certain secured financing arrangements dated as of June 27, 2007 (the documents and instruments evidencing such arrangements, as the same are amended, restated, supplemented or otherwise modified from time to time, the “First Lien Agreements”) with certain secured creditors and the First Lien Collateral Agent;
     WHEREAS, the Company has entered into certain additional secured financing arrangements dated as of June 27, 2007 (the documents and instruments evidencing such arrangements, as the same are amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Agreements”) with certain secured creditors and the Second Lien Collateral Agent;
     WHEREAS, pursuant to the terms of the security documents entered into in connection with the First Lien Agreements and the Second Lien Agreement, the Company has granted to the First Lien Collateral Agent and the Second Lien Collateral Agent a security interest in and to certain rights and properties (including, but not limited to, the Collateral as said term is hereinafter defined) with respect to the feature-length motion picture presently entitled “                                         ” (the “Picture”);
     WHEREAS, the Completion Guarantor has entered into a completion guaranty agreement dated as of                      ___, 20 ___(the “Completion Guaranty”), with respect to the Picture;
     WHEREAS, the Laboratory now has or will, from time to time, have in its possession or under its control negatives, dupe negatives, fine grain prints, soundtracks, positive prints (cutouts and trims excepted) and sound and other physical properties in connection with the Picture and the trailer for the Picture, whether or not in completed form (all of the foregoing being hereinafter called the “Collateral”); and
     WHEREAS, the Company, the Completion Guarantor, the First Lien Collateral Agent and the Second Lien Collateral Agent desire that the Laboratory act for the Completion Guarantor, the First Lien Collateral Agent and the Second Lien Collateral Agent as pledgeholder of the Collateral, and all physical properties thereof in Laboratory’s possession or under its control, as security for the indebtedness and obligations of the Company under the First Lien Agreements and the Second Lien Agreements, and the Laboratory is willing to so act as such pledgeholder;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in further consideration of the engagement of the Laboratory to perform laboratory services in connection with the Picture, it is agreed, for the express benefit of the

A4-I

Company, the Completion Guarantor, the First Lien Collateral Agent and the Second Lien Collateral Agent and their respective successors and assigns, as follows:
     1. Unless and until the Laboratory receives a written notice from each of (a) the First Lien Collateral Agent to the effect that all of the indebtedness and obligations (such indebtedness and said obligations herein collectively referred to as the “First Lien Obligations”) of the Company under or in respect of the First Lien Agreements have been paid and performed in full and (b) the Second Lien Collateral Agent to the effect that all of the indebtedness and obligations (such indebtedness and said obligations herein collectively referred to as the “Second Lien Obligations”) of the Company under or in respect of the Second Lien Agreements have been paid and performed in full, and (c) the Completion Guarantor to the effect that all obligations of the Company in respect of the Picture (the “Guarantor Obligations”) have been paid and performed in full, the following shall apply:
          1.1 The Completion Guarantor, the First Lien Collateral Agent and the Second Lien Collateral Agent hereby appoint the Laboratory as pledgeholder of all items of the Collateral that may from time to time come into its possession or under its control, and the Laboratory agrees to hold all such items of the Collateral as pledgeholder for the Completion Guarantor (as security for the Guarantor Obligations), the First Lien Collateral Agent (as security for the First Lien Obligations) and the Second Lien Collateral Agent (as security for the Second Lien Obligations), subject to the following terms and conditions:
               (a) The Laboratory will keep all such items of the Collateral at its laboratories located at                                                                           and will not deliver any of such Collateral to anyone except as may be permitted hereunder.
               (b) Unless and until the Laboratory shall have received written notice from the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent) or the Completion Guarantor to the contrary, the Laboratory will permit the Company and the Completion Guarantor to take the following actions in the ordinary course of business; provided, however, that the Laboratory will not permit the Company or the Completion Guarantor to remove any of the original negatives of the Picture to another laboratory absent the receipt by the Laboratory of the prior written consent of the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent), or except as may be permitted hereunder:
                    (i) to obtain the usual “dailies” essential for the editing, production, and previewing of the Picture;
                    (ii) to have access to the negatives and other pre-print materials (but not remove them from the Laboratory’s possession without the prior written consent of the of the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent), not to be unreasonably withheld, or except for the purpose of delivery thereof to another laboratory that has executed a laboratory pledgeholder agreement in substantially the form hereof, mutatis mutandis (and the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-II

be, and the Completion Guarantor agree to notify the Laboratory upon receipt of such laboratory pledgeholder agreement) for the purpose of inspecting, cutting, scoring or similar purposes;
                    (iii) to provide access to all film and/or sound materials and to direct the making of positive prints of the Picture and trailers thereof and such duplicating material thereof as the Company shall be required to furnish to its distributors;
                    (iv) to deliver to a recognized optical or sound laboratory, so long as such optical or sound laboratory is acceptable to the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent) and the Completion Guarantor (but only if each of such optical or sound laboratory executes and delivers to the First Lien Collateral Agent, the Second Lien Collateral Agent and the Completion Guarantor a laboratory pledgeholder agreement in substantially the form hereof, mutatis mutandis (and the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be, and the Completion Guarantor agree to notify the Laboratory upon receipt of such laboratory pledgeholder agreement), from time to time, portions of the negative of the Picture for purposes of performing special optical or sound work; and
                    (v) with the prior written consent of the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent) and the Completion Guarantor, not to be unreasonably withheld, to forward any of the above-mentioned property to another laboratory (but only if each of such laboratory executes and delivers to the First Lien Collateral Agent, the Second Lien Collateral Agent and the Completion Guarantor a laboratory pledgeholder agreement in the form hereof, mutatis mutandis (and the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be, and the Completion Guarantor agree to notify the Laboratory upon receipt of such laboratory pledgeholder agreement) and provided that the Laboratory’s charges are paid in full.
               (c) The Laboratory agrees that it holds all items of Collateral within its possession or under its control as pledgeholder hereunder, subject only to the joint instructions of the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent), for the sole benefit of the First Lien Collateral Agent, the Second Lien Collateral Agent and/or the Completion Guarantor.
               (d) Unless and until the Laboratory shall have received written notice from the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent) to the contrary, if the Laboratory has received written notice from the Completion Guarantor that it has taken over production, then the Laboratory shall allow the Completion Guarantor to exercise the rights set forth in clauses (i), (ii), (iii), (iv) and (v) of Paragraph 1.1(b) above, and if and when the Laboratory shall receive written notice from the Completion Guarantor that the Completion Guarantor has exercised its right to take over the production of the Picture, then the Laboratory will not permit the Company to have any further access to, or direct any further
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-III

actions to be taken with respect to, the Collateral in the Laboratory’s possession or under its control or to obtain any prints thereof.
          1.2 The Company agrees to deliver (and the Completion Guarantor, if it has exercised its right to take over the production of the Picture, agrees to deliver) the daily rushes and other exposed original negative materials and sound materials for the Picture to the Laboratory as soon as practicable.
          1.3 The Laboratory agrees that in its capacity as pledgeholder it is or will be holding possession of the Picture and the Collateral and the physical properties thereof constructively for the First Lien Collateral Agent, the Second Lien Collateral Agent and the Completion Guarantor. Until such time as each of the First Lien Collateral Agent and the Second Lien Collateral Agent notifies the Laboratory that all First Lien Obligations and Second Lien Obligations, as the case may be, have been satisfied, the Laboratory will upon the written request of the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent), hold a sale or sales of the Collateral or any part thereof in accordance with the direction and instruction of the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be, (at the requesting party’s expense), or in the alternative will cause to be delivered or made available to the First Lien Collateral Agent (or, if the Laboratory has received written notice of the satisfaction of the First Lien Obligations from the First Lien Collateral Agent, the Second Lien Collateral Agent), or its nominee the Collateral and all physical properties thereof in the Laboratory’s possession or under its control for the purpose of enabling the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be, to deal with same in accordance with its agreements with the Company and applicable law.
          1.4 The Company hereby waives any claim for damages or otherwise that the Company may have against the Laboratory for any acts that the Laboratory may take as pledgeholder pursuant to the direction of the First Lien Collateral Agent, the Second Lien Collateral Agent or the Completion Guarantor pursuant hereto, except to the extent resulting from the gross negligence or willful misconduct of the Laboratory.
          1.5 The Laboratory shall hold and/or process the Collateral under its standard terms of business, except that any liens arising in favor of the Laboratory shall be limited to an aggregate amount of [Fifty] Thousand Dollars [($50,000)] at any one time outstanding for processing and/or storing the Collateral and/or materials delivered therefrom for the Company or its designee and/or the Completion Guarantor. Except as provided in the prior sentence, the rights of the Laboratory shall be subordinate to the rights and security interest granted to the First Lien Collateral Agent, the Second Lien Collateral Agent or the Completion Guarantor in respect of the Collateral; and the rights of the Laboratory against the Company and the Completion Guarantor shall in all events be limited to the Laboratory’s charges for work, labor and services ordered by and rendered for the Company and/or the Completion Guarantor, and the materials ordered by and furnished to the Company and/or the Completion Guarantor solely in connection with the Collateral. All such services and materials ordered by the Company and/or the Completion Guarantor shall be at the expense of the person ordering the same, and the Laboratory agrees to look solely to such person for payment of such charges as may be incurred. Neither the First Lien Collateral Agent nor the Second
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-IV

Lien Collateral Agent shall be responsible for any such charges, except for materials and services ordered by the First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.
               (a) The Laboratory will not look to either the First Lien Collateral Agent or the Second Lien Collateral Agent nor assert any claim or lien against either the First Lien Collateral Agent, the Second Lien Collateral Agent, the Picture or the Collateral by reason of any work, labor, material or services that the Laboratory has in the past or may in the future perform for or furnish to the Company, the Completion Guarantor or any other person.
               (b) The Laboratory will not refuse to honor any of the orders or instructions of the First Lien Collateral Agent or the Second Lien Collateral Agent by reason of any unpaid charges incurred by the Company, the Completion Guarantor and/or their designees or others.
          1.6 Each of the First Lien Collateral Agent and the Second Lien Collateral Agent agrees to give prompt written notice to the Laboratory if, and when, the First Lien Obligations and the Second Lien Obligations, as the case may be, have been paid and performed in full and the security interests granted by the Company in favor of the First Lien Collateral Agent and the Second Lien Collateral Agent in the Collateral have terminated. Upon receipt of such written notice from the First Lien Collateral Agent and the Second Lien Collateral Agent, the Laboratory’s obligations hereunder as pledgeholder for the First Lien Collateral Agent and Second Lien Collateral Agent shall terminate and the Laboratory shall thereafter hold the Collateral constructively for the Completion Guarantor and the Company and shall thereafter deal with the Collateral solely upon and subject to the instructions of the Completion Guarantor and/or the Company. The Completion Guarantor agrees to give prompt written notice to the Laboratory if, and when, the Guarantor Obligations have been paid and performed in full and the security interests of Completion Guarantor in the Collateral have terminated. Upon receipt of such written notice from Completion Guarantor (or if the Completion Guarantor has not advanced funds pursuant to the Completion Guaranty), the Laboratory’s obligations hereunder as pledgeholder for Completion Guarantor shall terminate and, provided Laboratory’s obligations hereunder as pledgeholder for the First Lien Collateral Agent and the Second Lien Collateral Agent have terminated, the Laboratory shall thereafter hold the Collateral constructively for the Company and shall thereafter deal with the Collateral solely upon and subject to the instructions of the Company.
     2. The rights of the Completion Guarantor hereunder shall (a) at all times be junior and subordinate to the rights of the First Lien Collateral Agent and the Second Lien Collateral Agent hereunder and (b) terminate if prior to the delivery of the Picture by the Company to its distributors pursuant to its distribution agreements with such distributors, the Completion Guarantor has notified the Laboratory in writing that it has not advanced or does not anticipate that it will have to advance its own funds to complete the Picture. The rights of the First Lien Collateral Agent and the Second Lien Collateral Agent shall remain unaffected by any termination of the rights of the Completion Guarantor hereunder.
     3. If the Completion Guarantor takes over the production of the Picture and requests that the Collateral be moved to a different laboratory, then the First Lien Collateral Agent and the Second Lien Collateral Agent each agree to consent to such move so long as a laboratory pledgeholder agreement (in the same form as this Agreement) is executed by all parties hereto (other
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-V

than Laboratory) and by the replacement laboratory and so long as the replacement laboratory is acceptable to the First Lien Collateral Agent and the Second Lien Collateral Agent (such approval not to be unreasonably withheld) and provided that all of the Laboratory’s charges have been paid in full.
     4. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which it is received by hand delivery or facsimile by such party at the mailing address or facsimile number set forth below (or at such other mailing address or facsimile number as such party shall specify to the other parties in writing) or five (5) Business Days after deposit in the mail, post paid and first-class, or ten (10) Business Days if across national borders, addressed to such party at its mailing address set forth below:

The Company:	The Film Department LLC
8439 Sunset Boulevard, 2nd Floor
Hollywood, California 90069
Attention: Mr. Mark Gill and Mr. Neil Sacker
Telecopy: (866) 311-4894

with a copy to:	Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, California 90067
Attention: Susan Z. Williams, Esq.
Telecopy: (310) 282-2200

The Completion

Guarantor:

Attention:

	Telecopy:	(___) ___– ___

The First Lien	General Electric Capital Corporation
Collateral Agent:	2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: Greg Watts
Telecopy: (678) 624-7903

with a copy to:	General Electric Capital Corporation
201 Merritt Seven, 4th Floor
Norwalk, Connecticut 06851
Attention: Steve Burke
Telecopy: (203) 956-4547

with a copy to:	General Electric Capital Corporation
2325 Lakeview Parkway, Suite 700
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-VI

Alpharetta, Georgia 30004
Attention: MCE Counsel
Telecopy: (678) 624-7902

with a copy to:	Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026
Attention: Lawrence J. Ulman, Esq.
Telecopier: (310) 551-8741

The Second Lien	General Electric Capital Corporation
Collateral Agent:	2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: Greg Watts
Telecopy: (678) 624-7903

With a copy to:	General Electric Capital Corporation
201 Merritt Seven, 4th Floor
Norwalk, Connecticut 06851
Attention: Steve Burke
Telecopy: (203) 956-4547

with a copy to:	General Electric Capital Corporation
2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: MCE Counsel
Telecopy: (678) 624-7902

with a copy to:	Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026
Attention: Lawrence J. Ulman, Esq.
Telecopier: (310) 551-8741

The Laboratory:

Attention:

	Telecopy:	(___) ___- ___
     5. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.
     6. This Agreement shall be construed in accordance with and governed by the laws of the State of [New York] [California]. No amendment to this Agreement shall be effective unless in
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-VII

writing and signed by each party hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.
SIGNATURES ON NEXT PAGE
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-VIII

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

“Company”	“Completion Guarantor”

By:	By:

Name:	Name:
Title:	Title:

“First Lien Collateral Agent”	“Second Lien Collateral Agent”
GENERAL ELECTRIC CAPITAL	GENERAL ELECTRIC CAPITAL
CORPORATION	CORPORATION

By:	By:

Name:	Name:
Title:	Title:

“Laboratory”

By:

Name:
Title:
[LABORATORY PLEDGEHOLDER AGREEMENT]
THE FILM DEPARTMENT LLC
[INSERT NAME OF FILM]

A4-IX

EXHIBIT F
FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT
          INTERCREDITOR AGREEMENT (this “Agreement”) dated as of June 27, 2007, by and between the First Lien Agent and the Second Lien Agent (each as defined below).
RECITALS:
          WHEREAS, The Film Department LLC, a Delaware limited liability company (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, the “Borrower”), the Lenders (as defined therein) (together with their successors and assigns, the “First Lien Lenders”), General Electric Capital Corporation (“GE Capital”), as administrative agent and collateral agent, are parties to a Credit Agreement dated as of June 27, 2007 (as amended or otherwise modified from time to time in accordance with the terms of this Agreement, the “Initial First Lien Credit Agreement”), pursuant to which the First Lien Lenders have made and will from time to time make loans and provide other financial accommodations to the Borrower;
          WHEREAS, the Borrower, the Purchasers (as defined therein) (together with their successors and assigns and the Second Lien Agent, the “Second Lien Creditors”) and GE Capital, as collateral agent are parties to a Securities Purchase Agreement dated as of June 27, 2007 (as amended or otherwise modified from time to time in accordance with the terms of this Agreement, the “Initial Second Lien Purchase Agreement”), pursuant to which the Second Lien Creditors have purchased certain notes issued by the Borrower;
          WHEREAS, the Borrower and the other Obligors (as defined herein) have granted to the First Lien Agent, for the benefit of the First Lien Creditors (as defined below), a Lien (as defined below) on substantially all of their assets and properties, all as more particularly described in the First Lien Documents (as defined below);
          WHEREAS, the Borrower and the other Obligors have granted to the Second Lien Agent, for the benefit of the Second Lien Creditors, a Lien on substantially all of their assets and properties, all as more particularly described in the Second Lien Documents (as defined below);
          WHEREAS, the Second Lien Agent, on behalf of the Second Lien Creditors, and the First Lien Agent, on behalf of the First Lien Creditors, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of the Borrower and the other Obligors and their understanding relative to their respective positions in certain assets and properties of the Borrower and the other Obligors; and
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
Section 1. Definitions.
     1.1 General Terms. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:
          “Agent” means the First Lien Agent or the Second Lien Agent, as applicable.
          “Agent’s Notice” shall have the meaning set forth in Section 5.1.

          “Agreement” shall have the meaning set forth in the preamble hereof.
          “Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.
          “Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.
          “Blockage Period” shall have the meaning set forth in Section 2.13.
          “Borrower” shall have the meaning set forth in the recitals hereof.
          “Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in New York City.
          “Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations.
          “Debt Action” means (a) the filing of a lawsuit by any Secured Creditor solely to collect the Obligations owed to such Secured Creditor and not to exercise their secured creditor remedies in respect of the collateral, (b) the demand by any Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filing of any notice of claim and the voting of any such claim in any Insolvency Proceeding involving an Obligor, (d) the filing of any motion in any Insolvency Proceeding permitted under Section 5 or (e) the filing of any defensive pleading in any Insolvency Proceeding consistent with the terms of this Agreement.
          “Designated Permitted Second Lien Disposition” shall have the meaning set forth in Section 2.10(a).
          “DIP Financing” shall have the meaning set forth in Section 6.2.
          “DIP Liens” shall have the meaning set forth in Section 6.2.
          “Disposition” means any sale, lease, exchange, transfer or other disposition, and “Dispose” and “Disposed of’ shall have correlative meanings.
          “Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person.
          “Documents” means the First Lien Documents and the Second Lien Documents, or any of them.
          “Enforcement Action” means (a) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with

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the consent of, or at the direction of, a Secured Creditor, (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and/or (d) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’ s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b) and (c) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action.
          “Event of Default” means each “Event of Default” or similar term, as such term is defined in any First Lien Document or any Second Lien Document.
          “Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the First Lien Agent, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.
          “First Lien Agent” means GE Capital, in its capacity as agent for the First Lien Creditors under the First Lien Documents, and its successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the First Lien Obligations at any time and from time to time).
          “First Lien Avoidance” shall have the meaning set forth in Section 6.4.
          “First Lien Credit Agreement” means (a) the Initial First Lien Credit Agreement and (b) each loan or credit agreement evidencing any initial or subsequent replacement, substitution, renewal, or Refinancing of the Obligations under the Initial First Lien Credit Agreement, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced in accordance with the terms of this Agreement.
          “First Lien Creditors” means the First Lien Agent, the First Lien Lenders and the other Persons from time to time holding First Lien Obligations.
          “First Lien Deficiency” means any portion of the First Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.
          “First Lien Documents” means the First Lien Credit Agreement, all Loan Documents (as such term, or any like term, is defined in the First Lien Credit Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the First Lien Agent or any First Lien Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the First Lien Obligations, in

3

each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.
          “First Lien Lenders” shall have the meaning set forth in the recitals hereto.
          “First Lien Letter of Credit Obligations” means all outstanding obligations incurred by or owing to the First Lien Creditors, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of letters of credit by a First Lien Creditor or another issuer pursuant to the First Lien Documents or the purchase of a participation with respect to any letter of credit, including any unpaid reimbursement obligations in respect thereof. The amount of such First Lien Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by or to the First Lien Creditors thereupon or pursuant thereto.
          “First Lien Loans” means any loans or advances outstanding under the First Lien Documents.
          “First Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more of the Obligors to one or more of the First Lien Creditors evidenced by or arising under (a) one or more of the First Lien Documents (including any First Lien Loans, First Lien Letter of Credit Obligations and Hedging Obligations), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the First Lien Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to one or more of the Obligors (and including the payment of any principal, interest, fees, cost, expenses and other amounts (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding) and (b) a DIP Financing.
          “First Lien Secured Claims” means any portion of the First Lien Obligations not constituting a First Lien Deficiency.
          “First Lien Termination Date” means the date on which all First Lien Obligations have been Paid in Full.
          “GE Capital” shall have the meaning set forth in the recitals hereto.
          “Hedging Obligations” means all obligations of any Obligor under and in respect of any Secured Hedging Agreement (or any similar or equivalent term) under and as defined in the First Lien Credit Agreement.
          “Initial First Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.
          “Initial Second Lien Purchase Agreement” shall have the meaning set forth in the recitals hereto.
          “Insolvency Proceeding” means, as to any Obligor, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar

4

proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Obligor or (d) any assignment for the benefit of creditors or any marshalling of assets of such Obligor.
          “Junior Adequate Protection Liens” shall have the meaning set forth in Section 6.2(b).
          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
          “Limited Blockage Period” shall have the meaning set forth in Section 2.13.
          “Maximum First Lien Principal Amount” means, as of any date of determination, (a) $140,000,000 minus (b) the sum of all permanent reductions of revolving loan commitments under the First Lien Documents after the date hereof plus (c) $107,500,000 plus (d) solely as a component of a DIP Financing, the amount of any DIP Financing underSection 6.2(a) plus(e) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the First Lien Documents, whether or not the same are added to the principal amount of the First Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding.
          “New First Lien Agent” shall have the meaning set forth in Section 4.5(a).
          “New First Lien Documents” shall have the meaning set forth in Section 4.5(a).
          “New First Lien Obligations” shall have the meaning set forth in Section 4.5(a).
          “New Second Lien Agent” shall have the meaning set forth in Section 4.5(b).
          “New Second Lien Documents” shall have the meaning set forth in Section 4.5(b).
          “New Second Lien Obligations” shall have the meaning set forth in Section 4.5(b).
          “Obligations” means the First Lien Obligations and the Second Lien Obligations, or any of them.
          “Obligor” means the Borrower and each other Person liable on or in respect of the Obligations or that has granted a Lien on any property or assets as Collateral, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.
          “Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been indefeasibly paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under

5

the documents relating to such Obligations and (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by standby guarantees or cash collateralized) in accordance with the terms of such documents.
          “Permitted Collateral Sale” means any Disposition of Collateral so long as such Disposition is permitted under the First Lien Credit Agreement. The term Permitted Collateral Sale shall not include any Disposition occurring or effected under any circumstance or condition described in the definition of “Release Event.”
          “Permitted Second Lien Disposition” shall mean a Disposition (excluding any collection of any Collateral consisting of an obligation) of any Collateral in connection with an Enforcement Action by any Second Lien Creditors after the expiration of the Standstill Period and subject to the terms of Section 3.1 of this Agreement which Disposition is commercially reasonable in all respects and undertaken on an arm’s length basis with parties which are not Affiliates of any of the Second Lien Creditors.
          “Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.
          “Purchase Notice” shall have the meaning set forth in Section 5.1.
          “Refinance”, “Refinancings” and “Refinanced” means, in respect of any Obligations, to issue other indebtedness in exchange or replacement for such Obligations, in whole or in part.
          “Release Documents” shall have the meaning set forth in Section 2.5.
          “Release Event” means the taking of any Enforcement Action by the First Lien Creditors against all or any portion of the Collateral (including a Disposition conducted by any Obligor with the consent of the First Lien Agent) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral.
          “Requisite Second Lien Creditors” means Second Lien Creditors holding more than 50% of the outstanding principal balance of the Second Lien Loans.
          “Second Lien Agent” means GE Capital in its capacity as collateral agent for the Second Lien Creditors under the Second Lien Documents, and its permitted successors and assigns in such capacity (including one or more other collateral agents or similar contractual representatives for one or more lenders or securities purchasers that at any time succeeds to or refinances, replaces or substitutes for any or all of the Second Lien Obligations at any time and from time to time).
          “Second Lien Creditors” shall have the meaning set forth in the recitals hereto.
          “Second Lien Default” means any “Event of Default” under the Second Lien Documents.
          “Second Lien Default Notice” means with respect to any Second Lien Default, a written notice from the Second Lien Agent to the First Lien Agent, with a copy to the Obligors, indicating that such Second Lien Default has occurred and describing such Second Lien Default in reasonable detail.

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          “Second Lien Deficiency” means any portion of the Second Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.
          “Second Lien Disposition Notice” shall have the meaning set forth in Section 2.10(a).
          “Second Lien Documents” means the Second Lien Purchase Agreement, any notes issued pursuant thereto or exchanged therefor, all other Note Documents (as such term, or any like term, is defined in the Second Lien Purchase Agreement) and all other agreements, documents and instruments (including any notes issued and sold pursuant to any securities purchase agreement) at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Second Lien Agent or any Second Lien Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Second Lien Obligations in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.
          “Second Lien Loans” means the loans or advances outstanding under, or indebtedness evidenced by, the Second Lien Documents.
          “Second Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more Obligors to one or more of the Second Lien Creditors evidenced by or arising under one or more of the Second Lien Documents (including the Second Lien Loans), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Purchase Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).
          “Second Lien Payment Default” means an “Event of Default” under the Second Lien Documents as a result of the failure to pay when due, any principal interest or fees under the Second Lien Documents.
          “Second Lien Purchase Agreement” means (a) the Initial Second Lien Purchase Agreement and (b) each loan, credit or securities purchase agreement evidencing any replacement, substitution, renewal, or Refinancing of the Obligations under the Second Lien Purchase Agreement, in each case as amended, restated, supplemented, replaced, substituted or Refinanced in accordance with the terms of this Agreement.
          “Second Lien Secured Claims” means any portion of the Second Lien Obligations not constituting a Second Lien Deficiency.
          “Secured Claims” means the First Lien Secured Claims and/or the Second Lien Secured Claims as the context may require.
          “Secured Creditors” means the First Lien Creditors and the Second Lien Creditors, or any of them.

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          “Senior Adequate Protection Liens” shall have the meaning set forth in Section 6.2(a).
          “Senior Covenant Default” means an “Event of Default” arising under the First Lien Documents that does not constitute a Senior Payment Default.
          “Senior Payment Default” means a default in the payment of the principal of, premium, if any, or interest on, or fees or any other amount payable with respect to, the First Lien Obligations beyond any applicable grace period.
          “Standstill Period” means the period commencing on the date of a Second Lien Default and ending upon the date which is the earlier of (a) 180 days after the First Lien Agent has received a Second Lien Default Notice with respect to such Second Lien Default and (b) the date on which the First Lien Obligations have been Paid in Full; provided that in the event that as of any day during such 180 days, no Second Lien Default is continuing, then the Standstill Period shall be deemed not to have commenced.
          “UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
          “UCC Notice” shall have the meaning set forth in Section 3.1.
     1.2 Certain Matters of Construction. The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified. For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations and (d) unless otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and the Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.
Section 2. Security Interests; Priorities; Payment Blockage.
     2.1 Priorities. Each Secured Creditor hereby acknowledges that other Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations. The Liens of the First Lien Agent and the other First Lien Creditors on the Collateral are and shall be senior and prior in right to the Liens of the Second Lien Agent and the other Second Lien Creditors on the Collateral, and such Liens of the Second Lien Agent and the other Second Lien Creditors on the Collateral are and shall be junior and subordinate to the Liens of the First Lien Agent and the other First Lien Creditors. The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Creditors may take or fail to take in respect of the Collateral.
     2.2 No Alteration of Priority. The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection or lack of

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perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents.
     2.3 Perfection; Contesting Liens. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the Disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. Each Secured Creditor agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of the other Secured Creditor in the Collateral or the enforceability of the First Lien Obligations or the Second Lien Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or the Second Lien Agent to enforce this Agreement, including the provisions hereof relating to Lien priority.
     2.4 Proceeds of Collateral. Any Collateral or proceeds thereof received by any Second Lien Creditor including, without limitation, any such Collateral constituting proceeds, or any payment or Distribution, that may be received by any Second Lien Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (c) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to an Insolvency Proceeding or (d) in violation of this Agreement (including any amount not permitted to be paid or received pursuant to Section 2.13 hereof), shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, and each Second Lien Creditor hereby authorizes the First Lien Agent to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable). All Collateral and proceeds thereof received by any First Lien Creditor prior to the First Lien Termination Date shall be applied as provided in the First Lien Documents, and Collateral and all proceeds thereof received after the First Lien Termination Date shall be forthwith paid over, in the kind or funds and currency received, to the Second Lien Creditors for application to the Second Lien Obligations (unless otherwise required by law or court order). Without limiting the generality of the foregoing, the First Lien Agent shall have the right to hold any proceeds of Collateral and any other sums it may receive from time to time on account of the First Lien Obligations, to pay the costs of completing any motion picture to which the Borrower has committed or with respect to which the Borrower is obligated to pay a portion of the costs (regardless of whether the Borrower is so obligated at the time such proceeds are received) and any such funds so held shall not be deemed applied in reduction of the First Lien Obligations.
     2.5 Release of Collateral Upon Permitted Collateral Sale. The Second Lien Agent, on behalf of the Second Lien Creditors, shall at any time in connection with any Permitted Collateral Sale: (a) upon the request of the First Lien Agent with respect to the Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Guarantor, release such Guarantor from its obligations under the relevant Documents); (b) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the First Lien Agent shall reasonably require in order to release and/or terminate such Second Lien Agent’s Liens on the Collateral (or release such Guarantor) subject to such Permitted Collateral Sale; provided that if the closing of the Disposition

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of the Collateral is not consummated within 60 days from the proposed closing date or any agreement governing such Permitted Collateral Sale is terminated by any of the parties thereto, the First Lien Agent shall, upon the Second Lien Agent’s request, promptly return all Release Documents to the Second Lien Agent; and (c) be deemed to have consented under the Second Lien Documents to such Permitted Collateral Sale free and clear of the Second Lien Agent’s security interest (it being understood that the Second Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction.
     2.6 Release of Collateral Upon Release Event. The Second Lien Agent, on behalf of the Second Lien Creditors, shall, at any time in connection with a Release Event with respect to any Collateral: (a) upon the request of the First Lien Agent with respect to the Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Disposition consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Guarantor, release such Guarantor from its obligations under the relevant Documents), to the extent the Disposition of such Collateral is either by (i) the First Lien Agent or its agents or representatives or (ii) any Obligor with the consent of the First Lien Creditors, (b) be deemed to have consented under the Second Lien Documents to such Disposition free and clear of the Second Lien Agent’s Liens (it being understood that the Second Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction and (c) deliver such Release Documents and take such further actions as First Lien Agent may reasonably require in connection therewith; provided that, (i) such release by the Second Lien Creditors shall not extend to or otherwise affect any of the rights of the Second Lien Creditors to the proceeds from any such Disposition of Collateral, (ii) the First Lien Creditors shall promptly apply such proceeds to permanently pay the First Lien Obligations until the same have been Paid in Full, (iii) after such application, any excess proceeds from such Disposition shall be applied in accordance with the provisions of Section 2.4 hereof and (iv) no such release and/or authorization documents shall be delivered (A) to any Obligor or (B) more than 2 Business Days prior to the date of the closing of the Disposition of such Collateral; provided further that if the closing of the Disposition of the Collateral subject to such Release Event is not consummated within 60 days of the proposed date of closing or any agreement governing such Disposition is terminated, the First Lien Agent shall promptly, upon Second Lien Agent’s request, return all Release Documents to the Second Lien Agent.
     2.7 Power of Attorney. The Second Lien Agent, on behalf of each Second Lien Creditor, hereby irrevocably constitutes and appoints the First Lien Agent and any officer of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent and in the name of the Second Lien Agent or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of Sections 2.5 and 2.6 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, such power of attorney being coupled with an interest and irrevocable until the First Lien Termination Date. The Second Lien Agent hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.7. No Person to whom this power of attorney is presented, as authority for the First Lien Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Second Lien Creditor as to the authority of the First Lien Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the

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First Lien Agent the authority to take and perform the actions contemplated herein. The Second Lien Agent irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.
     2.8 Waiver. Each of the First Lien Agent, on behalf of each of the First Lien Creditors, and the Second Lien Agent, on behalf of each of the Second Lien Creditors, (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrower thereunder.
     2.9 Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.
     2.10 Permitted Second Lien Dispositions. (a) If, after the expiration of the Standstill Period and subject to Section 3.1 of this Agreement, the Second Lien Agent seeks to consummate any Permitted Second Lien Disposition in connection with any Enforcement Action that is permitted hereunder, the Second Lien Agent shall provide notice to the First Lien Agent of its election to consummate such a Permitted Second Lien Disposition, which will specify the principal proposed terms of the sale, identity of the expected purchasers (if known) and the type and amount of consideration expected to be received in connection therewith (a “Second Lien Disposition Notice”). Within 10 Business Days of its receipt of a Second Lien Disposition Notice, the First Lien Agent shall provide written notice to the Second Lien Agent whether the First Lien Agent (i) will release its Liens on the Collateral that is the subject of such Permitted Second Lien Disposition or (ii) intends to commence an Enforcement Action with respect to all or any portion of the Collateral. If the First Lien Agent notifies the Second Lien Agent that it has elected not to release its Liens on the Collateral that is the subject of such Permitted Second Lien Disposition and that it does not intend to commence an Enforcement Action (a “Designated Permitted Second Lien Disposition”) then, the provisions of any other section of this Agreement to the contrary notwithstanding, the proceeds of such Designated Permitted Second Lien Disposition shall be applied to the Second Lien Loan Obligations, until paid in full; provided that the First Lien Creditors shall be deemed to have waived the provisions of the First Lien Documents to the extent necessary to permit such Designated Permitted Second Lien Disposition.
     (b) In the case of any Permitted Second Lien Disposition (other than a Designated Permitted Second Lien Disposition) as to which the First Lien Agent has not notified the Second Lien Agent that the First Lien Agent intends to commence an Enforcement Action with respect to all or any part of the Collateral (and as to which the First Lien Agent does not thereafter commence any such Enforcement Action), the First Lien Agent and the First Lien Lenders shall (i) upon the request of the Second Lien Agent with respect to the Collateral subject to any Permitted Second Lien Disposition, and concurrent with such Permitted Second Lien Disposition, release or otherwise terminate its Liens on such Collateral, (ii) be deemed to have consented under the First Lien Documents to such Disposition free and clear of the First Lien Creditors’ Liens (it being understood that the First Lien Creditors shall still, but subject to this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the First Lien Documents to the extent necessary to permit such transaction) and (iii) deliver such Release Documents and take such further actions as the Second Lien Agent may reasonably require in connection therewith; provided, however, that subject to and in accordance with Section 2.4 hereof, the Second Lien Agent shall cause to be paid and/or delivered directly to the First Lien Agent all proceeds of any Permitted Second Lien Disposition (other than a Designated Permitted Second Lien

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Disposition, which shall be applied as provided in clause (a) above) for application in accordance with Section 2.4.
     (c) Notwithstanding anything to the contrary contained herein, no such Release Documents shall be required to be delivered (i) to any Obligor or (ii) more than 2 Business Days prior to the date of the closing of the Permitted Second Lien Disposition; and provided, further, that if the closing of the Disposition of the Collateral subject to such Permitted Second Lien Disposition is not consummated within 5 Business Days of the proposed closing date or the Second Lien Creditors or relevant purchasers cease to diligently pursue consummation of the Permitted Second Lien Disposition, the Second Lien Agent shall promptly return all such Release Documents to the First Lien Agent.
     2.11 New Liens. So long as the First Lien Obligations have not been Paid in Full, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of the Borrower or any other Obligor to secure any Second Lien Obligation unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a senior and prior Lien shall be granted on such asset to secure the First Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Agent and/or the First Lien Creditors, the Second Lien Agent, on behalf of the Second Lien Creditors, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.11 shall be subject to the terms of this Agreement.
     2.12 Similar Liens and Agreements. The parties hereto acknowledge and agree that (subject to the preceding Section 2.11) it is their intention that the Collateral securing the First Lien Obligations and the Collateral securing the Second Lien Obligations as of the date hereof be identical in all material respects. In furtherance of the foregoing, and subject to the preceding Section 2.11, the parties hereto agree:
          (a) to cooperate in good faith in order to determine, upon any request by the First Lien Agent or the Second Lien Agent, the specific assets included in the Collateral securing their respective Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Document;
          (b) that the documents, agreements and instruments creating or evidencing the Liens of such parties in the Collateral, as of the date hereof, are in all material respects substantively similar, other than with respect to the relative priority of the Liens created or evidenced thereunder; and
          (c) any Lien obtained by any Secured Creditor in respect of any judgment obtained in respect of any Obligations shall be subject in all respects to the terms of this Agreement.
     2.13 Payment Blockages. (a) Anything contained in the Second Lien Documents to the contrary notwithstanding, the Borrower may not make and the Second Lien Creditors may not receive any payment on account of the principal of, premium, if any, or interest on, or fees or any other amount payable in respect of the Second Lien Obligations if, at the time of, or after giving effect to, such payment:
          (i) a Senior Payment Default exists, the Second Lien Agent and the Borrower shall have received written notice of such default and such Senior Payment Default shall not have been cured or waived in accordance with the terms of the First Lien Documents (the period during which such conditions exists being referred to as a “Blockage Period”); or

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          (ii) the Borrower and the Second Lien Agent shall have received a written notice from the First Lien Agent stating that a Senior Covenant Default then exists and is continuing, each such Senior Covenant Default shall not have been cured or waived in accordance with the terms of the First Lien Documents and 180 days shall not have elapsed since the date such notice was received (the period during which such conditions exists being referred to as a “Limited Blockage Period”).
          (b) The Borrower may resume making payments on account of the principal of, premium, if any, or interest on, or fees or any other amount payable in respect of the Second Lien Obligations (and make any such payments missed due to the existence of a Blockage Period or a Limited Blockage Period) in respect of the Second Lien Obligations upon the expiration of the Blockage Period or Limited Blockage Period, whether by cure or waiver of the applicable Senior Payment Default or Senior Covenant Default or expiration of the 180 day period with respect to the Limited Blockage Period.
          (c) Any provision of this Section 2.13 to the contrary notwithstanding:
          (i) The Borrower shall not be prohibited from making, and the Second Lien Creditors shall not be prohibited from receiving, payments during a Limited Blockage Period for more than an aggregate of 180 days within any period of 360 consecutive days; and
          (ii) The failure of the Borrower to make any payment with respect to the Second Lien Obligations by reason of the operation of this Section 2.13 shall be construed as preventing the Second Lien Creditors from declaring an “Event of Default” under the applicable Second Lien Documents in connection with such payment.
Nothing in this Section 2.13 shall prevent the Borrower from paying, or the Second Lien Creditors from receiving, capitalized non-cash interest in accordance with the promissory notes evidencing the Borrower’s obligation to repay the principal amount of the Second Lien Obligations.
          (d) Except as expressly permitted in Section 2.13(a) above, the Borrower will not (and it will not allow any other Obligor to) make any payment of any of the Second Lien Obligations, or take any other action, in contravention of the provisions of this Agreement.
Section 3. Enforcement of Security.
     3.1 Management of Collateral. Subject to the other terms and conditions of this Agreement, the First Lien Creditors shall have the exclusive right to manage, perform and enforce the terms of the First Lien Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC, the First Lien Agent shall give the Second Lien Agent such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Except as specifically provided in this Section 3.1 or 3.3 below, notwithstanding any rights or remedies available to a Second Lien Creditor under any of the Second Lien Documents, applicable law or otherwise, no Second Lien Creditor shall, directly or indirectly, take any Enforcement Action; provided, that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Standstill Period, the Second Lien Creditors may take any Enforcement Action (provided that they give the First Lien Agent at least 10 Business Days written notice prior to taking such Enforcement Action); provided, however, that

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notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall any Second Lien Creditor exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) if the First Lien Agent or any other First Lien Creditor shall have commenced the enforcement or exercise of any rights or remedies with respect to any of the Collateral or any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral, the notification of account debtors to make payments to the First Lien Agent or its agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of the Collateral), or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action.
     3.2 Notices of Default. Each Agent shall give to the other Agent concurrently with the giving thereof to any Obligor (a) a copy of any written notice by any Secured Creditor of an Event of Default under any of its Documents or a written notice of demand for payment from any Obligor and (b) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any material part of the Collateral or other judicial or non- judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Obligor; provided, further, that the foregoing shall not in any way impair any claims that any Secured Creditor may have against any other Secured Creditor as a result of any failure of any Agent to provide a UCC Notice in accordance with the provisions of this Agreement and applicable law (including without limitation any liability that any Secured Creditor may have to any other Secured Creditor as a result of any such failure). Each Agent will provide such information as it may have to the other Agent as the other may from time to time reasonably request concerning the status of the exercise of any Enforcement Action and each Agent shall be available on a reasonable basis during normal business hours to review with the other Agent alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral; provided that (i) the failure of any party to do any of the foregoing shall not affect the relative priorities of the Agent’s respective Liens as provided herein or the validity or effectiveness of any notices or demands as against any Borrower or any Obligor and (ii) in no event will the First Lien Agent or any First Lien Creditor have any obligation to obtain the consent of any Second Lien Creditor with respect to any actions taken or contemplated to be taken (or not taken) with respect to any Enforcement Action. Each Obligor, by its acknowledgment hereto, hereby consents and agrees to each Secured Creditor providing any such information to the other Secured Creditors and to such actions by the Secured Creditors and waives any rights or claims against any Secured Creditors arising as a result of such information or actions.
     3.3 Permitted Actions. Section 3.1 shall not be construed to limit or impair in any way the right of: (a) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor, (b) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the

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Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Documents and under applicable law and (c) the Second Lien Creditors to receive any remaining proceedings of Collateral after the First Lien Obligations have been Paid in Full. Any proceeds of Collateral received in connection with any such Enforcement Action shall be applied in accordance with Section 2.4 of this Agreement.
     3.4 Collateral In Possession.
          (a) In the event that the First Lien Agent takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, the First Lien Agent shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the Second Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that the First Lien Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Second Lien Creditors. Promptly following the First Lien Termination Date, the First Lien Agent shall, upon the request of the Second Lien Agent, deliver the remainder of the Collateral, if any, in its possession to the designee of the Second Lien Agent (except as may otherwise be required by applicable law or court order).
          (b) In the event that any Second Lien Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such Second Lien Creditor shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the First Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that such Second Lien Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the First Lien Creditors.
          (c) It is understood and agreed that this Section 3.4 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 3.4 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of each party under this Section 3.4 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.
     3.5 Waiver of Marshalling and Similar Rights. Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.
     3.6 Insurance and Condemnation Awards. So long as the First Lien Termination Date has not occurred, the First Lien Agent shall have the exclusive right, subject to the rights of the Obligors under the First Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. After the occurrence of the First Lien Termination Date, the Second Lien Agent shall have the exclusive right, subject to the rights of the Obligors under the Second Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.
Section 4. Covenants
     4.1 Amendment of First Lien Documents: Additional First Lien Documents. (a) The First Lien Creditors may at any time and from time to time and without consent of or notice to any Second

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Lien Creditor, without incurring any liability to any Second Lien Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the First Lien Documents; provided, however, that without the consent of the Requisite Second Lien Creditors, the First Lien Creditors shall not amend, restate, supplement, modify substitute, renew or replace any or all of the First Lien Documents to (i) directly increase the interest rates on the First Lien Obligations to an amount greater than 3.0% per annum above rates as are in effect on the date hereof (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum), (ii) change the final maturity date of the First Lien Obligations to a date later than December 27, 2013 or (iii) increase the principal amount of the First Lien Obligations in excess of the Maximum First Lien Principal Amount, other than as a result of the capitalization of accrued interest and expenses.
          (b) The Second Lien Agent (for itself and on behalf of each Second Lien Creditor) acknowledges and agrees that the Obligors may from time to time enter into certain financing or distribution arrangements relating to a motion picture (each, a “Film Document”), subject to the prior written approval of the First Lien Agent. To the extent that (i) the First Lien Agent deems it appropriate to enter into any agreement with any party to any Film Document and (ii) as a result thereof, each of the First Lien Agent and the Second Lien Agent and/or the Second Lien Creditors will be required to enter into an intercreditor agreement, interparty agreement or similar agreement thereunder, the Second Lien Agent (for itself and on behalf of each Second Lien Creditor) hereby agrees to enter into any such agreement so approved by the First Lien Agent. To the extent that the First Lien Agent grants any consent or waiver, takes any action or exercises any other rights (any of the foregoing, a “First Lien Action”) under any such agreement or under any First Lien Document to which the Second Lien Agent is also a party, the Second Lien Agent shall take such actions as may be necessary to give effect to such First Lien Action and shall not exercise any such right or fail to take any such action in a manner contrary to or preventing such First Lien Action.
     4.2 Amendments to Second Lien Documents. Until the First Lien Termination Date has occurred, and notwithstanding anything to the contrary contained in the Second Lien Documents, the Second Lien Creditors shall not, without the prior written consent of the First Lien Agent, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Second Lien Documents that (a) would directly or indirectly result in an increase in the interest rates in respect of the Second Lien Obligations (excluding the imposition of a default rate of 4.0% per annum) by more than 3.0% per annum, (b) shorten the maturity or weighted average life to maturity of the Second Lien Obligations or require that any payment on the Second Lien Obligations be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally scheduled therefor, (c) add or modify in a manner adverse to any Obligor or any First Lien Creditor any covenant, agreement or event of default under the Second Lien Documents or (d) increase the amount of the Second Lien Obligations, other than as a result of the capitalization of accrued interest and expenses.
     4.3 Enforcement Actions by Second Lien Creditors; Prepayments.
          (a) The Second Lien Creditors shall give the First Lien Agent at least 10 Business Days’ written notice prior to taking any Enforcement Action, which notice may be given during the pendency of any Standstill Period.
          (b) Without the prior written consent of the First Lien Agent, no Second Lien Creditor will take, demand or receive from any Obligor any prepayment of principal (whether optional, voluntary, mandatory or otherwise or by redemption, defeasance or other payment or distribution) with respect to any Second Lien Obligations.

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     4.4 Cure Rights. The First Lien Agent shall have the right, but not the obligation, to cure a Second Lien Payment Default at any time during the 180-day period provided for in clause (a) of the definition of Standstill Period in Section 1 or thereafter with the prior written consent of the Second Lien Agent. In the event that such Second Lien Payment Default shall be so cured, the rights of the Second Lien Creditors in respect of such Second Lien Payment Default shall cease until the occurrence of any other Second Lien Payment Default. In no event shall the First Lien Creditors, by virtue of the payment of any such amounts, or performance of any obligation required to be paid or performed by any Obligor, be deemed to have assumed any obligation of any Obligor to the Second Lien Creditors or any other Person.
     4.5 Effect of Refinancing.
          (a) If the Payment in Full of the First Lien Obligations is being effected through a Refinancing; provided that (i) the First Lien Agent gives a notice of such Refinancing to the Second Lien Agent at least 5 Business Days prior to such Refinancing and (ii) the credit agreement and the other documents evidencing such new First Lien Obligations (the “New First Lien Documents”) do not effect an amendment, supplement or other modification of the terms of the First Lien Obligations in a manner that is prohibited by Section 4.1, then (A) such Payment in Full of First Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New First Lien Obligations”) shall be treated as First Lien Obligations for all purposes of this Agreement, (C) the New First Lien Documents shall be treated as the First Lien Documents and (D) the agent under the New First Lien Documents (the “New First Lien Agent”) shall be deemed to be the First Lien Agent for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New First Lien Agent, the Second Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New First Lien Agent may reasonably request in order to provide to the New First Lien Agent the rights and powers set forth herein.
          (b) If the Payment in Full of the Second Lien Obligations is being effected through a Refinancing; provided that (i) the Second Lien Agent gives a notice of such Refinancing to the First Lien Agent at least 5 Business Days prior to such Refinancing and (ii) the credit agreement (or securities purchase agreement) and the other documents evidencing such New Second Lien Obligations (the “New Second Lien Documents”) do not effect an amendment, supplement or other modification of the terms of the Second Lien Obligations in a manner that is prohibited by Section 4.2, then (A) such Payment in Full of Second Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the New Second Lien Documents (the “New Second Lien Obligations”) shall be treated as Second Lien Obligations for all purposes of this Agreement, (C) the New Second Lien Documents shall be treated as the Second Lien Documents and (D) the collateral agent under the New Second Lien Documents (the “New Second Lien Agent”) shall be deemed to be the Second Lien Agent for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New Second Lien Agent, the First Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Second Lien Agent may reasonably request in order to provide to the New Second Lien Agent the rights and powers set forth herein.
          (c) By their acknowledgement hereto, Obligors agree to cause the agreement, document or instrument pursuant to which any New First Lien Agent or any New Second Lien Agent is appointed to provide that the New First Lien Agent or New Second Lien Agent, as applicable, agrees to be bound by the terms of this Agreement.

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Section 5. Second Lien Creditors Purchase Option.
     5.1 Purchase Notice. Upon the Second Lien Agent’s receipt of a notice from the First Lien Agent (the “Agent’s Notice”) that the First Lien Agent has accelerated the First Lien Obligations, the Second Lien Creditors shall have the option, but not the obligation, to purchase all, but not less than all, of the First Lien Obligations owing to the First Lien Creditors from the First Lien Creditors, and assume all, but not less than all, of the then existing funding commitments under the First Lien Documents by giving a written notice (the “Purchase Notice”) to the First Lien Agent no later than the 5th Business Day after receipt by the Second Lien Agent of the Agent’s Notice. A Purchase Notice once delivered shall be irrevocable.
     5.2 Purchase Option Closing. On the date specified by the Second Lien Agent in the Purchase Notice (which shall not be less than 3 Business Days nor more than 5 Business Days, after the receipt by the First Lien Agent of the Purchase Notice; the closing date referred to in the Purchase Notice is referred to herein as the “Purchase Option Closing Date”), the First Lien Creditors shall sell to the Second Lien Creditors, and the Second Lien Creditors shall purchase from the First Lien Creditors, all, but not less than all, of the First Lien Obligations, and the First Lien Lenders shall assign to the purchasing Second Lien Lenders, and the purchasing Second Lien Lenders shall assume from the First Lien Lenders all, but not less than all, of the then existing funding commitments under the First Lien Documents.
     5.3 Purchase Price. Such purchase and sale shall be made by execution and delivery by the applicable Secured Creditors of an Assignment Agreement in the form attached to the First Lien Credit Agreement. Upon the date of such purchase and sale, the Second Lien Creditors shall (a) pay to the First Lien Agent for the benefit of the First Lien Creditors as the purchase price therefor the sum of the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, interest, fees, indemnities and expenses, including reasonable attorneys’ fees and legal expenses), (b) furnish cash collateral to the First Lien Agent with respect to the outstanding First Lien Letter of Credit Obligations in such amounts as are required under the First Lien Credit Agreement and (c) agree to reimburse the First Lien Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding First Lien Letter of Credit Obligations as described above and any checks or other payments provisionally credited to the First Lien Obligations, and/or as to which the First Lien Creditors have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of the First Lien Agent in New York, New York, as the First Lien Agent may designate in writing to the Second Lien Creditors for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Lien Creditors to the bank account designated by the First Lien Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Creditors to the bank account designated by the First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.
     5.4 Nature of Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by the First Lien Creditors as to the First Lien Obligations or otherwise and without recourse to the First Lien Creditors, except for representations and warranties as to the following: (a) the amount of the First Lien Obligations being purchased (including as to the principal of and accrued and unpaid interest on such First Lien Obligations, fees and expenses thereof), (b) that the First Lien Creditors own the First Lien Obligations free and clear of any Liens and (c) each First Lien Creditor has the full right and power to assign its First Lien Obligations and such assignment has been duly authorized by all necessary corporate action by such First Lien Creditor.

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     5.5 Notice of Election to Purchase. As soon as practicable after receipt of the Agent’s Notice, but in no event more than 5 Business Days after the Second Lien Agent’s receipt of the Agent’s Notice, the Second Lien Creditors (if they elect to do so) shall send to the First Lien Agent the Purchase Notice. The First Lien Creditors shall not complete any Enforcement Action (other than the exercise of control over any Obligor’ s deposit or securities accounts) during the period following the First Lien Agent’s receipt of the Purchase Notice and on or prior to the Purchase Option Closing Date referred to therein.
Section 6. Bankruptcy Matters.
     6.1 Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of the First Lien Creditors and the Second Lien Creditors in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Obligor. This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.
     6.2 Post Petition Financing: Adequate Protection.
          (a) If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for either approval of financing (“DIP Financing”) to be provided by one or more of the First Lien Creditors (or to be provided by any other person or group of persons with the consent of the First Lien Agent) under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the First Lien Creditors under Section 363 of the Bankruptcy Code, then subject to Section 6.2(b), the Second Lien Creditors agree as follows: (i) adequate notice to Second Lien Creditors for such DIP Financing or use of cash collateral shall be deemed to have been given to the Second Lien Creditors if the Second Lien Agent receives notice in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least 5 Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis, (ii) such DIP Financing (and any First Lien Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the assets of the Obligors which shall be superior in priority to the Liens on the assets of the Obligors held by any other Person, (iii) the Second Lien Creditors will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.2(b) below, (iv) the Second Lien Creditors will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (A) to the Liens securing such DIP Financing (the “DIP Liens”) on the same terms (but on a basis junior to the Liens of the First Lien Creditors) as the Liens of the First Lien Creditors are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any “replacement Liens” granted to the First Lien Creditors as adequate protection of their interests in the Collateral (the “Senior Adequate Protection Liens”) and (C) to any “carve-out” agreed to by the First Lien Agent or the other First Lien Creditors and (v) subject to Section 6.2(b) below, the Second Lien Creditors shall not contest or oppose in any manner any adequate protection provided to the First Lien Creditors as adequate protection of their interests in the Collateral, any DIP Financing or any cash collateral use and shall be deemed to have waived any objections to such adequate protection, DIP Financing or cash collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Second Lien Creditors in the Collateral.

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          (b) Adequate Protection. Notwithstanding the foregoing provisions in this Section 6.2, in any Insolvency Proceeding, if the First Lien Creditors (or any subset thereof) are granted adequate protection in the form of Senior Adequate Protection Liens, the Second Lien Creditors may seek (and the First Lien Creditors may not oppose) adequate protection of their interests in the Collateral in the form of (i) a replacement Lien on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens securing the First Lien Obligations (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the First Lien Agent or the other First Lien Creditors) and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated under this Agreement (provided that any failure of the Second Lien Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Creditors pursuant to Section 6.2(a)) and (ii) super priority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the superpriority claims granted under Section 507(b) of the Bankruptcy Code to the First Lien Creditors on account of any of the First Lien Obligations or granted under Section 364(c)(1) of the Bankruptcy Code with respect to any debtor-in-possession financing (whether or not constituting DIP Financing) or use of cash collateral; provided that the inability of the Second Lien Creditors to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this Section 6.2 and provided, further, that the Second Lien Agent shall have irrevocably agreed, pursuant to Section 11 29(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Lien Creditors, in any stipulation and/or order granting such adequate protection, that any such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims. Except as expressly set forth above, the Second Lien Creditors may not seek post-petition interest and/or adequate protection payments in any Insolvency Proceeding, and the First Lien Creditors may oppose any payments proposed to be made by any Obligor to the Second Lien Creditors. Furthermore, in the event that any Second Lien Creditor actually receives any post-petition interest and/or adequate protection payments in any Insolvency Proceeding, the same shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, and each Second Lien Creditor hereby authorizes the First Lien Agent to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable) to be held and/or applied by First Lien Agent in accordance with the terms of the First Lien Documents until all First Lien Obligations are Paid In Full before any of the same shall be made to one or more of the Second Lien Creditors, and each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments to the First Lien Agent.
     6.3 Sale of Collateral; Waivers. The Second Lien Creditors hereby consent to a Disposition of any Collateral securing the First Lien Obligations (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the First Lien Creditors have consented to the Disposition of such assets, as long as all proceeds of such Disposition received by the First Lien Creditors on account of the First Lien Obligations will be applied to the First Lien Obligations to permanently reduce the Maximum First Lien Principal Amount; provided that the Second Lien Agent, on behalf of itself and the other Second Lien Creditors, may raise any objections to any such Disposition of such Collateral that could be raised by any creditor of the Obligors whose claims were not secured by any Liens on such Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Second Lien Agent or the Second Lien Creditors as secured creditors (without limiting the foregoing, neither the Second Lien Agent nor the Second Lien Creditors may raise any objections based on rights

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afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted to the Second Lien Agent. The Second Lien Agent and the Second Lien Creditors waive any claim they may now or hereafter have arising out of the First Lien Creditors’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111 (b)(2) of the Bankruptcy Code. The Second Lien Agent and the Second Lien Creditors agree not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the First Lien Creditors’ claims as fully secured claims with respect to all or part of the First Lien Obligations or for allowance of any First Lien Obligations (including those consisting of post-petition interest, fees or expenses) or opposing any action by the First Lien Agent or the First Lien Creditors to enforce their rights or remedies arising under the First Lien Documents in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the First Lien Obligations under the First Lien Documents, (iii) asserting any claims which the Obligors may hold with respect to the First Lien Creditors, (iv) seeking to lift the automatic stay to the extent that such action is opposed by the First Lien Agent or (v) opposing a motion by the First Lien Agent to lift the automatic stay. The First Lien Creditors agree not to initiate or prosecute or join with any person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Second Lien Obligations under the Second Lien Documents.
     6.4 Invalidated Payments. To the extent that the First Lien Creditors receive payments on the First Lien Obligations or proceeds of Collateral for application to the First Lien Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “First Lien Avoidance”), then to the extent of such payment or proceeds received, such Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the First Lien Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such First Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Creditors and the Second Lien Creditors provided for herein with respect to any event occurring on or after the date of such First Lien Avoidance. The Second Lien Creditors agree that none of them shall be entitled to benefit from any First Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such First Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     6.5 Payments. In the event of any Insolvency Proceeding involving one or more Obligors, all proceeds of Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Lien Secured Claim), or any other payment or Distribution shall be paid or delivered directly to First Lien Agent (to be held and/or applied by First Lien Agent in accordance with the terms of the First Lien Documents) until all First Lien Obligations are Paid In Full before any of the same shall be made to one or more of the Second Lien Creditors on account of any Second Lien Secured Claim, and each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of any Second Lien Secured Claim to the First Lien Agent; provided that the foregoing provision shall not apply to Distributions made in respect of the Second Lien Secured Claim pursuant to a plan of reorganization under the Bankruptcy Code with respect to such Obligors which has received the affirmative vote of all classes composed of the First Lien Creditors’ claims and which has been confirmed pursuant to a Final Order. Each Second Lien Creditor also irrevocably authorizes and empowers the First

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Lien Agent, in the name of each Second Lien Creditor, to demand, sue for, collect and receive any and all such Distributions in respect of any Second Lien Secured Claim to which the First Lien Creditors are entitled hereunder. In the event of any Distribution received by the Second Lien Creditors in respect of any Second Lien Deficiency, the Second Lien Creditors shall be entitled to retain such Distribution to the extent the same have been paid pursuant to a plan of reorganization which is confirmed pursuant to a Final Order regardless of whether such plan of reorganization has received the affirmative vote of all classes composed of the First Lien Creditors’ claims.
     6.6 Separate Grants of Security and Separate Classification. Each Second Lien Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Documents and the Second Lien Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Second Lien Secured Claims are fundamentally different from the First Lien Secured Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. The Second Lien Creditors shall not seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the First Lien Creditors and shall not oppose any pleading or motion by the First Lien Creditors for the First Lien Creditors and the Second Lien Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, if it is held that the Secured Claims of the First Lien Creditors and the Second Lien Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral exceeds the amount of the First Lien Obligations, the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post- petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by the Second Lien Creditors. The Second Lien Creditors hereby acknowledge and agree to turn over to the First Lien Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors.
     6.7 Rights as Unsecured Lenders. In any Insolvency Proceeding, to the extent not prohibited by this Agreement, the Second Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies whether as unsecured lenders or otherwise. In any Insolvency Proceeding, to the extent not prohibited by this Agreement, the First Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies whether as unsecured lenders or otherwise.
Section 7. Miscellaneous.
     7.1 Termination. Subject to Section 5.5, this Agreement shall terminate and be of no further force and effect upon the first to occur of the Payment in Full of (a) the First Lien Obligations or (b) the Second Lien Obligations. If the First Lien Obligations have been Paid in Full or are being Paid in Full in a manner not constituting a Refinancing, the First Lien Agent agrees to designate the Second Lien Agent as the ‘collection agent’ under any then currently effective ‘notices of assignment’ or similar instruments that were executed and delivered pursuant to the terms of the First Lien Documents.
     7.2 Successors and Assigns; No Third Party Beneficiaries.
          (a) This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective

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successors, participants and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.
          (b) Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.
          (c) In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its respective Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured Creditor now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.
     7.3 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied or delivered, as follows:
          (a) if to First Lien Agent, to it at the following address:
General Electric Capital Corporation, as First Lien Agent
2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: Greg Watts
Telephone: (678) 624-7981
Telecopy: (678) 624-7903
          with copies to:
General Electric Capital Corporation, as First Lien Agent
2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: MCE Counsel
Telephone: (678) 624-7947
Telecopy: (678) 624-7902
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026
Attention: Lawrence J. Ulman, Esq.
Telephone: (310) 552-8500
Telecopier: (310) 551-8741
          (b) if to Second Lien Agent, to it at the following address:

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General Electric Capital Corporation, as First Lien Agent
2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: Greg Watts
Telephone: (678) 624-7981
Telecopy: (678) 624-7903
          with copies to:
General Electric Capital Corporation, as First Lien Agent
2325 Lakeview Parkway, Suite 700
Aipharetta, Georgia 30004
Attention: MCE Counsel
Telephone: (678) 624-7947
Telecopy: (678) 624-7902
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026
Attention: Lawrence J. Ulman, Esq.
Telephone: (310) 552-8500
Telecopier: (310) 5518741
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.3. All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.
     7.4 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page hereto by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.
     7.5 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED iN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY

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APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.
     7.6 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.
     7.7 Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by the Second Lien Agent, with the consent of the Requisite Second Lien Creditors and the First Lien Agent, with the consent of the “Required Lenders” (as defined in the First Lien Credit Agreement). In no event shall the consent of any Obligor be required in connection with any amendment or other modification of this Agreement.
     7.8 No Waiver. No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.
     7.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.
     7.10 Further Assurances. Each party hereto agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.
     7.11 Headings. The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.
     7.12 Lien Priority Provisions. This Agreement and the rights and benefits hereunder shall inure solely to the benefit of the First Lien Agent, the First Lien Creditors, the Second Lien Agent, and the Second Lien Creditors and their respective successors and permitted assigns and no other Person (including the Obligors or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder. Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the lenders of any Obligor, other than the First Lien Agent, the First Lien Creditors, the Second Lien Agent, and the Second Lien Creditors as between themselves.
     7.13 Credit Analysis. The Secured Creditors shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and all other all endorsers, obligors and/or

25

guarantors of the Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations. No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances. No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to: (i) the financial or other condition of Obligors under any instruments of guarantee with respect to the Obligations, (ii) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations or (iii) any Obligor’s title or right to transfer any Collateral or security.
     7.14 Waiver of Claims. To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Documents or any transaction relating to the Collateral in accordance with this Agreement. None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to Dispose of any Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.
     7.15 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern.
     7.16 Specific Performance. Each of First Lien Agent and Second Lien Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors.
     7.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Creditors. None of the Obligors or any other creditor thereof shall have any rights hereunder, and none of the Obligors may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Obligors, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms
     7.18 Subrogation. The Second Lien Agent and the other Second Lien Creditors hereby agree that until the First Lien Termination Date has occurred they will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder; provided that as between the Obligors, on the one hand, and the Second Lien Creditors, on the other hand, any such payment that is paid over to the First Lien Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligation.
     7.19 Entire Agreement. This Agreement and the Documents embody the entire agreement of the Obligors, the First Lien Agent, the First Lien Creditors, the Second Lien Agent and the Second Lien Creditors with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations and/or discussions involving any Obligor and any of the First Lien Agent, the First Lien Creditors, the Second Lien Agent and the Second Lien Creditors relating to the subject matter hereof.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST LIEN AGENT: GENERAL ELECTRIC CAPITAL CORPORATION, as First Lien Agent
By:
	Name:	Greg Watts
Its: Duly Authorized Signatory

SECOND LIEN AGENT: GENERAL ELECTRIC CAPITAL CORPORATION, as Second Lien Agent
By:
	Name:	Greg Watts
Its: Duly Authorized Signatory

          The undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

BORROWER: THE FILM DEPARTMENT LLC
By:	THE FILM DEPARTMENT HOLDINGS LLC, its sole Member

By:
Mark Gill, Chief Executive Officer

By:
Neil Sacker, President & Chief Operating Officer

OBLIGOR: THE FILM DEPARTMENT HOLDINGS LLC
By:
Mark Gill, Chief Executive Officer

By:
Neil Sacker, President & Chief Operating Officer

EXHIBIT G
FORM OF NOTICE OF ASSIGNMENT AND DISTRIBUTOR’S ACCEPTANCE

NOTICE OF ASSIGNMENT AND DISTRIBUTOR’S ACCEPTANCE
[FOR INTERNATIONAL DISTRIBUTION AGREEMENTS]
     This Notice of Assignment and Distributor’s Acceptance (this “Agreement”) is made as of                     , 20 ___, among The Film Department LLC, a Delaware limited liability company (“Licensor”);                      (“Distributor”);                      (“Completion Guarantor”); and General Electric Capital Corporation, the initial designee for certain of the below referenced Creditors (and, together with any other person designated as such in accordance with the terms hereof, the “Collection Agent”).
     Reference is made to the following:
     A. The Licensor and the Distributor have previously entered into that certain agreement (“Distribution Agreement”) dated as of                     , 20___, with respect to the feature-length motion picture presently entitled“                                        ”(as such motion picture is now or may hereafter become known, the “Picture”).
     B. The Licensor has entered into certain secured financing arrangements dated as of June 27, 2007 (collectively, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreements”), with various providers of financial accommodations (collectively, “Creditors”) pursuant to which, among other things, such Creditors have agreed to provide loans and other financial accommodations (collectively, “Loans”) to fund certain production costs of the Picture, and Completion Guarantor has entered into a completion guarantee agreement for the benefit of the Creditors. In order to secure its obligations to the Creditors under the Financing Agreements and to the Completion Guarantor, the Licensor has assigned (I) to or for the benefit of the Collection Agent and the Creditors and (II) to the Completion Guarantor, subject to the rights of the Creditors, all amounts (“Assigned Payments”) payable by the Distributor pursuant to the Distribution Agreement, including, without limitation, the Minimum Guarantee (“Minimum Guarantee”) payable pursuant thereto equal to                     U.S. Dollars ($ ), as more fully described on Schedule “1” attached hereto and upon satisfaction only of the conditions precedent set forth on Schedule “1” with respect to each installment thereof (“Conditions Precedent”).
     C. All references to the Distribution Agreement shall be deemed to mean the Distribution Agreement, as amended hereby.
     Accordingly, it is agreed as follows:
     1. Distribution Agreement. The Licensor and the Distributor represent, each for itself, that as of the date of execution hereof, no default exists under the Distribution Agreement and the Distribution Agreement is in full force and effect.
     2. Notice of Assignment. The Licensor hereby notifies the Distributor:
     a. Of the assignment by the Licensor of the Assigned Payments to or for the benefit of the Collection Agent and the Creditors;
     b. That neither the Licensor nor the Distributor has any authority whatsoever, without the prior written consent of the Collection Agent and the Completion Guarantor, (i) to waive any

1

provisions of or rights under the Distribution Agreement or to modify, amend or supplement the Distribution Agreement in any manner affecting the amount or dates of payment of or otherwise affecting the Assigned Payments, (ii) to terminate the Distribution Agreement, (iii) to amend, modify or supplement the Distribution Agreement in any manner affecting the method of delivery or (iv) to enter into the more formal long-form agreement if one is contemplated by the Distribution Agreement;
     c. That, notwithstanding anything to the contrary set forth in the Distribution Agreement, payment of the Assigned Payments (to the extent not secured by a letter of credit in form and substance acceptable to the Collection Agent and issued to the Collection Agent as beneficiary) is to be made directly to the Collection Agent in United States Dollars by wire transfer to:

Account Name:	The Film Department LLC
Account No.:
Bank:
ABA No.:
Swift Code:

(or to such other account at such other address as the Collection Agent may designate in writing to the Distributor) until such time as the Distributor receives written notice from the Collection Agent (the “Agent Notice”) that all sums owing under the Financing Agreements have been indefeasibly paid in full and the obligations of the Creditors to make loans thereunder have been terminated, and thereafter to pay the Assigned Payments to the Completion Guarantor in accordance with the Completion Guarantor’s instructions if the Distributor receives a notice from the Completion Guarantor (the “Completion Guarantor Notice”) stating that completion sums are owing to the Completion Guarantor;
     d. That the Distributor afford each of the Collection Agent and the Completion Guarantor and their respective representatives (in lieu of the Licensor) all rights if any thereof so elects to exercise and/or enforce all of the Licensor’ s rights under the Distribution Agreement or examination and audit of your books and records pertaining to the Picture granted to the Licensor under the Distribution Agreement;
     e. That, notwithstanding anything to the contrary in the Distribution Agreement, the Licensor authorizes, directs and instructs the Distributor to transfer and deposit any frozen or unremittable foreign receipts of the Picture to or for the Collection Agent’s (or Completion Guarantor’s, as applicable) account in accordance with the Collection Agent’s (or Completion Guarantor’s, as applicable) written instructions to the Distributor to the extent permitted under applicable law;
     f. That the Licensor instructs the Distributor to furnish to the Collection Agent and the Completion Guarantor duplicates of all default notices from the Distributor to the Licensor under the Distribution Agreement as and when given under the Distribution Agreement; and
     g. That the appointment, authority, instruction and direction herein contained are coupled with an interest and are in all respects irrevocable and without right of rescission or modification without the prior written consent of the Collection Agent (or the Completion Guarantor, as applicable).
     3. Distributor’s Acceptance. Notwithstanding anything to the contrary set forth in the Distribution Agreement, for the benefit of the Collection Agent and the Completion Guarantor only, and

2

without waiving any rights or remedies the Distributor may have against the Licensor until such time as the Distributor receives the Agent Notice, and, if the Distributor has received the Completion Guarantor Notice, until the Distributor receives written notice from the Completion Guarantor that no further sums are owed to the Completion Guarantor (the “Completion Guarantor Termination Notice”), the Distributor hereby acknowledges and agrees as follows:
     a. To honor and fully perform in accordance with the authority and directions contained in paragraph 2 hereof and the terms of Schedule “1” hereto;
     b. That payment of the Minimum Guarantee to the Collection Agent in full in accordance with the terms of Schedule “1” hereto is a condition precedent to the grant of rights to the Distributor under the Distribution Agreement, and that any rights in the Picture granted to the Distributor under the Distribution Agreement shall only vest upon the full payment to the Collection Agent of the Minimum Guarantee in accordance with the terms of Schedule “1” hereto. [Prior to the payment of the Minimum Guarantee, the Distributor shall be entitled to engage in all customary prerelease activities in connection with the Picture so long as (i) such activities do not breach the Distribution Agreement and/or this Agreement and (ii) the Distributor is not in breach of this Agreement.] The Distributor further agrees that any of its rights, liens or entitlements, if any, under the Distribution Agreement (collectively, “Distributor Rights”) shall be subject and subordinate to the liens, mortgages, charges and security interests of(A) the Collection Agent and the Creditors under the Financing Agreements and (B) the Completion Guarantor therein, which shall be senior to and have priority over any such Distributor Rights; provided, that, solely as among the Collection Agent, the Completion Guarantor and the Distributor, and not for the benefit of the Licensor or any third party, the Collection Agent and the Completion Guarantor will not exercise their respective security interests or other rights in the Distributor Rights in any manner that would materially and adversely prejudice, disturb, infringe upon, interfere with, prevent or impede the full, complete, free and unencumbered purchase, enjoyment, exploitation and exercise by the Distributor of the Distributor Rights provided that the Distributor has paid to the Collection Agent (or, if after the Distributor’s receipt of the Agent Notice, the Distributor receives the Completion Guarantor Notice, to the Completion Guarantor) the Minimum Guarantee in full as and when due under this Agreement, including, without limitation, as set forth in paragraph 4 hereof[, and the Distributor is not otherwise in breach of its other obligations under] the Distribution Agreement]. [In addition, after Distributor has paid the Minimum Guarantee to the Collection Agent, the security interests granted by Licensor to or for the benefit of the Collection Agent and the Creditors in the Distributor Rights shall be deemed automatically terminated; provided, however, that notwithstanding such automatic termination of such security interests in the Distributor Rights as set forth above, until all sums owing under the Financing Agreements have been indefeasibly paid in full and the obligations of the Creditors to make loans thereunder have been terminated, the security interests granted by Licensor to or for the benefit of the Collection Agent and the Creditors shall continue in the Assigned Payments and in all of the Licensor’s rights under the Distribution Agreement, including, without limitation, any reversion rights that the Licensor may have under the Distribution Agreement, to the extent securing any such obligations, and enjoy priority over any interest therein in favor of the Distributor.]
     c. That all conditions precedent to the effectiveness of, and the Distributor’s obligations under, the Distribution Agreement and this Agreement have been satisfied or waived and the Distributor may not refuse or fail to pay the Minimum Guarantee except in the event that the Conditions Precedent have not been satisfied, and that no individual(s), elements or dates including, without limitation, cast members or crew members (including the director), or the title of the Picture, or the conformity of the Picture to any version of the screenplay of the Picture, or any other Picture

3

element, or the receipt of credit by any person or entity, or the rating of the Picture, or a theatrical release or P&A expenditure, or release date, or delivery date, or chain-of-title, or other picture specification is essential for purposes of effectuating delivery of the Picture, and that the Distributor may not refuse to accept delivery of the Picture should any of the foregoing be replaced, revised, amended or not met for any reason whatsoever, and that the Distributor hereby waives any approval right that the Distributor may have, including, without limitation, any approval rights with respect to lead actors, the director, the title, the chain of title, the budget and/or the script for the Picture [MODIFY IF ANY ESSENTIAL ELEMENTS];
     d. That the Distributor may discharge its obligation to pay the Assigned Payments only by making payment thereof directly to the Collection Agent or the Completion Guarantor, as applicable, in accordance with the terms hereof and that the Distributor may not discharge that obligation by paying such Assigned Payments to the Licensor or any other person and once any Assigned Payments have been paid to the Collection Agent or the Completion Guarantor, as applicable, the same shall not be subject to refund or return to the Distributor by the Collection Agent or the Completion Guarantor, as applicable, for any reason whatsoever. If the Distributor pays any of the Assigned Payments to anyone other than the Collection Agent or the Completion Guarantor, as applicable, despite the terms of this Agreement, then the Distributor will be liable to the Collection Agent or the Completion Guarantor, as applicable, for payment of those amounts even if it means that the Distributor may be liable for double payment of such sums;
     e. That the Distributor hereby waives all rights of offset, cross-collateralization and counterclaim, all rights to set up reserves, all rights to make deductions from the Minimum Guarantee and, provided that Notification of Delivery (as such term is defined in Schedule 1 hereto) is delivered to the Distributor in accordance with the terms of Schedule “1” hereto, all defenses that it may now or hereafter have to the timely payment of the Minimum Guarantee (including, without limitation, any defenses arising out of the censorship of the Picture);
     f. That the Collection Agent and the Creditors and the Completion Guarantor have taken an assignment only of the Assigned Payments, and that none of the Collection Agent, the Creditors or the Completion Guarantor have assumed any obligations or liabilities of the Licensor under the Distribution Agreement and the Distributor shall look solely to the Licensor for the performance and discharge of such obligations and liabilities and that there are no other agreements, other than the Distribution Agreement, between the Distributor and the Licensor concerning or mentioning the Distributor’s right to distribute or otherwise exploit the Picture, including, without limitation, all so- called “side agreements” and the Distributor has not relied on any promises, statements, representations or other information of any party as an inducement to enter into the Distribution Agreement or this Agreement other than any of the representations, statements and information contained in the Distribution Agreement or this Agreement;
     g. (i) None of the Collection Agent, the Creditors or the Completion Guarantor have made or make any representations or warranties, express or implied, with respect to the Picture, including the budget and actual costs of the Picture or any other matter, (ii) none of the Collection Agent, the Creditors or the Completion Guarantor have any duty to disclose any information to the Distributor concerning the Picture and (iii) the Distributor shall hold the Collection Agent, each Creditor and the Completion Guarantor harmless from and against any liability or damage that may be incurred or sustained by the Distributor as a result of any fact or matter concerning the Picture, being other than as represented by any other person;

4

     h. That in the event that the Distributor fails to make payment of the Minimum Guarantee in accordance with the terms hereof, such failure shall constitute a default under the Distribution Agreement and this Agreement if such default is not cured within five (5) business days [MAY NEGOTIATE UP TO 20 BUSINESS DAYS] after written notice of such default and all rights of the Distributor under the Distribution Agreement and this Agreement shall automatically terminate and revert to the Licensor (but the Distributor shall still be obligated to pay to the Collection Agent the Minimum Guarantee);
     i. That notwithstanding anything to the contrary contained herein, if the Distributor or any of its sub-distributors releases (or authorizes the release of) the Picture in any medium, then the Conditions Precedent, including without limitation, Notification of Delivery shall be conclusively deemed to have been effected and the Distributor shall make immediate payment of the Minimum Guarantee in accordance with the instructions and directions set forth herein;
     j. That, notwithstanding anything to the contrary set forth in the Distribution Agreement, until the Creditors have been repaid the Loans in full, and in the event that the Distributor receives a Completion Guarantor Notice, until the Distributor receives a Completion Guarantor Termination Notice, the Distributor shall not assign, transfer or sublicense any of the rights granted under the Distribution Agreement or hereunder;
     k. That the Distributor’s obligation to pay the Assigned Payments as set forth herein is absolute and conditioned only upon satisfaction of the Conditions Precedent; and
     1. That: (i) it has no knowledge of any assertion of any prior claims to the Assigned Payments and agrees to notify the Collection Agent and the Completion Guarantor of (x) any conflicting notice received by it, and (y) any claim by any other party that such claimant is entitled to receive any portion of the Assigned Payments, and agrees to pay the Assigned Payments directly to the Collection Agent or the Completion Guarantor, as applicable, notwithstanding any such conflicting notice; (ii) it has all necessary power and has taken all action necessary to enter into this Agreement and, upon its execution by the Distributor, this Agreement constitutes a valid, binding and enforceable obligation of the Distributor; (iii) no consent, waiver or approval of any third party is necessary for the Distributor to enter into and perform this Agreement or the consummation of the transactions contemplated hereby; and (iv) no Assigned Payments have been previously paid to the Licensor or any other person [MODIFY IF SECURITY DEPOSIT HAS BEEN PAID].
     4. Dispute Resolution.
     a. Notwithstanding anything to the contrary provided in the Distribution Agreement, each of the parties hereto agrees that any dispute amongst the parties hereto regarding the Picture or any dispute arising out of or in connection with the Distribution Agreement or this Agreement or any related agreements, including, without limitation, any disputes relating to delivery of the Picture, or the Distributor’s obligation to make payment to the Collection Agent of the Assigned Payments or a disagreement about the meaning, interpretation, application, performance, breach, termination, enforceability or validity of this Agreement, and whether based on statute, tort, contract, common law or otherwise, shall be subject to and resolved by mandatory binding arbitration under the Rules of the International Film and Television Alliance (“IFTA”) in effect as of the date the request for arbitration is filed (the “Rules”) (or, in the event IFTA is not in the future in the business of conducting such arbitrations, the arbitration rules of any successor international film marketing association based in Los

5

Angeles that provides arbitration procedures, or, if none, or, if IFTA refuses to hear such dispute, the rules of the American Arbitration Association then in effect).
     b. Each of the parties hereto agrees that any party may initiate such an arbitration pursuant to the Rules provided, however, if the issue of whether a Notification of Delivery has been given is the subject of dispute, then prior to the commencement of an arbitration as set forth in subparagraph c. below, the Completion Guarantor shall first have a 30 day period (commencing on the date on which the Completion Guarantor is first notified in writing of that dispute) within which to cure any alleged defect relating to Notification of Delivery. If the Distributor has not, within five (5) business days after the expiration of such thirty (30) day period, notified the other parties hereto in writing that the alleged Notification of Delivery defect remains uncured, then Notification of Delivery shall be deemed to have been effected for all purposes hereof. The arbitration will be held in Beverly Hills or Los Angeles, unless an alternate forum is chosen pursuant to the Rules (such situs being herein referred to as the “Forum”). The arbitration proceeding shall be conducted in the English language. The Licensor, the Distributor, the Completion Guarantor and the Collection Agent agree that each will abide by any decision rendered in such arbitration, and that any court having jurisdiction may enforce such a decision.
     c. If the issue of whether Notification of Delivery has been effected is the subject of any arbitration proceeding hereunder, then that issue (and only that issue) shall be determined in a separate arbitration proceeding before any other claim is heard. The Distributor may not assert in any such proceeding any counter-claim or other offset, or any defect other than the defect of a failure to effect Notification of Delivery to the Distributor. The arbitration must result in a finding that either (1) Notification of Delivery has been effected to the Distributor and, if so, the date of such Notification of Delivery, or (2) Notification of Delivery has not been effected to the Distributor. If there is a finding that Notification of Delivery was effected, then the arbitrator shall immediately issue an award ordering the Distributor to immediately pay that portion of the Minimum Guarantee which remains unpaid to the Collection Agent without asserting any defenses. If, on the other hand, there is a finding that Notification of Delivery was not effected, then the arbitrator shall promptly notify the Distributor, the Licensor, the Completion Guarantor and the Collection Agent of such finding and shall issue a final arbitration award against the Completion Guarantor requiring the Completion Guarantor to pay to the Collection Agent (for the benefit of the Creditors) an amount equal to the Completion Guarantor’s liability to the Collection Agent under the Completion Guaranty, together with all interest costs and expenses provided for in this subparagraph c. below, subject to the terms, conditions and exclusions under the Completion Guaranty (“Completion Guarantor’s Liability”), and (i) the Distribution Agreement and all of the Distributor Rights shall automatically terminate, (ii) provided the Collection Agent has theretofore been repaid an amount equal to the Completion Guarantor’s Liability in full, Completion Guarantor may thereafter deal with the Distributor Rights without further regard to the Distributor (without waiver of the Licensor’ s rights against the Distributor or the Distributor’s rights against the Licensor), and (iii) the Distributor agrees that it shall execute and deliver to the Completion Guarantor (or, as applicable, the Collection Agent), within ten (10) business days after the Completion Guarantor’s (or, as applicable, the Collection Agent’s) request there for, such documents and other instruments as shall be requested by the Completion Guarantor (or, as applicable, the Collection Agent) to evidence such termination. Each of the parties hereto may also initiate an arbitration as herein provided if Notification of Delivery is effected (or is deemed to have been effected) and the Distributor fails to pay the Minimum Guarantee in accordance with the terms hereof, in which case the arbitrator shall determine whether Notification of Delivery was effected (or deemed to have been effected), and, if the arbitrator so finds, the arbitrator shall issue an award against the Distributor that shall provide that the remaining balance of the Minimum Guarantee, together with all interest amounts, costs and fees payable by the Distributor pursuant to this subparagraph c. below, shall be

6

immediately paid by the Distributor to the Collection Agent. The Collection Agent or the Completion Guarantor may also initiate an arbitration as herein provided in the event that the Completion Guarantor acknowledges in writing that Notification of Delivery has not been effected and/or the Completion Guarantor fails to timely pay to the Collection Agent all sums owed to the Collection Agent under the Completion Guaranty or hereunder (including the interest amounts payable under this subparagraph c. below). The arbitration award shall provide for payment by the losing party (i.e., the party or parties against whom an arbitration award is issued) of the fees and costs incurred in connection with said arbitration, as well as the reasonable outside attorneys’ fee incurred by the prevailing parties (i.e., all parties to the arbitration other than the losing party) in the arbitration, and shall further provide for the payment by the losing party of interest on said award at the same rate as interest is payable by the Licensor to the Creditors under the Financing Agreements (in the event that the Completion Guarantor is the losing party, subject to the terms and conditions of the Completion Guaranty) commencing on the date that Notification of Delivery was effected. The arbitrator shall immediately upon conclusion of the arbitration proceedings render and issue a written decision to all parties.
     d. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the federal and state courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award and irrevocably waives any objection that it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Each of the parties agrees to accept service of process for all arbitral proceedings in accordance with the Rules and to accept service of process for any judicial or other proceedings by any means permitted by law, and to the extent permitted by law, by registered mail. The Distributor waives application of the procedures for service of process pursuant to the Hague Convention for Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters.
     5. Notices. All notices, statements, and copies thereof, required to be given must be given in writing at the addresses for the parties set forth below, and delivered by hand, or by fax (with a copy by registered or certified mail, return receipt requested), and shall be deemed to have been given when personally delivered or, in the event of notice by fax, upon confirmation of transmittal or two (2) days after dispatch by the sending party. The addresses of the parties hereto (until notice of a change thereof is served as provided in this paragraph or pursuant to paragraph 7 below) shall be as follows:

To the Collection Agent:	General Electric Capital Corporation
2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: Greg Watts
Telecopy: (678) 624-7903

With a copy to:	General Electric Capital Corporation
201 Merritt Seven, 4th Floor
Norwalk, Connecticut 06851
Attention: Steve Burke
Telecopy: (203) 956-4547

With a copy to:	General Electric Capital Corporation
2325 Lakeview Parkway, Suite 700
Alpharetta, Georgia 30004
Attention: MCE Counsel
Telecopy: (678) 624-7902

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With a copy to:	Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026
Attention: Lawrence J. Ulman, Esq.
Telecopier: (310) 551-8741

To the Distributor:

Attn:

Fax No.:

To the Licensor:	The Film Department LLC
8439 Sunset Boulevard, 2nd Floor
Hollywood, California 90069
Attn: Messrs. Mark Gill and Neil Sacker
Fax No: (866) 311-4894

With a copy to:	Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, California 90067
Attn: Susan Williams
Fax No: (310) 282-2200

To Completion Guarantor:

Attn.:

Fax No.:

     6. Inconsistency. In the event of any inconsistency between this Agreement and the Distribution Agreement, the provisions of this Agreement shall control, including, without limitation, the provisions herein regarding the terms and conditions for paying any of the Assigned Payments.
     7. Miscellaneous; Designation of New Collection Agent. This Agreement shall be governed by the laws of the State of California. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Without limiting the foregoing, the Distributor acknowledges that the Collection Agent party hereto on the date hereof may, in accordance with terms of the Financing Agreements, resign or be replaced at anytime. In such event, the Collection Agent party hereto on the date hereof (or any successor Collection Agent) shall give written notice to the Distributor that the then current Collection Agent has resigned or been replaced (which notice shall designate the new Collection Agent for the Creditors and the notice information required by paragraph 5 hereof). Upon receipt by the Distributor of such notice of replacement, the new Collection Agent designated thereby shall be deemed a party hereto as if such party were an original signatory hereto with all the rights incident thereto. The parties hereto

8

acknowledge and agree that this Agreement may be executed in counterparts, each of which shall be an original, and that facsimile or electronic copies hereof shall be treated as originals, fully binding and with full legal force and effect, and hereby waive any rights they may have to object to said treatment.
Signatures on next page

9

THE FILM DEPARTMENT LLC (“Licensor”)
By:
Its:

(“Distributor”)

By:
Its:

AGREED: GENERAL ELECTRIC CAPITAL CORPORATION (“Collection Agent”)
By:
Its:

(“Completion Guarantor”)

By:
Its:

10

SCHEDULE “1”
MINIMUM GUARANTEE
     U.S. $                     (                                         U.S. Dollars) (which amount shall be a net amount and shall not be subject to reduction of any kind, excluding the applicable territorial withholding tax) payable as follows:
     U.S. $                     (                                         U.S. Dollars) payable within fifteen (15) calendars days from execution of the Distribution Agreement;
     U.S. $                     (                                         U.S. Dollars) payable within fifteen (15) calendar days from notification by the Licensor, Completion Guarantor or Agent stating that [the materials for the Picture from which commercially acceptable release prints can be manufactured (at the Distributor’s own cost) are available] [Distributor has been provided with laboratory access to the film and sound materials identified on Schedule “2” attached hereto] (“Notification of Delivery”).

11

EXHIBIT H
FORM OF ACCREDITED INVESTOR LETTER

in connection with
the offering referred to below
Ladies and Gentlemen:
     We are delivering this letter in connection with the issuance and sale of $30,000,000 principal amount of Secured Second Lien Notes due 2014 (the “Notes”) issued by The Film Department LLC, a Delaware limited liability company (the “Company”), and Warrants to purchase Class C Units of The Film Department Holdings LLC, a Delaware limited liability company (“Holdings”), as described in the Securities Purchase Agreement dated as of June 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”; terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as therein defined), among the Company, Holdings, the Purchasers named therein and General Electric Capital Corporation, as Collateral Agent. We hereby confirm that:
          (1) We are an institutional “Accredited Investor” within the meaning of Rule 501(a)(l), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)
          (2) Any purchase of Notes or Warrants by us will be for our own account or the account of one or more other Accredited Investors as to which we exercise sole investment discretion;
          (3) We are not acquiring the Notes or Warrants for or on behalf of, and will not transfer the Notes or Warrants to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) except in accordance with applicable law;
          (4) We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes and Warrants, and we and any accounts for which we are acting are able to bear the economic risks of an entire loss of our or their investment in the Notes and Warrants;
          (5) We are not acquiring Notes or Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;
          (6) We have received a copy of the Securities Purchase Agreement and the Disclosure Documents referred to therein and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and Holdings and receive answers thereto, as we deem necessary to verify the information contained in the Securities Purchase Agreement and the Disclosure Documents; and
          (7) We acknowledge that neither the Notes nor Warrants have been registered under the Securities Act and that neither the Notes nor Warrants may be offered or sold within the United States or to, or for the benefit of, U.S. persons except as set forth below.
          We agree, on our own behalf and on behalf of each account for which we acquire any Notes or Warrants, that, the purchased Notes and/or Warrants may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act, as in effect on the date of the transfer of such Notes or Warrants, only (1) to the Company or Holdings, (2) to a person whom we reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (3) in a transaction meeting the requirements of Rule 144 under the Securities Act, (4) to an Accredited Investor that, prior to such transfer, furnishes the Company a signed letter containing certain representations and agreements relating to the registration of transfer of such Note or Warrant, as the case may be (the form of which is substantially the same as Exhibit H to the Securities Purchase Agreement), or based upon an opinion of counsel reasonably acceptable to the Company, (5) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act, (6) in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel reasonably acceptable to the Company or (7) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.
          We understand that the Company and Holdings will not be required to accept for registration of transfer any Notes or Warrants acquired by us, except upon presentation of evidence reasonably satisfactory to the Company and Holdings that the foregoing restrictions on transfer have been complied with. We further understand that the Notes and Warrants purchased by us will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes or Warrants from us a notice advising such person that resales of the Notes and Warrants are restricted as stated herein and that certificates representing the Notes and Warrants will bear a legend to that effect.
          We acknowledge that you, the Company, Holdings and others will rely upon our acknowledgements, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgements, representations or agreements herein cease to be accurate and complete.
          We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf or on behalf of any investor account for which we are acting as a fiduciary or agent.
          As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.
          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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